Exhibit 10(2)















                                      TRANCHE A
                                   CREDIT AGREEMENT


                               Dated as of June 7, 1995


                                        among


                                EMBASSY SUITES, INC.,
                                 as Initial Borrower,


                                 PROMUS HOTELS, INC.,
                             as the Subsequent Borrower,


                       CERTAIN SUBSIDIARIES AND RELATED PARTIES
                           FROM TIME TO TIME PARTY HERETO,
                                    as Guarantors,


                                 THE SEVERAL LENDERS
                            FROM TIME TO TIME PARTY HERETO


                                         AND


                            NATIONSBANK, N.A. (CAROLINAS),
                                       as Agent

                             TABLE OF CONTENTS
                             -----------------

                                                                   Page No.
                                                                   -------

SECTION 1   DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . .  2
     1.1    Definitions . . . . . . . . . . . . . . . . . . . . . . . .  2
     1.2    Computation of Time Periods . . . . . . . . . . . . . . .   28
     1.3    Accounting Terms  . . . . . . . . . . . . . . . . . . . .   28

SECTION 2   CREDIT FACILITIES . . . . . . . . . . . . . . . . . . . .   28
     2.1    Committed Revolving Loans . . . . . . . . . . . . . . . .   28
     2.2    Letter of Credit Subfacility  . . . . . . . . . . . . . .   31
     2.3    Swingline Loan Subfacility. . . . . . . . . . . . . . . .   35
     2.4    Competitive Loan Subfacility  . . . . . . . . . . . . . .   38

SECTION 3   OTHER PROVISIONS RELATING TO CREDIT FACILITIES  . . . . .   41
     3.1    Default Rate  . . . . . . . . . . . . . . . . . . . . . .   41
     3.2    Extension and Conversion  . . . . . . . . . . . . . . . .   41
     3.3    Reductions In Commitments and Prepayments . . . . . . . .   42
     3.4    Fees  . . . . . . . . . . . . . . . . . . . . . . . . . .   45
     3.5    Capital Adequacy  . . . . . . . . . . . . . . . . . . . .   46
     3.6    Inability To Determine Interest Rate  . . . . . . . . . .   47
     3.7    Illegality  . . . . . . . . . . . . . . . . . . . . . . .   47
     3.8    Requirements of Law . . . . . . . . . . . . . . . . . . .   48
     3.9    Taxes . . . . . . . . . . . . . . . . . . . . . . . . . .   49
     3.10   Indemnity . . . . . . . . . . . . . . . . . . . . . . . .   51
     3.11   Pro Rata Treatment  . . . . . . . . . . . . . . . . . . .   52
     3.12   Sharing of Payments . . . . . . . . . . . . . . . . . . .   53
     3.13   Place and Manner of Payments  . . . . . . . . . . . . . .   54
     3.14   Indemnification; Nature of Issuing Lender's Duties  . . .   55
     3.15   Replacement of Lenders  . . . . . . . . . . . . . . . . .   56
     3.16   Change of Lending Office  . . . . . . . . . . . . . . . .   57

SECTION 4   GUARANTY  . . . . . . . . . . . . . . . . . . . . . . . .   57
     4.1    The Guarantee . . . . . . . . . . . . . . . . . . . . . .   57
     4.2    Obligations Unconditional . . . . . . . . . . . . . . . .   58
     4.3    Reinstatement . . . . . . . . . . . . . . . . . . . . . .   59
     4.4    Certain Additional Waivers  . . . . . . . . . . . . . . .   59
     4.5    Remedies  . . . . . . . . . . . . . . . . . . . . . . . .   59
     4.6    Continuing Guarantee  . . . . . . . . . . . . . . . . . .   60
     4.7    Discharge of Guarantor  . . . . . . . . . . . . . . . . .   60

SECTION 5   CONDITIONS  . . . . . . . . . . . . . . . . . . . . . . .   60
     5.1    Conditions to Initial Extensions of Credit  . . . . . . .   60
     5.2 Conditions to Assignment to Hotel Inc., Release of Embassy Suites and Promus Co. and Initial Extensions of Credit to Hotel
            Inc.  . . . . . . . . . . . . . . . . . . . . . . . . . .   62
     5.3    Each Extension of Credit  . . . . . . . . . . . . . . . .   64

SECTION 6   REPRESENTATIONS AND WARRANTIES  . . . . . . . . . . . . .   65
     6.1    Financial Condition . . . . . . . . . . . . . . . . . . .   65
     6.2    No Change; Solvent  . . . . . . . . . . . . . . . . . . .   66
     6.3    Corporate and Partnership Existence; Compliance with Law    67

     6.4    Corporate and Partnership Power; Authorization; Enforceable
            Obligations . . . . . . . . . . . . . . . . . . . . . . .   67
     6.5    No Legal Bar  . . . . . . . . . . . . . . . . . . . . . .   68
     6.6    No Material Litigation  . . . . . . . . . . . . . . . . .   68
     6.7    No Default  . . . . . . . . . . . . . . . . . . . . . . .   68
     6.8    Ownership of Property; Liens  . . . . . . . . . . . . . .   68
     6.9    Intellectual Property . . . . . . . . . . . . . . . . . .   68
     6.10   No Burdensome Restrictions  . . . . . . . . . . . . . . .   69
     6.11   Taxes . . . . . . . . . . . . . . . . . . . . . . . . . .   69
     6.12   Federal Regulations . . . . . . . . . . . . . . . . . . .   69
     6.13   ERISA . . . . . . . . . . . . . . . . . . . . . . . . . .   69
     6.14   Investment Company Act; Other Regulations . . . . . . . .   70
     6.15   Subsidiaries  . . . . . . . . . . . . . . . . . . . . . .   70
     6.16   Purpose of Loans  . . . . . . . . . . . . . . . . . . . .   71
     6.17   Environmental Matters . . . . . . . . . . . . . . . . . .   71

SECTION 7   AFFIRMATIVE COVENANTS . . . . . . . . . . . . . . . . . .   73
     7.1    Information Covenants.  . . . . . . . . . . . . . . . . .   73
     7.2    Preservation of Existence and Franchises  . . . . . . . .   75
     7.3    Books and Records . . . . . . . . . . . . . . . . . . . .   75
     7.4    Compliance with Law . . . . . . . . . . . . . . . . . . .   75
     7.5    Payment of Taxes and Other Indebtedness . . . . . . . . .   75
     7.6    Insurance . . . . . . . . . . . . . . . . . . . . . . . .   76
     7.7    Maintenance of Property . . . . . . . . . . . . . . . . .   76
     7.8    Performance of Obligations  . . . . . . . . . . . . . . .   76
     7.9    Use of Proceeds . . . . . . . . . . . . . . . . . . . . .   76
     7.10   Audits/Inspections  . . . . . . . . . . . . . . . . . . .   76
     7.11   Financial Covenants . . . . . . . . . . . . . . . . . . .   76
     7.12   Additional Credit Parties . . . . . . . . . . . . . . . .   77

SECTION 8   NEGATIVE COVENANTS  . . . . . . . . . . . . . . . . . . .   78
     8.1    Indebtedness  . . . . . . . . . . . . . . . . . . . . . .   78
     8.2    Liens . . . . . . . . . . . . . . . . . . . . . . . . . .   81
     8.3    Nature of Business  . . . . . . . . . . . . . . . . . . .   81
     8.4    Consolidation, Merger, Sale or Purchase of Assets . . . .   81
     8.5    Investments . . . . . . . . . . . . . . . . . . . . . . .   83
     8.6    Prepayments of Indebtedness . . . . . . . . . . . . . . .   84
     8.7    Transactions with Affiliates  . . . . . . . . . . . . . .   84
     8.8    Fiscal Year . . . . . . . . . . . . . . . . . . . . . . .   84
     8.9    No Dividend Restrictions  . . . . . . . . . . . . . . . .   85

SECTION 9   EVENTS OF DEFAULT . . . . . . . . . . . . . . . . . . . .   85
     9.1    Events of Default . . . . . . . . . . . . . . . . . . . .   85
     9.2    Acceleration; Remedies  . . . . . . . . . . . . . . . . .   88

SECTION 10  AGENCY PROVISIONS . . . . . . . . . . . . . . . . . . . .   89
     10.1   Appointment . . . . . . . . . . . . . . . . . . . . . . .   89
     10.2   Delegation of Duties  . . . . . . . . . . . . . . . . . .   90
     10.3   Exculpatory Provisions  . . . . . . . . . . . . . . . . .   90
     10.4   Reliance on Communications  . . . . . . . . . . . . . . .   91
     10.5   Notice of Default . . . . . . . . . . . . . . . . . . . .   91
     10.6   Non-Reliance on Agent and Other Lenders . . . . . . . . .   91
     10.7   Indemnification . . . . . . . . . . . . . . . . . . . . .   92
     10.8   Agent in its Individual Capacity  . . . . . . . . . . . .   93
     10.9   Successor Agent . . . . . . . . . . . . . . . . . . . . .   93

SECTION 11  MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . .   94
     11.1   Notices . . . . . . . . . . . . . . . . . . . . . . . . .   94
     11.2   Right of Set-Off  . . . . . . . . . . . . . . . . . . . .   95
     11.3   Benefit of Agreement  . . . . . . . . . . . . . . . . . .   95
     11.4   No Waiver; Remedies Cumulative  . . . . . . . . . . . . .   99
     11.5   Payment of Expenses, etc  . . . . . . . . . . . . . . . .   99
     11.6   Amendments, Waivers and Consents  . . . . . . . . . . . .  100
     11.7   Counterparts  . . . . . . . . . . . . . . . . . . . . . .  101
     11.8   Headings  . . . . . . . . . . . . . . . . . . . . . . . .  102
     11.9   Survival  . . . . . . . . . . . . . . . . . . . . . . . .  102
     11.10  Governing Law; Submission to Jurisdiction; Venue  . . . .  102
     11.11  Severability  . . . . . . . . . . . . . . . . . . . . . .  102
     11.12  Entirety  . . . . . . . . . . . . . . . . . . . . . . . .  103
     11.13  Survival  . . . . . . . . . . . . . . . . . . . . . . . .  103
     11.14  Knowledge Standard  . . . . . . . . . . . . . . . . . . .  103
     11.15  Confidentiality . . . . . . . . . . . . . . . . . . . . .  103
     11.16  Agent's and Lender's Covenant . . . . . . . . . . . . . .  104

                                 TRANCHE A
                              CREDIT AGREEMENT



     THIS TRANCHE A CREDIT AGREEMENT dated as of June 7, 1995 (as amended, modified and extended from time to time, the "Credit Agreement" and
                                              ----------------
sometimes, this "Credit Agreement"), is by and among EMBASSY SUITES, INC.,
                 ----------------
a Delaware corporation as the initial Borrower, and PROMUS HOTELS, INC., a Delaware corporation, as assignee and subsequent Borrower upon satisfaction of the conditions set forth in Section 5.2 (the applicable Borrower hereunder being referred to as the "Borrower"), THE PROMUS COMPANIES
                                    --------
INCORPORATED, a Delaware corporation as an initial guarantor subject to release upon satisfaction of the conditions set forth in Section 5.2, and PROMUS HOTEL CORPORATION, a Delaware corporation as a guarantor (such applicable parent company guarantor hereunder being referred to as the "Parent Company") and those certain Subsidiaries and related parties
 --------------
identified as "Guarantors" on the signature pages hereto and such other Subsidiaries as may from time to time become a Guarantor hereunder (together with the applicable Parent Company, the "Guarantors"), the
                                                   ----------
several lenders identified on the signature pages hereto and such other lenders as may from time to time become a party hereto (the "Lenders") and
                                                             -------
NATIONSBANK, N.A. (CAROLINAS), as agent for the Lenders (in such capacity, the "Agent").
     -----

                            W I T N E S S E T H

     WHEREAS, Embassy Suites, Inc. ("Embassy Suites") and its parent
                                     --------------
company, The Promus Companies Incorporated ("Promus Co."), have proposed a
                                             ----------
reorganization of their corporate structure as more particularly described in the Proxy Statement (the "Reorganization") whereby, among other things,
                             --------------
(i) certain hotel related assets and liabilities will be transferred to Promus Hotels, Inc. ("Hotel Inc."), a newly formed and wholly-owned
                      ----------
subsidiary of Promus Hotel Corporation ("Hotel Corp."), a newly formed and
                                         -----------
wholly-owned subsidiary of Embassy Suites, (ii) Embassy Suites will enter into this Tranche A Credit Agreement and the Tranche B Credit Agreement (hereafter the Tranche A Credit Agreement and the Tranche B Credit Agreement may be referred to collectively as the "Hotel Facility") and make
                                                  --------------
initial borrowings hereunder and/or thereunder, (iii) Embassy Suites will assign to Hotel Inc. and Hotel Inc. will assume from Embassy Suites the Hotel Facility, and Embassy Suites and Promus Co. will be released from liability as the initial Borrower and an initial guarantor, respectively, under the Hotel Facility as provided herein and in the Tranche B Credit Agreement, (iv) Embassy Suites will dividend the stock of Hotel Corp. to Promus Co. which will dividend such stock to its public shareholders (the "Distribution");
 ------------

     WHEREAS, Embassy Suites has requested that the Lenders provide a $350,000,000 Hotel Facility consisting of a

$300,000,000 five year revolving credit facility under this Tranche A Credit Agreement and a $50,000,000 364-day revolving credit facility under the Tranche B Credit Agreement for the purposes hereinafter set forth; and

     WHEREAS, the Lenders have agreed to make the requested Hotel Facility available on the terms and conditions set forth herein and in the Tranche B Credit Agreement.

     NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:


                                 SECTION 1

                                DEFINITIONS
                                -----------

     1.1  Definitions.  As used herein, the following terms shall have the
          -----------
meanings herein specified unless the context otherwise requires. Defined terms herein shall include in the singular number the plural and in the plural number the singular:

          "Additional Credit Party" means each Person that becomes a
           -----------------------
     Guarantor after the Closing Date by execution of a Joinder Agreement.

          "Affiliate" means, with respect to any Person, any other Person
           ---------
     directly or indirectly controlling (including but not limited to all directors and officers of such Person), controlled by or under direct or indirect common control with such Person. A Person shall be deemed to control an entity if such Person possesses, directly or indirectly, the power (i) to vote 10% or more of the securities or other ownership interests having ordinary voting power for the election of directors of such corporation or the members of the managing body of such Person or (ii) to direct or cause direction of the management and policies of such corporation or other entity, whether through the ownership of voting securities, by contract or otherwise.

          "Agent" means NationsBank, N.A. (Carolinas) and any successors
           -----
     and permitted assigns in such capacity.

          "Agent's Fee Letter" means the letter agreement dated as of March
           ------------------
     1, 1995 among NationsBank, N.A. (Carolinas), NationsBanc Capital Markets, Inc., Promus Co. and Embassy Suites, as amended, modified, supplemented or replaced from time to time.

          "Agent's Fees" means such term as defined in Section 3.4(c).
           ------------

          "Applicable Percentage" means, for any day, the rate per annum
           ---------------------
     set forth below opposite the applicable Level Period then in effect, it being understood that the Applicable Percentage for (i) Base Rate Loans shall be the percentage set forth under the column "Base Rate Margin", (ii) Eurodollar Loans shall be the percentage set forth under the column "Eurodollar Margin", (iii) the Commitment Fee shall be the percentage set forth under the column "Commitment Fee" and (iv) the Letter of Credit Fee shall be the percentage set forth under the column "Letter of Credit Fee":
                                                            Letter of
           Level       Base Rate  Eurodollar   Commitment    Credit
          Period        Margin      Margin        Fee          Fee

      Level I Period      0%         .25%        .125%        .25%

      Level II            0%         .30%         .15%        .30%
      Period
      Level III           0%         .35%         .20%        .35%
      Period

      Level IV            0%         .50%         .25%        .50%
      Period
      Level V Period      0%        .6875%       .3125%      .6875%

     In the event the applicable Level Period is determined by reference to clause (i) of the definitions of "Level I Period", "Level II Period", "Level III Period", "Level IV Period" and "Level V Period", the Applicable Percentage shall be adjusted for all purposes as soon as reasonably practicable, but in no event later than 5 days, after the date of receipt by the Agent of notice of a change in the applicable debt rating. In the event the applicable Level Period is determined by reference to clause (ii) of the definitions of "Level I Period", "Level II Period", "Level III Period", "Level IV Period" and "Level V Period", the Applicable Percentage shall be adjusted for all purposes quarterly as soon as reasonably practicable, but not later than 5 days, after the date of receipt by the Agent of the quarterly financial information in accordance with the provisions of Section 7.1(b) together with a calculation by the Borrower of the Leverage Ratio for the period ending on the last day of the most recent fiscal quarter.

          "Assignment and Assumption" means the assignment of the
           -------------------------
     obligations of Embassy Suites hereunder by Embassy Suites and the assumption of such obligations by Hotel Inc. pursuant to the terms of
     Section 11.3(b).

          "Audobon Woods" means such term as defined in the Proxy
           -------------
     Statement.

          "Bankruptcy Code" means the Bankruptcy Code in Title 11 of the
           ---------------
     United States Code, as amended, modified, succeeded or replaced from time to time.

          "Base Rate" means, for any day, the rate per annum (rounded
           ---------
     upwards, if necessary, to the nearest whole multiple of 1/100 of 1%) equal to the greater of (a) the Federal Funds Rate in effect on such day plus  1/2 of 1% or (b) the Prime Rate in effect on such day.  If for
         ----
     any reason the Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable after due inquiry to ascertain the Federal Funds Rate for any reason, including the inability or failure of the Agent to obtain sufficient quotations in accordance with the terms hereof, the Base Rate shall be determined without regard to clause (a) of the first sentence of this definition until the circumstances giving rise to such inability no longer exist. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Rate shall be effective on the effective date of such change in the Prime Rate or the Federal Funds Rate, respectively.

          "Base Rate Loan" means any Loan bearing interest at a rate
           --------------
     determined by reference to the Base Rate.

          "Borrower" means, prior to the time of effectiveness of the
           --------
     Assignment and Assumption, Embassy Suites, and after the time of effectiveness of the Assignment and Assumption, Hotel Inc.

          "Business" means such term as defined in Section 6.17(a).
           --------

          "Business Day" means a day other than a Saturday, Sunday or other
           ------------
     day on which commercial banks in Charlotte, North Carolina and New York, New York are authorized or required by law to close, except
                                                                ------
     that, when used in connection with a Eurodollar Loan, such day shall
     ----
     also be a day on which dealings between banks are carried on in U.S. dollar deposits in London, England and New York, New York.

          "Capital Expenditures" means all expenditures for property, plant
           --------------------
     and equipment which in accordance with GAAP would be so classified on a Statement of Cash Flows (or Statement of Sources and Uses).

          "Capital Lease" means any lease of property, real or personal,
           -------------
     the obligations with respect to which are required to be capitalized on a balance sheet of the lessee in accordance with GAAP.

          "Closing Date" means the date of the occurrence of the
           ------------
     Distribution, but not in any event later than 90 days after the date of this Credit Agreement.

          "Code" means the Internal Revenue Code of 1986, as amended from
           ----
     time to time.

          "Commitment" means the Revolving Commitment, the LOC Commitment
           ----------
     and the Swingline Commitment, individually or collectively, as appropriate.

          "Commitment Fee" means such term as defined in Section 3.4(a).
           --------------

          "Commitment Percentage" means the Revolving Commitment Percentage
           ---------------------
     or the LOC Commitment Percentage, as appropriate.

          "Committed Revolving Loans" means such term as defined in Section
           -------------------------
     2.1(a).

          "Committed Revolving Note" or "Committed Revolving Notes" means
           ------------------------      -------------------------
     the promissory notes of the Borrower in favor of each of the Lenders evidencing the Committed Revolving Loans provided pursuant to Section 2.1(e), individually or collectively, as appropriate, as such promissory notes may be amended, modified, supplemented, extended, renewed or replaced from time to time.

          "Commonly Controlled Entity" means an entity, whether or not
           --------------------------
     incorporated, which is under common control with the Borrower within the meaning of Section 4001(a)(14)(B) of ERISA or is part of a group which includes the Borrower and which is treated as a single employer under Section 414(b), (c) or (m) of the Code.

          "Competitive Bid" means an offer by a Lender to make a
           ---------------
     Competitive Loan pursuant to the terms of Section 2.4(c).

          "Competitive Bid Rate" means, as to any Competitive Bid made by a
           --------------------
     Lender in accordance with the provisions of Section 2.4, the fixed rate of interest offered by the Lender making the Competitive Bid.

          "Competitive Bid Request" means a request by the Borrower for
           -----------------------
     Competitive Bids in accordance with the provisions of Section 2.4(b), a form of which is attached at Schedule 2.4(b)-1.
                                    -----------------

          "Competitive Bid Request Fee" means the administrative fee
           ---------------------------
     payable to the Agent, if any, in connection with a Competitive Bid Request as provided in the Agent's Fee Letter.

          "Competitive Loan" means a loan made by a Lender pursuant to the
           ----------------
     provisions of Section 2.4.

          "Competitive Loan Lenders" means, at any time, those Lenders
           ------------------------
     which have Competitive Loans outstanding.

          "Competitive Loan Maximum Amount" means such term as defined in
           -------------------------------
     Section 2.4(a).

          "Competitive Loan Note" or "Competitive Loan Notes" means the
           ---------------------      ----------------------
     promissory notes of the Borrower in favor of each of the Lenders evidencing the Competitive Loans, if any, provided pursuant to Section 2.4(h), individually or collectively, as appropriate, as such promissory notes may be amended, modified, supplemented, extended, renewed or replaced from time to time.

          "Consolidated Adjusted EBITDA" means, for any period, the amount
           ----------------------------
     equal to (i) the sum of Consolidated Net Income for such period plus
                                                                     ----
     Consolidated Interest Expense for such period to the extent deducted in the calculation of Consolidated Net Income plus all provisions for
                                                   ----
     any Federal, state or other income taxes plus depreciation and
                                              ----
     amortization, in each case for the Parent Company and its Subsidiaries on a consolidated basis, but excluding in each case the portion of such components attributable to Joint Ventures, determined in accordance with GAAP plus (ii) all cash distributions from Joint
                          ----
     Ventures received by the Parent Company, the Borrower or any of their respective Subsidiaries for such period. For the portion of any such period which is prior to the Closing Date, Consolidated Adjusted EBITDA shall be calculated with respect to the Hotel Inc. Business.

          "Consolidated Fixed Charge Coverage Ratio" means the ratio of
           ----------------------------------------
     Consolidated Net Income Available for Fixed Charges to Consolidated Fixed Charges.

          "Consolidated Fixed Charges" means, for any period, without
           --------------------------
     duplication, the sum of (i) all Rentals (other than Rentals on Capitalized Leases) payable during such period, (ii) the cash portion of Consolidated Interest Expense during such period, (iii) the cash payment portion of current maturities of Funded Debt, and (iv) all cash Dividends paid in such period, in each case for the Parent Company and its Subsidiaries on a consolidated basis determined in accordance with GAAP. For the portion of any such period which is prior to the Closing Date, Consolidated Fixed Charges shall be calculated with respect to the Hotel Inc. Business.

          "Consolidated Funded Debt" means Funded Debt of the Parent
           ------------------------
     Company and its Subsidiaries on a consolidated basis determined in accordance with GAAP.

          "Consolidated Interest Expense" means, for any period, all
           -----------------------------
     interest expense, including the amortization of debt discount and premium and the interest component under Capital Leases for the Parent Company and its Subsidiaries on a consolidated basis determined in accordance with GAAP. For the portion of any such period which is prior to the Closing Date, Consolidated Interest Expense shall be calculated with respect to the Hotel Inc. Business based upon an annualization of actual interest expense for the portion of such period elapsed since the Closing Date.

          "Consolidated Legal Entity Assets" means, for any Person and its
           --------------------------------
     Subsidiaries as of any date of determination, the total assets of such Person and its Subsidiaries on a consolidated basis as reflected in the most recent tax return of such Person.

          "Consolidated Legal Entity EBITDA" means, for any Person and its
           --------------------------------
     Subsidiaries as of any date of determination, the sum of (i) net income (excluding for purposes hereof extraordinary gains or losses and any taxes on such excluded gains and any tax deductions or credits on account of any such excluded losses), plus (ii) interest expense
                                              ----
     (including the amortization of debt discount and premium and the interest component under Capital Leases), plus (iii) Federal, state or
                                               ----
     other income taxes, plus (iv) depreciation and amortization, in each
                         ----
     case for such Person and its Subsidiaries on a consolidated basis as reflected in the most recent tax return of such Person and for the period covered by such tax return.

          "Consolidated Legal Entity Gross Revenues" means, for any Person
           ----------------------------------------
     and its Subsidiaries as of any date of determination, the gross revenues of such Person and its Subsidiaries on a consolidated basis as reflected in the most recent tax return of such Person and for the period covered by such tax return.

          "Consolidated Net Income" means, for any period, the net income
           -----------------------
     of the Parent Company and its Subsidiaries on a consolidated basis determined in accordance with GAAP, but excluding for purposes hereof extraordinary gains or losses, and any taxes on such excluded gains and any tax deductions or credits on account of any such excluded losses. For the portion of any such period which is prior to the Closing Date, Consolidated Net Income shall be calculated with respect to the Hotel Inc. Business.

          "Consolidated Net Income Available for Fixed Charges" means, for
           ---------------------------------------------------
     any period, the sum of Consolidated Adjusted EBITDA minus Capital
                                                         -----
     Expenditures made or incurred (excluding, for purposes hereof, up to $27,000,000 of Capital Expenditures for Audobon Woods during fiscal year 1995) plus Rentals, in each case for the Parent Company and its
                ----
     Subsidiaries on a consolidated basis determined in accordance with GAAP. For the portion of any such period which is prior to the Closing Date, Consolidated Net Income Available for Fixed Charges shall be calculated with respect to the Hotel Inc. Business.

          "Consolidated Net Worth" means total stockholders' equity for the
           ----------------------
     Parent Company and its Subsidiaries on a consolidated basis as determined in accordance with GAAP.

          "Contractual Obligation" means, as to any Person, any provision
           ----------------------
     of any material security issued by such Person or of any material agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

          "Credit Date" means (i) the date of each request for Extension of
           -----------
     Credit pursuant to a Notice of Borrowing or a Notice of Conversion, in the case of Committed Revolving Loans and Swingline Loans, a notice of request for issuance or extension of a Letter of Credit in accordance with the provisions of Section 2.2(a), in the case of Letters of Credit, and a Competitive Bid Request, in the case of Competitive Loans, and (ii) the date of any such Extension of Credit relating thereto.

          "Credit Documents" means this Credit Agreement, the Notes, the
           ----------------
     Pledge Agreement, the Assignment and Assumption, any Joinder
     Agreements and all other related agreements and documents issued or delivered hereunder or thereunder or pursuant hereto or thereto.

          "Credit Party" means any of the Borrower and the Guarantors.
           ------------

          "Credit Party Obligations" means, without duplication, all of the
           ------------------------
     obligations of the Borrower and the other Credit Parties to the Lenders and the Agent, whenever arising, under this Credit Agreement, the Notes or any of the other Credit Documents to which the Borrower or any other Credit Party is a party.

          "Currency Protection Agreement" shall mean any foreign exchange
           -----------------------------
     contract, currency swap agreement or other financial agreement or arrangement designed to protect against fluctuations in currency values.

          "Default" means any event, act or condition which with notice or
           -------
     lapse of time, or both, would constitute an Event of Default.

          "Defaulting Lender" means, at any time, any Lender that, at such
           -----------------
     time (a) has failed to make a Loan, issue a Letter of Credit or fund a Participation Interest required pursuant to the term of this Credit Agreement, (b) has failed to pay to the Agent or any Lender an amount owed by such Lender pursuant to the terms of this Credit Agreement or
     (c) has been deemed insolvent or has become subject to a bankruptcy or insolvency proceeding or to a receiver, trustee or similar official.

          "Disqualified Stock" means any capital stock which, by its terms
           ------------------
     (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part on, or prior to, or is exchangeable for debt securities of the Parent Company or any of its Subsidiaries prior to, the first anniversary of the Termination Date.

          "Distribution" means such term as defined in the Recitals hereto.
           ------------

          "Dividends" means any payment, distribution or dividend (other
           ---------
     than a dividend or distribution payable solely in stock of the Person making such payment, distribution or dividend) on, or any payment on account of the purchase, redemption or retirement of, or any other distribution in respect of, any shares of any class of stock or other ownership interest in a Person (including any such payment or distribution in cash or in property or obligations).

          "Dollars" and "$" means dollars in lawful currency of the United
           -------       -
     States of America.

          "Effective Date of Assignment" means such term as defined in
           ----------------------------
     Section 11.3(b).

          "Eligible Assignee" means (A) (i) a commercial bank organized
           -----------------
     under the laws of the United States or any state thereof and (ii) a commercial bank organized under the laws of any other country, or a political subdivision thereof, provided that (a) such bank is acting through a branch or agency located in the United States or (b) such bank is organized under the laws of a country that is a member of the Organization for Economic Cooperation and Development or a political subdivision of such country, in each case (under clauses (i) and (ii) above) that is reasonably acceptable to the Agent and the Borrower and
     (B) any Lender or its parent company or any affiliate of such Lender which is at least 50% owned by such Lender or its parent company. It shall be deemed reasonable for the Borrower to refuse to accept as an "Eligible Assignee" any entity the inclusion of which as a Lender hereunder would be reasonably likely to increase amounts payable by the Borrower under Sections 3.5, 3.8, 3.9 or 3.10 or give rise to the circumstances described in Section 3.6.

          "Eligible Participant" means any entity satisfying the
           --------------------
     requirements set forth in the first sentence of the definition of "Eligible Assignee" other than the requirement for the Borrower's approval.

          "Embassy Suites" means Embassy Suites, Inc., a Delaware
           --------------
     corporation and the initial Borrower under this Credit Agreement subject to release upon satisfaction of the conditions set out in
     Section 5.2.

          "Environmental Laws" shall mean any and all lawful and applicable
           ------------------
     Federal, state, local and foreign statutes, laws, regulations, ordinances, codes, rules, judgments, orders, decrees, permits, licenses or other governmental restrictions relating to the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes.

          "Equity Transaction" means (i) the issuance by the Borrower or
           ------------------
     any of its Subsidiaries of new shares of its capital stock, unless such new shares are being issued in exchange for an ownership interest in another Person or in exchange for substantially all of the assets of another Person in connection with an acquisition permitted by
     Section 8.4(c), (ii) an issuance by the Borrower or any of its Subsidiaries of any shares of its capital stock pursuant to the exercise of options or warrants and (iii) an issuance by the Borrower or any of its Subsidiaries of any shares of its capital stock pursuant to the conversion of any debt securities (including without limitation any Subordinated Debt) to equity.

          "ERISA" means the Employee Retirement Income Security Act of
           -----
     1974, as amended from time to time, and the regulations promulgated and the rulings issued thereunder.

          "Eurodollar Loan" means any Loan bearing interest at a rate
           ---------------
     determined by reference to the Eurodollar Rate.

          "Eurodollar Rate" means, for the Interest Period for each
           ---------------
     Eurodollar Loan comprising part of the same borrowing (including conversions, extensions and renewals), a per annum interest rate determined pursuant to the following formula:

          Eurodollar Rate =         Interbank Offered Rate
                              ----------------------------------
                               1 - Eurodollar Reserve Percentage

          "Eurodollar Reserve Percentage" means for any Interest Period,
           -----------------------------
     the average daily percentage (expressed as a decimal) which is in effect from time to time during such Interest Period under Regulation D of the Board of Governors of the Federal Reserve System (or any successor), as such regulation may be amended from time to time or any successor regulation, as the maximum reserve requirement (including, without limitation, any basic, supplemental, emergency, special, or marginal reserves) applicable with respect to Eurocurrency liabilities as that term is defined in Regulation D (or against any other category of liabilities that includes deposits by reference to which the interest rate of Eurodollar Loans is determined), whether or not any Lender has any Eurocurrency liabilities subject to such reserve requirement at that time. Eurodollar Loans shall be deemed to constitute Eurocurrency liabilities and as such shall be deemed subject to reserve requirements without benefits of credits for proration, exceptions or offsets that may be available from time to time to a Lender. The Eurodollar Rate shall be adjusted automatically on and as of the effective date of any change in the Eurodollar Reserve Percentage.

          "Event of Default" means such term as defined in Section 9.1.
           ----------------

          "Excluded Taxes" means such term as is defined in Section 3.9(a).
           --------------

          "Existing Letters of Credit" means those Letters of Credit
           --------------------------
     outstanding on the Closing Date and identified on Schedule 2.2(a).
                                                       ---------------

          "Extension of Credit" means, as to any Lender, the making of a
           -------------------
     Loan by such Lender or the issuance of, or participation in, a Letter of Credit by such Lender.

          "Federal Funds Rate" means, for any day, the rate of interest per
           ------------------
     annum (rounded upwards, if necessary, to the nearest whole multiple of 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (A) if such day is not a Business Day, the
               --------
     Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day and (B) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate quoted to the Agent on such day on such transactions as determined by the Agent.

          "Form 10" means the registration statement on Form 10 filed with
           -------
     and declared effective by the Securities and Exchange Commission in respect of the Distribution.

          "Former Plan" means any employee benefit plan in respect of which
           -----------
     the Borrower or a Commonly Controlled Entity has engaged in a transaction described in Section 4069 or Section 4212(c) of ERISA and with respect to which transaction the Borrower or Commonly Controlled Entity, as applicable, has as its principal purpose the evasion of liability described in such sections.

          "Funded Debt" shall mean, with respect to any Person, without
           -----------
     duplication, (i) all indebtedness of such Person for
     borrowed money, (ii) all purchase money indebtedness of such Person, including, without limitation, the principal portion of all obligations of such Person under Capital Leases and (iii) the amount of any Qualified Stock; provided that, "Funded Debt" shall not include
                             --------        -----------
     indebtedness owing under or in connection with Joint Ventures to the extent such indebtedness is Non-Recourse Indebtedness. The Funded Debt of any Person shall include the Funded Debt of any partnership or joint venture in which such Person is a general partner (except as set forth in the preceding proviso).

          "GAAP" means generally accepted accounting principles in the
           ----
     United States.

          "Government Acts" means such term as defined in Section 3.14(a).
           ---------------

          "Governmental Authority" means any Federal, state, local or
           ----------------------
     foreign court or governmental agency, authority, instrumentality or regulatory body.

          "Guarantor" means Promus Co. as an initial Guarantor subject to
           ---------
     release upon satisfaction of the conditions set out in Section 5.2 and each of the other Persons identified as a "Guarantor" on the signature pages hereto, and each other Additional Credit Party, together with their successors and permitted assigns.

          "Guaranty Obligations" means, with respect to any Person, without
           --------------------
     duplication, any obligations of such Person (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) guaranteeing or intended to guarantee any Indebtedness of any other Person in any manner, whether direct or indirect, and including, without limitation, any obligation, whether or not contingent, (i) to purchase any such Indebtedness or any Property constituting security therefor, (ii) to advance or provide funds or other support for the payment or purchase of any such Indebtedness or to maintain working capital, solvency or other balance sheet condition of such other Person (including, without limitation, keep well agreements, maintenance agreements, comfort letters or similar agreements or arrangements) for the benefit of any holder of Indebtedness of such other Person, (iii) to lease or purchase Property, securities or services primarily for the purpose of assuring the holder of such Indebtedness, or (iv) to otherwise assure or hold harmless the holder of such Indebtedness against loss in respect thereof. The amount of any Guaranty Obligation hereunder shall (subject to any limitations set forth therein) be deemed to be an amount equal to the outstanding principal amount (or maximum principal amount, if larger) of the Indebtedness in respect of which such Guaranty Obligation is made.

          "Hotel Corp." means Promus Hotel Corporation, a Delaware
           -----------
     corporation and a Guarantor under this Credit Agreement upon satisfaction of the conditions set out in Section 5.2.

          "Hotel Facility" means such term as defined in the Recitals
           --------------
     hereto.

          "Hotel Inc." means Promus Hotels, Inc., a Delaware corporation
           ----------
     and the subsequent Borrower under this Credit Agreement upon satisfaction of the conditions set out in Section 5.2.

          "Hotel Inc. Assignment and Assumption Agreement" means the
           ----------------------------------------------
     Assignment, Assumption and Release Agreement among Embassy Suites, Hotel Inc. and the Agent, substantially in the form of Schedule
                                                            --------
     11.3(b).
     -------

          "Hotel Inc. Business" means the "Hotel Business" described under
           -------------------
     the subheading "PHC Business and Properties" under the heading "The Distribution" in the Proxy Statement.

          "Indebtedness" of any Person shall mean, without duplication, (i)
           ------------
     all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, or upon which interest payments are customarily made, (iii) all obligations of such Person under conditional sale or other title retention agreements relating to Property purchased by such Person (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business), (iv) all obligations, including, without limitation, intercompany items, of such Person issued or assumed as the deferred purchase price of Property or services purchased by such Person (other than trade debt incurred in the ordinary course of business) which would appear as liabilities on a balance sheet of such Person, (v) all obligations of such Person under take-or-pay arrangements or under commodities agreements, (vi) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds or production from, Property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (vii) all Guaranty Obligations of such Person, (viii) the principal portion of all obligations of such Person under Capital Leases, (ix) all obligations of such Person in respect of interest rate protection agreements, foreign currency exchange agreements, commodity purchase or option agreements or other interest or exchange rate or commodity price hedging agreements, (x) the maximum amount of all letters of credit issued or bankers' acceptances facilities created for the account of such Person and, without duplication, all drafts drawn thereunder (to the extent unreimbursed), and (xi) the amount of any

     Disqualified Stock. The Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner (except to the extent any such Indebtedness is Non-Recourse Indebtedness).

          "Insolvency" means with respect to any Multiemployer Plan, the
           ----------
     condition that such Plan is insolvent within the meaning of Section 4245(b)(i) of ERISA.

          "Insolvent" means pertaining to a condition of Insolvency.
           ---------

          "Interbank Offered Rate" means, with respect to any Eurodollar
           ----------------------
     Loan for the Interest Period applicable thereto, (i) the interest rate per annum for deposits in Dollars for a maturity most nearly comparable to such Interest Period which appears on page 3740 or 3750, as applicable, of the Dow Jones Telerate Screen as of 11:00 A.M. (Charlotte, North Carolina time) on the day that is two (2) Business Days prior to the first day of such Interest Period or (ii) if such a rate does not appear on page 3750 of the Dow Jones Telerate Screen, an interest rate per annum (rounded to the next 1/1000th of 1%) equal to the rate at which deposits in Dollars approximately equal in principal amount to the Eurodollar Loan of the Agent, in its capacity as a Lender, included in such Eurodollar Loan, and for a maturity comparable to such Interest Period are offered to the principal London office of the Agent in immediately available funds in the London interbank market at approximately 11:00 A.M. (London time) on the date that is two (2) Business Days prior to the first day of such Interest Period. If no such offers or quotes are generally available for such amount, then the Agent shall be entitled to determine the Eurodollar Rate by estimating in its reasonable judgment the per annum rate (as described above) that would be applicable if such quote or offers were generally available.

          "Intercompany Indebtedness" means any Indebtedness of the Parent
           -------------------------
     Company, the Borrower or any of their respective Subsidiaries which is owing to another of such Persons.

          "Interest Payment Date" means (i) as to any Base Rate Loan, the
           ---------------------
     last day of each March, June, September and December, the date of repayment of principal of such Loan and the Termination Date, (ii) as to any Eurodollar Loan or any Competitive Loan, the last day of each Interest Period for such Loan and the Termination Date, and in addition where the applicable Interest Period is more than 3 months, then also on the date 3 months from the beginning of the Interest Period, and each 3 months thereafter. If an Interest Payment Date falls on a date which is not a Business Day, such Interest Payment Date shall be deemed to be the next succeeding Business Day, except
                                                                  ------
     that in the case of Eurodollar Loans where the next succeeding
     ----
     Business Day
     falls in the next succeeding calendar month, then on the next preceding Business Day.

          "Interest Period" means (i) with respect to any Eurodollar Loan,
           ---------------
     a period of one, two, three or six months' duration, as the Borrower may elect, commencing in each case on the date of the borrowing (including extensions and conversions) and (ii) with respect to any Competitive Loan, a period beginning on the date of borrowing and ending on the date specified in the respective Competitive Bid whereby the offer to make such Competitive Loan was extended, which shall be not less than 7 days nor more than 180 days' duration; provided,
                                                            --------
     however, (A) if any Interest Period would end on a day which is not a
     -------
     Business Day, such Interest Period shall be extended to the next succeeding Business Day (except that in the case of Eurodollar Loans, where the next succeeding Business Day falls in the next succeeding calendar month, then on the next preceding Business Day), (B) no Interest Period shall extend beyond the Termination Date, and (C) in the case of Eurodollar Loans, where an Interest Period begins on a day for which there is no numerically corresponding day in the calendar month in which the Interest Period is to end, such Interest Period shall, subject to clause (A) above, end on the last Business Day of such calendar month.

          "Interest Rate Protection Agreement" means any interest rate swap
           ----------------------------------
     agreement, interest rate cap agreement or other financial agreement or arrangement designed to protect against fluctuations in interest rates.

          "Investment", in any Person, shall mean any loan or advance to
           ----------
     such Person, any purchase or other acquisition of any capital stock, warrants, rights, options, obligations or other securities of such Person, or any capital contribution to such Person or any other similar investment in such Person.

          "Issuing Lender" means NationsBank, in its capacity as issuer of
           --------------
     any Letter of Credit, or such other Lender as to which the Borrower may request and such Lender may agree.

          "Joinder Agreement" means a Joinder Agreement substantially in
           -----------------
     the form of Schedule 7.12 hereto, executed and delivered by an
                 -------------
     Additional Credit Party in accordance with the provisions of Section
     7.12.

          "Joint Venture" means any corporation, general or limited
           -------------
     partnership or limited liability company in which the Parent Company, the Borrower or any of their respective Subsidiaries is a shareholder, partner or member which is not a Subsidiary of the Parent Company or the Borrower.

          "Lenders" means each of the Persons identified as a "Lender" on
           -------
     the signature pages hereto, and each Person which may become a Lender by way of assignment in accordance with the terms hereof, together with their successors and permitted assigns.

          "Letter of Credit" means the Existing Letters of Credit and any
           ----------------
     letter of credit issued by the Issuing Lender pursuant to the terms hereof, as such Letter of Credit may be amended, modified, extended, renewed or replaced from time to time.

          "Letter of Credit Fee" means such term as defined in Section
           --------------------
     3.4(b).

          "Level I Period" means a period during which (i) the Parent
           --------------
     Company and its consolidated Subsidiaries have an actual or implied senior unsecured long-term debt rating (without third party credit enhancement) of "BBB+" or better by S&P or "Baa1" or better by Moody's, or (ii) the Leverage Ratio for the period of four consecutive fiscal quarters ending on the last day of the most recent fiscal quarter shall be less than 1.25:1.0.

          "Level II Period" means a period during which a Level I Period
           ---------------
     does not exist and (i) the Parent Company and its consolidated Subsidiaries have an actual or implied senior unsecured long-term debt rating (without third party credit enhancement) of "BBB" or better by S&P or "Baa2" or better by Moody's, or (ii) the Leverage Ratio for the period of four consecutive fiscal quarters ending on the last day of the most recent fiscal quarter shall be less than 1.75:1.0 but greater than or equal to 1.25:1.0.

          "Level III Period" means a period during which neither a Level I
           ----------------
     Period nor a Level II Period shall exist and (i) the Parent Company and its consolidated Subsidiaries have an actual or implied senior unsecured long-term debt rating (without third party credit enhancement) of "BBB-" or better by S&P or "Baa3" or better by Moody's, or (ii) the Leverage Ratio for the period of four consecutive fiscal quarters ending on the last day of the most recent fiscal quarter shall be less than 2.25:1.0 but greater than or equal to 1.75:1.0.

          "Level IV Period" means a period during which none of a Level I
           ---------------
     Period, a Level II Period nor a Level III Period shall exist and (i) the Parent Company and its consolidated Subsidiaries have an actual or implied senior unsecured long-term debt rating (without third party credit enhancement) of "BB+" or better by S&P or "Ba1" or better by Moody's, or (ii) the Leverage Ratio for the period of four consecutive fiscal quarters ending on the last day of the most recent fiscal quarter shall be less than 2.75:1.0 but greater than or equal to 2.25:1.0.

          "Level V Period" means a period during which none of a Level I
           --------------
     Period, a Level II Period, a Level III Period nor a Level IV Period shall exist and (i) the Parent Company and its consolidated Subsidiaries have an actual or implied senior unsecured long-term debt rating (without third party credit enhancement) of "BB" or worse by S&P or "Ba2" or worse by Moody's, or (ii) the Leverage Ratio for the period of four consecutive fiscal quarters ending on the last day of the most recent fiscal quarter shall be greater than or equal to 2.75:1.0.

          "Leverage Ratio" means, for any period, the ratio of Consolidated
           --------------
     Funded Debt as of the end of such period to Consolidated Adjusted EBITDA for such period.

          "Lien" means any mortgage, pledge, hypothecation, assignment,
           ----
     deposit arrangement, security interest, encumbrance, lien (statutory or otherwise), preference, priority or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the Uniform Commercial Code as adopted and in effect in the relevant jurisdiction or other similar recording or notice statute, and any lease in the nature thereof).

          "Loan" or "Loans" means a Committed Revolving Loan, a Swingline
           ----      -----
     Loan and/or a Competitive Loan, as appropriate.

          "LOC Commitment" means the commitment of the Issuing Lender to
           --------------
     issue Letters of Credit and with respect to each Lender, the commitment of such Lender to purchase participation interests in the Letters of Credit up to such Lender's LOC Committed Amount as specified in Schedule 2.1(a), as such amount may be reduced from time
                  ---------------
     to time in accordance with the provisions hereof.

          "LOC Commitment Percentage" means, for each Lender a fraction
           -------------------------
     (expressed as a percentage) the numerator of which is the LOC Commitment of such Lender at such time and the denominator of which is the LOC Committed Amount at such time, provided that if the LOC
                                            --------
     Commitment Percentage of any Lender is to be determined after the LOC Committed Amount has been terminated, then the LOC Commitment Percentage of such Lender shall be determined immediately prior (and without giving effect) to such termination.

          "LOC Committed Amount" means, collectively, the aggregate amount
           --------------------
     of all of the LOC Commitments of the Lenders to issue and participate in Letters of Credit as referenced in Section 2.2 and, individually, the amount of each Lender's LOC Commitment as specified in Schedule
                                                                --------
     2.1(a).
     ------

          "LOC Documents" means, with respect to any Letter of Credit, such
           -------------
     Letter of Credit, any amendments thereto, any documents delivered in connection therewith, any application therefor, and any agreements, instruments, guarantees or other documents (whether general in application or applicable only to such Letter of Credit) governing or providing for (i) the rights and obligations of the parties concerned or at risk or (ii) any collateral security for such obligations.

          "LOC Obligations" means, at any time, the sum of (i) the maximum
           ---------------
     amount which is, or at any time thereafter may become, available to be drawn under Letters of Credit then outstanding, assuming compliance with all requirements for drawings referred to in such Letters of Credit plus (ii) the aggregate amount of all drawings under Letters of
            ----
     Credit honored by the Issuing Lender but not theretofore reimbursed.

          "Mandatory Borrowing" means such term as defined in Section
           -------------------
     2.2(e) and Section 2.3(b)(iii).

          "Material Adverse Effect" shall mean a material adverse effect on
           -----------------------
     (i) the financial condition, operations, business or prospects of the Parent Company, the Borrower and their Subsidiaries taken as a whole,
     (ii) the ability of the Borrower and the Guarantors taken as a whole to perform any material obligation under the Credit Documents or (iii) the material rights and remedies of the Agent and the Lenders under the Credit Documents.

          "Material Asset Sale" means the sale, lease or other disposition
           -------------------
     of an asset (other than non-hotel property or assets sold, leased or disposed of in the normal course of business) which either (i) together with all other such sales, leases or other dispositions of assets in the then current calendar year has a net book value in excess of ten percent (10%) of the consolidated assets of the Parent Company and its Subsidiaries at such time, or (ii) together with all other such sales, leases or other dispositions of assets since the Closing Date has a net book value in excess of twenty-five percent (25%) of the consolidated assets of the Parent Company and its Subsidiaries at such time; provided, however, that leases with a term
                                --------  -------
     of ten (10) years or less or which demise less than 100% of the subject asset shall not constitute leases of assets for purposes of this subparagraph. An Investment shall not constitute a "disposition" for purposes of this definition.

          "Material Environmental Amount" means any amount payable by the
           -----------------------------
     Parent Company, the Borrower or their Subsidiaries not subject to payment or reimbursement by another Person in respect of or under any Environmental Law for remedial costs, compliance costs, compensatory damages, punitive damages, fines, penalties or any combination thereof, that has a Material Adverse Effect.

          "Materials of Environmental Concern" means any gasoline or
           ----------------------------------
     petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including, without limitation, asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

          "Moody's" means Moody's Investors Service, Inc., or any successor
           -------
     or assignee of the business of such company in the business of rating securities.

          "Multiemployer Plan" means a Plan which is a multiemployer plan
           ------------------
     as defined in Section 4001(a)(3) of ERISA.

          "NationsBank" means NationsBank, N.A. (Carolinas) and its
           -----------
     successors.

          "Net Sale Proceeds" means for any Material Asset Sale, the gross
           -----------------
     cash proceeds (including any cash received by way of deferred payment pursuant to a promissory note receivable or otherwise, but only as and when received) received from such Material Asset Sale, net of reasonable transaction costs and payments of unassumed liabilities relating to the asset sold at the time of, or within sixty (60) days after, the date of such Material Asset Sale and the amount of such gross cash proceeds required to be used to repay any Indebtedness (other than Indebtedness owing under the Hotel Facility) which is secured by the respective assets which were sold.

          "Non-Excluded Taxes" means such term as defined in Section
           ------------------
     3.9(a).

          "Non-Guarantor Subsidiaries" means such term as defined in
           --------------------------
     Section 7.12.

          "Non-Investment Grade" means debt or equity interests which are
           --------------------
     not rated by S&P or Moody's or have a rating of less than "BBB-" by S&P or "Baa3" by Moody's.

          "Non-Recourse Indebtedness" means Indebtedness with respect to
           -------------------------
     which recourse for payment is limited to specific assets encumbered by a Lien securing such Indebtedness; provided, however, that personal
                                        --------  -------
     recourse of a holder of Indebtedness against any obligor with respect thereto for fraud, misrepresentation, misapplication of cash, waste and other circumstances customarily excluded from non-recourse provisions in non-recourse financing of real estate shall not, by itself, prevent any Indebtedness from being characterized as Non-Recourse Indebtedness.

          "Note" or "Notes" means the Committed Revolving Notes, the
           ----      -----
     Swingline Note and/or the Competitive Notes, collectively, separately or individually, as appropriate.

          "Notice of Borrowing" means the written notice of borrowing as
           -------------------
     referenced and defined in Section 2.1(b)(i) or Section 2.3(b)(i), as appropriate.

          "Notice of Conversion/Extension" means the written notice of
           ------------------------------
     extension or conversion as referenced and defined in Section 3.2.

          "Obligations" means, collectively, the Loans and LOC Obligations.
           -----------

          "PBGC" means the Pension Benefit Guaranty Corporation established
           ----
     under ERISA, and any successor thereto.

          "Parent Company" means, prior to the time of effectiveness of the
           --------------
     Assignment and Assumption, Promus Co., and after the time of effectiveness of the Assignment and Assumption, Hotel Corp.

          "Participation Interest" means the purchase by a Lender of a
           ----------------------
     participation interest in Letters of Credit as provided in Section 2.2(c), in Swingline Loans as provided in Section 2.3(b)(iii) or in Committed Revolving Loans as provided in Section 3.12.

          "Permitted Liens" shall mean:
           ---------------

                 (i) Liens in favor of the Agent on behalf of the Lenders hereunder and under the Tranche B Credit Agreement;

                (ii) Liens (other than Liens created or imposed by the PBGC under ERISA) for taxes, assessments or governmental charges or levies not yet due or Liens for taxes being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established (and as to which the Property subject to any such Lien is not yet subject to foreclosure, sale or loss on account thereof);

               (iii) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and suppliers and other liens imposed by law or pursuant to customary reservations or retentions of title arising in the ordinary course of business, provided that such Liens secure only amounts not yet
                    --------
          due and payable or, if due and payable, are being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established (and as to which the Property subject to any such Lien is not yet subject to foreclosure, sale or loss on account thereof);

                (iv) Liens (other than Liens created or imposed by the PBGC under ERISA) incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, bids, leases, operating, reciprocal easement or similar agreements, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

                 (v) Liens in connection with attachments or judgments (including judgment or appeal bonds) in respect of which the Parent Company or any of its Subsidiaries shall in good faith be prosecuting an appeal or proceedings for review in respect of which there shall have been secured a subsisting stay of execution pending such appeal or proceeding;

                (vi) easements, rights-of-way, restrictions (including zoning restrictions and operating, reciprocal easement or similar agreements), and minor defects or irregularities in title and other similar charges or encumbrances not, in any material respect, impairing the use of the encumbered Property for its intended purposes;

               (vii) Liens on Property securing purchase money Indebtedness (including Capital Leases) to the extent permitted under Section 8.1(c), provided that any such Lien attaches to
                                --------
          such Property concurrently with or within 90 days after the acquisition thereof;

              (viii) leases or subleases granted to others not interfering in any material respect with the business of the Borrower or any of its Subsidiaries;

                (ix) any interest or title of a lessor (including Liens and underlying leases to which such lessor or its property may be subject) under, and Liens arising from Uniform Commercial Code financing statements (or equivalent filings, registrations or agreements in foreign jurisdictions) relating to, leases permitted by this Credit Agreement;

                 (x) Liens deemed to exist in connection with Investments in repurchase agreements permitted under Section 8.5;

                (xi) Liens on assets at the time such assets are acquired in accordance with Section 8.4(a) or

          8.4(c), including continuations or renewals thereof in connection with the extension, renewal, refunding or refinancing of the Indebtedness secured thereby; provided that such Liens are not
                                        --------
          created in contemplation of such acquisition;

               (xii) Liens on assets of any Person at the time such Person becomes a Subsidiary in accordance with Section 8.4(a) or 8.5, including continuations or renewals thereof in connection with the extension, renewal, refunding or refinancing of the Indebtedness secured thereby; provided that such Liens are not
                                        --------
          created in contemplation of such Person becoming a Subsidiary;

              (xiii) normal and customary rights of setoff upon deposits of cash in favor of banks or other depository institutions;

               (xiv) Liens existing as of the Closing Date and set forth on Schedule 8.2, including continuations or renewals
                   ------------
          thereof in connection with the extension, renewal, refunding or refinancing of the Indebtedness secured thereby to the extent permitted under Section 8.1; provided that no such Lien shall at
                                       --------
          any time be extended to or cover any property of the Parent Company, the Borrower or any of their respective Subsidiaries other than the property subject thereto on the Closing Date, except by virtue of an after acquired property provision set forth in the current documentation of such Liens;

                (xv) Liens securing Non-Recourse Indebtedness of any Specified Subsidiaries permitted pursuant to Section 8.1(k) hereof so long as such Liens only encumber the hotel properties owned by the Specified Subsidiary being developed or financed with such Non-Recourse Indebtedness, including any real property and furniture, fixtures and equipment related thereto, it being understood and agreed that such assets of such Specified Subsidiary also may secure Non-Recourse Indebtedness incurred by other Subsidiaries or Joint Ventures pursuant to Section 8.1(k);

               (xvi) Liens securing any Interest Rate Protection Agreements or Currency Protection Agreements entered into, in either case, with a Lender or an Affiliate of a Lender hereunder, permitted by Section 8.1(d), which obligations may be equally and ratably secured with the Obligations;

             (xviii)     Liens on the Parent Company's, the Borrower's or
          any of their respective Subsidiaries' equity interest in any Specified Subsidiary or Joint Venture so long as such Liens only secure Indebtedness of such Specified Subsidiary or Joint Venture, it being understood and agreed that such equity interests in any Specified Subsidiaries or Joint Ventures also may secure Indebtedness incurred by other Specified Subsidiaries or Joint Ventures permitted under Section 8.1; and

               (xix) Liens not otherwise permitted hereunder securing amounts in an aggregate principal amount not to exceed
          $10,000,000 at any one time outstanding.

          "Person" means any individual, partnership, joint venture, firm,
           ------
     corporation, limited liability company, association, trust or other enterprise (whether or not incorporated) or any Governmental
     Authority.

          "Plan" means any employee benefit plan as defined in Section 3(3)
           ----
     of ERISA which is not a Multiemployer Plan and in respect of which the Borrower or a Commonly Controlled Entity is an "employer" as defined in Section 3(5) of ERISA.

          "Plan Reorganization" means with respect to any Multiemployer
           -------------------
     Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

          "Pledge Agreement" means the Pledge Agreement substantially in
           ----------------
     the form of Schedule 5.1(a) attached hereto, dated as of the Closing
                 ---------------
     Date and executed and delivered by Hotel Corp., Hotel Inc. and certain other Credit Parties existing after the Assignment and Assumption, in favor of the Agent, for the benefit of the Lenders, to secure their obligations under the Credit Documents, as amended, modified, extended, renewed or replaced from time to time.

          "Prime Rate" means the per annum rate of interest established and
           ----------
     announced from time to time by the Agent at its principal office in Charlotte, North Carolina as its Prime Rate. Any change in the interest rate resulting from a change in the Prime Rate shall become effective as of 12:01 a.m. of the Business Day on which each change in the Prime Rate is announced by the Agent. The Prime Rate is a reference rate used by the Agent in determining interest rates on certain loans and is not intended to be the lowest rate of interest charged on any extension of credit to any debtor.

          "Pro Forma Basis" shall mean, with respect to any transaction,
           ---------------
     that such transaction shall be deemed to have occurred as of the first day of the four fiscal-quarter period ending as of the last day of the fiscal quarter most recently ended preceding the date of such transaction with respect to which the Agent has received annual or quarterly financial information, accompanied by an officer's certificate, in accordance with the provisions of Section

     7.1. As used herein, "transaction" shall mean any merger or consolidation as referred to in Section 8.4(a) and 8.4(c).

          "Projections" means such term as is defined in Section 6.1(c).
           -----------

          "Promus Co." means The Promus Companies Incorporated, a Delaware
           ----------
     corporation and an initial Guarantor under this Credit Agreement subject to release upon satisfaction of the conditions set out in
     Section 5.2.

          "Property" means any interest in any kind of property or asset,
           --------
     whether real, personal or mixed, or tangible or intangible.

          "Proxy Statement" means the Proxy Statement dated April 25, 1995
           ---------------
     of Promus Co. describing the Distribution and mailed to the shareholders of Promus Co. for purposes of its May 26, 1995 shareholders meeting.

          "Qualified Stock" means any capital stock which, by its terms (or
           ---------------
     by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part on, or on or after, or is exchangeable for debt securities of the Parent Company or any of its Subsidiaries on or after, the first anniversary of the Termination Date.

          "Regulation D, G, T, U, or X" means Regulation D, G, T, U or X,
           ---------------------------
     respectively, of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

          "Rentals" means, as of the date of determination, all fixed
           -------
     payments (including as such all payments which the lessee is obligated to make to the lessor on termination of the lease or surrender of the property) payable by a Person as lessee or sublessee under a lease of real or personal property, but shall be exclusive of any amounts required to be paid (whether designated as rents or additional rents) on account of maintenance, repairs, insurance, taxes and similar charges. Fixed rents under any so-called "percentage leases" shall be computed solely on the basis of the minimum rents, if any, required to be paid by the lessee regardless of sales volume or gross rents.

          "Reorganization" means such term as defined in the Recitals.
           --------------

          "Reorganization Agreement" means the Distribution Agreement
           ------------------------
     between Embassy Suites and Hotel Inc., as more particularly described in the Proxy Statement.

          "Reorganization Documents" means, collectively, the
           ------------------------
     Reorganization Agreement and the Tax Sharing Agreement, the Trademark Assignment Agreement and the Employee Benefits Allocation Agreement, as such terms are defined in the Proxy Statement.

          "Reportable Event" means a "reportable event" as defined in
           ----------------
     Section 4043(b) of ERISA with respect to which the notice requirements to the PBGC have not been waived.

          "Required Lenders" means Lenders holding in the aggregate at
           ----------------
     least fifty-one percent (51%) of the Commitments (other than with respect to the Letters of Credit and Swingline Loans), or if the aggregate Commitments have been terminated, Lenders in the aggregate holding at least fifty-one percent (51%) of the principal amount of Obligations then outstanding (provided that in the case of Swingline
                                   --------
     Loans, the amount of each Lender's funded participation interest in such Swingline Loans shall be considered for purposes hereof as if it were a direct loan and not a participation interest, and the aggregate amount of Swingline Loans owing to the Swingline Lender shall be considered for purposes hereof as reduced by the amount of such funded participation interests); provided, however, that if any Lender shall
                               --------  -------
     be a Defaulting Lender at such time then there shall be excluded from the determination of Required Lenders the amount of such Defaulting Lender's Commitments or Obligations, as appropriate.

          "Requirements of Law" means, as to any Person, the certificate of
           -------------------
     incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its material property or assets.

          "Revolving Commitment" means, with respect to each Lender, the
           --------------------
     commitment of such Lender to make Committed Revolving Loans in an aggregate principal amount at any time outstanding up to such Lender's Revolving Committed Amount as specified in Schedule 2.1(a), as such
                                                ---------------
     amount may be reduced from time to time in accordance with the provisions hereof.

          "Revolving Commitment Percentage" means, for each Lender, a
           -------------------------------
     fraction (expressed as a percentage) the numerator of which is the Revolving Commitment of such Lender at such time and the denominator of which is the Revolving Committed Amount at such time, provided that
                                                              --------
     if the Revolving Commitment Percentage of any Lender is to be determined after the Revolving Committed Amount has been terminated, then the Revolving Commitment Percentage of such Lender shall be determined immediately prior (and without giving effect) to such termination.

          "Revolving Committed Amount" means, collectively, the aggregate
           --------------------------
     amount of all of the Revolving Commitments as referenced in Section 2.1(a) and, individually, the amount of each Lender's Revolving Commitment as specified in Schedule 2.1(a).
                                ---------------

          "S&P" means Standard & Poor's Ratings Group, a division of McGraw
           ---
     Hill, Inc., or any successor or assignee of the business of such division in the business of rating securities.

          "Single Employer Plan" means any Plan which is covered by Title
           --------------------
     IV of ERISA.

          "Solvent" and "Solvency" means with respect to any Person on a
           -------       --------
     particular date, the condition that on such date, (a) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature, and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute an unreasonably small amount of capital.

          "Specified Subsidiary" means any Subsidiary of the Borrower so
           --------------------
     long as such Subsidiary has no material assets other than the hotel property to be developed and financed with Non-Recourse Indebtedness incurred pursuant to Section 8.1(k).

          "Subject Properties" means such term as defined in Section
           ------------------
     6.17(a).

          "Subordinated Debt" means such term as defined in Section 8.6.
           -----------------

          "Subsidiary" means, as to any Person, (a) any corporation more
           ----------
     than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time, any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries, and
     (b) any partnership, association, joint venture or other entity in which such Person directly or indirectly through Subsidiaries has more than 50% of the equity interest at any time and in which such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such partnership, association, joint venture or other entity, whether through the ownership of equity interests, by contract or otherwise. Unless otherwise specified, any reference to a Subsidiary is intended as a reference to a Subsidiary of the Borrower.

          "Swingline Commitment" means the commitment of the Swingline
           --------------------
     Lender to make Swingline Loans in an aggregate principal amount at any time outstanding up to the Swingline Committed Amount, and the commitment of the Lenders to purchase participation interests in the Swingline Loans up to such Lender's Revolving Commitment Percentage as provided in Section 2.3(b)(iii), as such amounts may be reduced from time to time in accordance with the provisions hereof.

          "Swingline Committed Amount" means the amount of the Swingline
           --------------------------
     Lender's Swingline Commitment as specified in Section 2.3(a).

          "Swingline Lender" means NationsBank, in its capacity as such,
           ----------------
     together with its permitted assigns.

          "Swingline Loan" means a swingline revolving loan made by the
           --------------
     Swingline Lender pursuant to the provisions of Section 2.3(a).

          "Swingline Note" means the promissory note of the Borrower in
           --------------
     favor of the Swingline Lender evidencing the Swingline Loans provided pursuant to Section 2.3(d), as such promissory note may be amended, modified, supplemented, extended, renewed or replaced from time to time.

          "Termination Date" means such term as defined in Section 2.1(a).
           ----------------

          "Third Party Investment Basket Amount" means such term as defined
           ------------------------------------
     in Section 8.1(1).

          "Threshold Requirement" means such term as defined in Section
           ---------------------
     7.12.

          "Tranche A Credit Agreement" means this Credit Agreement.
           --------------------------

          "Tranche B Credit Agreement" means that Tranche B Credit
           --------------------------
     Agreement dated as of the date hereof among Embassy Suites, Promus Co., certain subsidiaries as now or hereafter may become a party thereto, the lenders named therein and party thereto and NationsBank, N.A. (Carolinas), as Agent, as amended, modified, extended, renewed or restated from time to time.

          "UCP" means such term as defined in Section 2.2(g).
           ---

          "Underfunding" means an excess of all accrued benefits under a
           ------------
     Plan (based on those assumptions used to fund such Plan), determined as of the most recent annual valuation date, over the value of the assets of such Plan allocable to such accrued benefits.

          "Wholly Owned Subsidiary" means, as to any Person, any Subsidiary
           -----------------------
     100% of whose voting stock or other equity interests and control is at the time owned by such Person directly or indirectly through other Wholly Owned Subsidiaries.

     1.2  Computation of Time Periods.  For purposes of computation of
          ---------------------------
periods of time hereunder, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding."

     1.3  Accounting Terms.  The financial statements to be furnished by
          ----------------
the Borrower pursuant hereto shall be made and prepared in accordance with GAAP consistently applied throughout the periods involved (except as set forth in the notes thereto or as otherwise disclosed in writing by the Borrower to the Agent); provided, that, except as otherwise specifically
                        --------
provided herein, all computations determining compliance with Section 7.11 shall utilize accounting principles and policies in conformity with those used to prepare the historical financial statements delivered to the Agent on or before the Closing Date.


                                 SECTION 2

                             CREDIT FACILITIES
                             -----------------

     2.1  Committed Revolving Loans.
          -------------------------

          (a)  Revolving Commitment.  Subject to the terms and conditions
               --------------------
     hereof and in reliance upon the representations and warranties set forth herein, each Lender severally agrees to make revolving credit loans ("Committed Revolving Loans") to the Borrower from time to time
             -------------------------
     from the Closing Date until the fifth anniversary of the Closing Date, or such earlier date as the Revolving Commitments shall have been terminated as provided herein (the "Termination Date") for the
                                         ----------------
     purposes hereinafter set forth; provided, however, that (i) with
                                     --------  -------
     regard to each Lender individually, the sum of such Lender's share of outstanding Committed Revolving Loans (other than Committed Revolving Loans made for the purpose of repaying Swingline Loans or Competitive Loans or reimbursing the Issuing Lender for any amount drawn under any Letter of Credit but not yet so applied) plus such Lender's LOC
                                              ----
     Commitment Percentage of LOC Obligations plus such Lender's Revolving
                                              ----
     Commitment Percentage of Swingline Loans shall not exceed such Lender's Revolving Committed Amount, and (ii) with regard to the Lenders collectively, the sum of the aggregate amount of outstanding Committed

     Revolving Loans (other than Committed Revolving Loans made for the purpose of repaying Swingline Loans or Competitive Loans or reimbursing the Issuing Lender for any amount drawn under any Letter of Credit but not yet so applied) plus the aggregate amount of LOC
                                       ----
     Obligations plus the aggregate amount of Swingline Loans plus the
                 ----                                         ----
     aggregate amount of Competitive Loans (other than Competitive Loans made for the purpose of repaying Committed Revolving Loans or Swingline Loans or reimbursing the Issuing Lender for any amount drawn under any Letter of Credit but not yet so applied) shall not exceed THREE HUNDRED MILLION DOLLARS ($300,000,000) (as such aggregate maximum amount may be reduced from time to time, the "Revolving
                                                           ---------
     Committed Amount").  Committed Revolving Loans may consist of Base
     ----------------
     Rate Loans or Eurodollar Loans, or a combination thereof, as the Borrower may request, and may be prepaid or repaid and reborrowed in accordance with the provisions hereof; provided, however, that no more
                                            --------  -------
     than ten (10) Eurodollar Loans shall be outstanding hereunder at any time. For purposes hereof, Eurodollar Loans with different Interest Periods shall be considered as separate Eurodollar Loans, even if they begin on the same date and have the same duration, although borrowings, extensions and conversions may, in accordance with the provisions hereof, be combined at the end of existing Interest Periods to constitute a new Eurodollar Loan with a single Interest Period.

          (b)  Committed Revolving Loan Borrowings.
               -----------------------------------

               (i)  Notice of Borrowing.  The Borrower shall request a
                    -------------------
          Committed Revolving Loan borrowing by written notice (or telephone notice promptly confirmed in writing) to the Agent not later than 11:00 A.M. (Charlotte, North Carolina time) on the Business Day of the requested borrowing in the case of Base Rate Loans, and on the third Business Day prior to the date of the requested borrowing in the case of Eurodollar Loans. Each such request for borrowing shall be irrevocable and shall specify (A) that a Committed Revolving Loan is requested, (B) the date of the requested borrowing (which shall be a Business Day), (C) the aggregate principal amount to be borrowed, and (D) whether the borrowing shall be comprised of Base Rate Loans, Eurodollar Loans or a combination thereof, and if Eurodollar Loans are requested, the Interest Period(s) therefor. A form of Notice of Borrowing (a "Notice of Borrowing") is attached as Schedule
                        -------------------                  --------
          2.1(b)(i).  If the Borrower shall fail to specify in any
          ---------
          such Notice of Borrowing (I) an applicable Interest Period in the case of a Eurodollar Loan, then such notice shall be deemed to be a request for an Interest Period of one month, or (II) the type of Committed Revolving Loan requested, then such notice shall be deemed to be a request for a Base Rate Loan hereunder.

          Promptly upon receipt of each Notice of Borrowing, the Agent shall give notice to each Lender of the contents thereof and each such Lender's Revolving Commitment Percentage thereof.

               (ii)  Minimum Amounts.  Each Committed Revolving Loan
                     ---------------
          borrowing shall be in a minimum aggregate amount of $5,000,000 and integral multiples of $1,000,000 in excess thereof (or the remaining available amount of the Revolving Commitment, if less, provided, however, that no Eurodollar
                               --------  -------
          Loan shall be permitted for a principal amount less than $5,000,000).

               (iii)  Advances.  Each Lender will make its Revolving
                      --------
          Commitment Percentage of each Committed Revolving Loan borrowing available to the Agent for the account of the Borrower at the office of the Agent specified in Schedule
                                                           --------
          11.1, or at such other office as the Agent may designate in
          ----
          writing, by 10:00 A.M. (Charlotte, North Carolina time) on the date specified in the applicable Notice of Borrowing in Dollars (or by 1:00 P.M. (Charlotte, North Carolina time) on such date if the applicable Notice of Borrowing is received on the same date) and in funds immediately available to the Agent. Such borrowing will then be made available to the Borrower by the Agent by crediting the account of the Borrower on the books of such office with the aggregate of the amounts made available to the Agent by the Lenders and in like funds as received by the Agent.

          (c)  Repayment.  The principal amount of all Committed Revolving
               ---------
     Loans shall be due and payable in full on the Termination Date.

          (d)  Interest.  Subject to the provisions of Section 3.1,
               --------
     Committed Revolving Loans shall bear interest at a per annum rate equal to:

               (i)  Base Rate Loans.  During such periods as Committed
                    ---------------
          Revolving Loans shall be comprised of Base Rate Loans, the sum of the Base Rate plus the Applicable Percentage; and
                               ----

               (ii)  Eurodollar Loans.  During such periods as
                     ----------------
          Committed Revolving Loans shall be comprised of Eurodollar Loans, the sum of the Eurodollar Rate plus the Applicable
                                                ----
          Percentage.

     Interest on Committed Revolving Loans shall be payable in arrears on each Interest Payment Date.

          (e)  Committed Revolving Notes.  The Committed Revolving Loans
               -------------------------
     made by each Lender shall be evidenced by a duly executed promissory note of the Borrower to each Lender substantially in the form of
     Schedule 2.1(e).
     ---------------

     2.2  Letter of Credit Subfacility.
          ----------------------------

          (a)  Issuance.  Subject to the terms and conditions hereof, the
               --------
     Issuing Lender shall issue, and the Lenders shall participate in, Letters of Credit for the account of the Borrower, the Parent Company or any of its Subsidiaries from time to time upon request from the Closing Date until the Termination Date in a form customarily used by the Issuing Lender or in such other form reasonably acceptable to the Issuing Lender and delivered to the Issuing Lender and the Agent; provided, however, that (i) the aggregate amount of LOC Obligations
     --------  -------
     shall not at any time exceed TWENTY MILLION DOLLARS ($20,000,000) (the "LOC Committed Amount") and (ii) the sum of the aggregate amount of
      --------------------
     Committed Revolving Loans (other than Committed Revolving Loans made for the purpose of repaying Swingline Loans or Competitive Loans or reimbursing the Issuing Lender for any amount drawn under any Letter of Credit but not yet so applied) plus the aggregate amount of LOC
                                       ----
     Obligations plus the aggregate amount of Swingline Loans plus the
                 ----                                         ----
     aggregate amount of Competitive Loans (other than Competitive Loans made for the purpose of repaying Committed Revolving Loans or Swingline Loans or reimbursing the Issuing Lender for any amount drawn under any Letter of Credit but not yet so applied) shall not at any time exceed the aggregate Revolving Committed Amount and (iii) any Letter of Credit shall be issued in the ordinary course of the business of the Parent Company and its Subsidiaries. Except as otherwise expressly agreed upon by all the Lenders, no Letter of Credit shall have an original expiry date more than one year from the date of issuance; provided, however, so long as no Default or Event of
                       --------  -------
     Default has occurred and is continuing and subject to the other terms and conditions to the issuance of Letters of Credit hereunder, the expiry dates of Letters of Credit may be extended annually on each anniversary date of their date of issuance for an additional one year period; provided, further, that no Letter of Credit, as originally
             --------  -------
     issued or as extended, shall have an expiry date extending beyond the Termination Date unless, but only to the extent that, the Borrower
                      ------
     shall provide cash collateral to the Issuing Lender on the date of issuance or extension in an amount equal to the maximum amount available to be drawn under such Letter of Credit. The issuance and expiry date of each Letter of Credit shall be a Business Day.

          (b)  Notice and Reports.  The request for the issuance of a
               ------------------
     Letter of Credit shall be submitted to the Issuing Lender with a copy to the Agent at least three (3) Business Days prior to the requested date of issuance. The Issuing

     Lender will, at least quarterly and more frequently upon request, provide to the Agent for dissemination to the Lenders a detailed report specifying the Letters of Credit which are then issued and outstanding and any activity with respect thereto which may have occurred since the date of the prior report, and including therein, among other things, the account party, the beneficiary, the face amount, and expiry date, as well as any payments or expirations which may have occurred. The Issuing Lender will further provide to the Agent promptly upon request copies of the Letters of Credit. The Issuing Lender will provide to the Agent at least weekly, and more frequently upon request, a summary report of the nature and extent of LOC Obligations then outstanding.

          (c)  Participations.  Each Lender, upon issuance of a Letter of
               --------------
     Credit, shall be deemed to have purchased without recourse a risk participation from the Issuing Lender in such Letter of Credit and the obligations arising thereunder and any collateral relating thereto, in each case in an amount equal to its LOC Commitment Percentage of the obligations under such Letter of Credit and shall absolutely, unconditionally and irrevocably assume, as primary obligor and not as surety, and be obligated to pay to the Issuing Lender therefor and discharge when due, its LOC Commitment Percentage of the obligations arising under such Letter of Credit. Without limiting the scope and nature of each Lender's participation in any Letter of Credit, to the extent that the Issuing Lender has not been reimbursed as required hereunder or under any such Letter of Credit, each such Lender shall pay to the Issuing Lender its LOC Commitment Percentage of such unreimbursed drawing in same day funds on the day of notification by the Issuing Lender of an unreimbursed drawing pursuant to the provisions of subsection (d) hereof. The obligation of each Lender to so reimburse the Issuing Lender shall be absolute and unconditional and shall not be affected by the occurrence of a Default, an Event of Default or any other occurrence or event; provided, however, that a
                                               --------  -------
     Lender shall not be obligated to reimburse the Issuing Lender for any wrongful payment made by such Issuing Bank as a result of acts or omissions constituting willful misconduct or gross negligence on the part of the Issuing Lender. Any such reimbursement shall not relieve or otherwise impair the obligation of the Borrower to reimburse the Issuing Lender under any Letter of Credit, together with interest as hereinafter provided.

          (d)  Reimbursement.  In the event of any drawing under any Letter
               -------------
     of Credit, the Issuing Lender will promptly notify the Borrower and the Agent. Unless the Borrower shall immediately notify the Issuing Lender of its intent to otherwise reimburse the Issuing Lender, the Borrower shall be deemed to have requested a Committed Revolving Loan in the amount of the drawing as provided in subsection (e)
     hereof, the proceeds of which will be used to satisfy the reimbursement obligations. The Borrower shall reimburse the Issuing Lender on the day of drawing under any Letter of Credit (either with the proceeds of a Committed Revolving Loan obtained hereunder or otherwise) in same day funds as provided herein. If the Borrower shall fail to reimburse the Issuing Lender as provided hereinabove, the unreimbursed amount of such drawing shall bear interest at a per annum rate equal to the Base Rate plus two percent (2%). The Borrower's reimbursement obligations hereunder shall be absolute and unconditional under all circumstances irrespective of any rights of set-off, counterclaim or defense to payment the Borrower may claim or have against the Issuing Lender, the Agent, the Lenders, the beneficiary of the Letter of Credit drawn upon or any other Person, including, without limitation, any defense based on any failure of the Borrower to receive consideration or the legality, validity, regularity or unenforceability of the Letter of Credit; provided,
                                                             --------
     however, that the Borrower shall not be obligated to reimburse the
     -------
     Issuing Lender for any wrongful payment made by such Issuing Lender under a Letter of Credit as a result of acts or omissions constituting willful misconduct or gross negligence on the part of the Issuing Lender. The Issuing Lender will promptly notify the other Lenders of the amount of any unreimbursed drawing and each Lender shall promptly pay to the Agent for the account of the Issuing Lender in Dollars and in immediately available funds, the amount of such Lender's LOC Commitment Percentage of such unreimbursed drawing. Such payment shall be made on the day such notice is received by such Lender from the Issuing Lender if such notice is received at or before 2:00 P.M. (Charlotte, North Carolina time), otherwise such payment shall be made at or before 12:00 Noon (Charlotte, North Carolina time) on the Business Day next succeeding the day such notice is received. If such Lender does not pay such amount to the Issuing Lender in full following such request in accordance with the preceding sentence, such Lender shall, on demand, pay to the Agent for the account of the Issuing Lender interest on the unpaid amount during the period from the date of such drawing until such Lender pays such amount to the Issuing Lender in full at a rate per annum equal to, if paid within two (2) Business Days of the date of drawing, the Federal Funds Rate and thereafter at a rate equal to the Base Rate. Each Lender's obligation to make such payment to the Issuing Lender, and the right of the Issuing Lender to receive the same, shall be absolute and unconditional, shall not be affected by any circumstance other than the gross negligence or willful misconduct of the Issuing Lender and without regard to the termination of this Credit Agreement or the Commitments hereunder, the existence of a Default or Event of Default or the acceleration of the Obligations hereunder and shall be made without any offset, abatement, withholding or reduction whatsoever.

          (e)  Repayment with Committed Revolving Loans.  On any day on
               ----------------------------------------
     which the Borrower shall have requested, or been deemed to have requested, a Committed Revolving Loan borrowing to reimburse a drawing under a Letter of Credit, the Agent shall give notice to the Lenders that a Committed Revolving Loan has been requested or deemed requested in connection with a drawing under a Letter of Credit, in which case a Committed Revolving Loan borrowing comprised solely of Base Rate Loans (each such borrowing, a "Mandatory Borrowing") shall be immediately
                              -------------------
     made from all Lenders (without giving effect to any termination of the Commitments pursuant to Section 9.2) pro rata based on each Lender's
                                          --- ----
     respective Revolving Commitment Percentage (determined before giving effect to any termination of the Commitments pursuant to Section 9.2) and the proceeds thereof shall be paid directly to the Issuing Lender for application to the respective LOC Obligations. Each such Lender hereby irrevocably agrees to make such Committed Revolving Loans promptly upon any such request or deemed request on account of each Mandatory Borrowing in the amount and in the manner specified in the preceding sentence and on the same such date (or the next Business Day if such notice is received after 2:00 P.M. (Charlotte, North Carolina time)) notwithstanding (i) the amount of Mandatory Borrowing may not
            ---------------
     comply with the minimum amount for borrowings of Committed Revolving Loans otherwise required hereunder, (ii) whether any conditions specified in Section 5.3 are then satisfied, (iii) whether a Default or an Event of Default then exists, (iv) failure of any such request or deemed request for a Committed Revolving Loan to be made by the time otherwise required in Section 2.1(b), (v) the date of such Mandatory Borrowing (provided that such date must be a Business Day occurring prior to the Termination Date), or (vi) any reduction in the Revolving Committed Amount after any such Letter of Credit may have been drawn upon; provided, however, that in the event any such
                      --------  -------
     Mandatory Borrowing should be less than the minimum amount for borrowings of Committed Revolving Loans otherwise provided in Section 2.1(b)(ii), the Borrower shall pay to the Agent for its own account an administrative fee of $500. In the event that any Mandatory Borrowing cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code with respect to the Borrower), then each such Lender hereby agrees that it shall forthwith fund (as of the date the Mandatory Borrowing would otherwise have occurred, but adjusted for any payments received from the Borrower on or after such date and prior to such purchase) its Participation Interest in the outstanding LOC Obligations; provided, further, that in the event any
                                  --------  -------
     Lender shall fail to fund its Participation Interest on the day the Mandatory Borrowing would otherwise have occurred, then the amount of such Lender's unfunded Participation Interest therein shall bear interest payable to the Issuing Lender upon demand, at the rate equal to, if paid within two (2) Business Days of such date, the Federal Funds Rate, and thereafter at a rate equal to the Base Rate.

          (f)  Modification, Extension.  The issuance of any supplement,
               -----------------------
     modification, amendment, renewal, or extension to any Letter of Credit shall, for purposes hereof, be treated in all respects the same as the issuance of a new Letter of Credit hereunder.

          (g)  Uniform Customs and Practices.  The Issuing Lender may have
               -----------------------------
     the Letters of Credit be subject to The Uniform Customs and Practice for Documentary Credits, as published as of the date of issue by the International Chamber of Commerce (the "UCP"), in which case the UCP
                                             ---
     may be incorporated therein and deemed in all respects to be a part thereof.

     2.3  Swingline Loan Subfacility.
          --------------------------

          (a)  Swingline Commitment.  Subject to the terms and conditions
               --------------------
     of this Section 2.3 and in reliance upon the representations and warranties set forth herein, the Swingline Lender, in its individual capacity, agrees to make certain revolving credit loans to the Borrower (each a "Swingline Loan" and, collectively, the "Swingline
                       --------------                          ---------
     Loans") from time to time from the Closing Date until the Termination
     -----
     Date for the purposes hereinafter set forth; provided, however, (i)
                                                  --------  -------
     the aggregate amount of Swingline Loans outstanding at any time shall not exceed TWENTY MILLION DOLLARS ($20,000,000) (the "Swingline
                                                           ---------
     Committed Amount"), and (ii) the sum of the aggregate amount of
     ----------------
     Committed Revolving Loans (other than Committed Revolving Loans made for the purpose of repaying Swingline Loans or Competitive Loans or reimbursing the Issuing Lender for any amount drawn under any Letter of Credit but not yet so applied) plus the aggregate amount of LOC
                                       ----
     Obligations plus the aggregate amount of Swingline Loans plus the
                 ----                                         ----
     aggregate amount of Competitive Loans (other than Competitive Loans made for the purpose of repaying Committed Revolving Loans or Swingline Loans or reimbursing the Issuing Lender for any amount drawn under any Letter of Credit but not yet so applied) shall not exceed the aggregate Revolving Committed Amount. Swingline Loans may be prepaid or repaid and reborrowed in accordance with the provisions hereof.

          (b)   Swingline Loan Borrowings.
                -------------------------

               (i)  Notice of Borrowing and Disbursement.  The Borrower
                    ------------------------------------
          shall request a Swingline Loan borrowing by written notice (or telephone notice promptly confirmed in writing) to the Swingline Lender and the Agent not later than 12:00 Noon (Charlotte, North Carolina time) on the Business Day of the requested Swingline Loan borrowing. Each such request for borrowing shall be irrevocable and shall specify (A) that a Swingline Loan borrowing is requested, (B) the date of the requested Swingline Loan borrowing (which shall be a Business Day) and (C) the aggregate principal amount of the Swingline Loan borrowing requested. A form of Notice of Borrowing (a "Notice of
                                                        ---------
          Borrowing") is attached as Schedule 2.1(b)(i).  The Swingline
          ---------                  ------------------
          Lender will make each Swingline Loan borrowing available to the Agent for the account of the Borrower at the office of the Agent specified in Schedule 11.1, or at such other office as the Agent
                       -------------
          may designate in writing, by 1:30 P.M. (Charlotte, North Carolina time) on the date specified in the applicable Notice of Borrowing in Dollars and in funds immediately available to the Agent. Such borrowing will then be made available to the Borrower by the Agent by crediting the account of the Borrower on the books of such office with the amount of such borrowing as made available to the Agent by the Swingline Lender and in like funds as received by the Agent.

               (ii)  Minimum Amounts.  Each Swingline Loan borrowing shall
                     ---------------
          be in a minimum principal amount of $250,000 and integral multiples of $100,000 in excess thereof.

               (iii)  Repayment of Swingline Loans.  Each Swingline Loan
                      ----------------------------
          borrowing shall be due and payable on the earliest of (A) 30 days from the date of borrowing thereof, (B) the date of the next Committed Revolving Loan borrowing, if sooner, or (C) the Termination Date. If, and to the extent, any Swingline Loans shall be outstanding on the date of any Committed Revolving Loan borrowing (other than an extension or a conversion of such Committed Revolving Loan), such Swingline Loans shall first be repaid from the proceeds of such Committed Revolving Loan borrowing prior to disbursement to the Borrower. If, and to the extent, Committed Revolving Loans or Competitive Loans are not requested prior to the Termination Date or the end of any such 30 day period from the date of any such Swingline Loan borrowing, or the date of the next extension or conversion of a Committed Revolving Loan after any such Swingline Loan borrowing, the Borrower shall be deemed to have requested a Committed Revolving Loan comprised entirely of Base Rate Loans in the amount of such Swingline Loan borrowing then outstanding, the proceeds of which shall be used to repay the Swingline Lender for such Swingline Loan. In addition, the Swingline Lender may, at any time, in its sole discretion, by written notice to the Borrower and the Agent, demand repayment of its Swingline Loans by way of a Committed Revolving Loan borrowing, in which case the Borrower shall be deemed to have requested a Committed Revolving Loan borrowing comprised entirely of Base Rate Loans in the amount of such Swingline

          Loans; provided, however, that any such demand shall be deemed to
                 --------  -------
          have been given one Business Day prior to the Termination Date and upon the occurrence of any Event of Default described in
          Section 9.1(f) and also upon acceleration of the Obligations hereunder, whether on account of an Event of Default described in
          Section 9.1(f) or any other Event of Default, and the exercise of remedies in accordance with the provisions of Section 9.2 hereof (each such Committed Revolving Loan borrowing made on account of any such deemed request therefor as provided herein being hereinafter referred to as a "Mandatory Borrowing"). Each Lender
                                        -------------------
          hereby irrevocably agrees to make such Committed Revolving Loans promptly upon any such request or deemed request on account of each Mandatory Borrowing in the amount and in the manner specified in the preceding sentence and on the same such date (or the next Business Day if such notice is received after 2:00 P.M. (Charlotte, North Carolina time)) notwithstanding (I) the amount
                                            ---------------
          of Mandatory Borrowing may not comply with the minimum amount for borrowings of Committed Revolving Loans otherwise required hereunder, (II) whether any conditions specified in Section 5.3 are then satisfied, (III) whether a Default or an Event of Default then exists, (IV) failure of any such request or deemed request for Committed Revolving Loan to be made by the time otherwise required in Section 2.1(b)(i), (V) the date of such Mandatory Borrowing (provided that such date must be a Business Day occurring prior to the Termination Date), or (VI) any reduction in the Revolving Committed Amount or termination of the Commitments relating thereto immediately prior to such Mandatory Borrowing or contemporaneous therewith. In the event that any Mandatory Borrowing cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code with respect to the Borrower), then each Lender hereby agrees that it shall forthwith purchase (as of the date the Mandatory Borrowing would otherwise have occurred, but adjusted for any payments received from the Borrower on or after such date and prior to such purchase) from the Swingline Lender such participations in the outstanding Swingline Loans as shall be necessary to cause each such Lender to share in such Swingline Loans ratably based upon its respective Revolving Commitment Percentage (determined before giving effect to any termination of the Commitments pursuant to Section 9.2), provided that (A) all
                                                    --------
          interest payable on the Swingline Loans shall be for the account of the Swingline Lender until the date as of which the respective participation is purchased, and (B) at the time any purchase of participations pursuant to this sentence is actually made, the purchasing Lender shall be required to pay to the Swingline Lender interest on the principal amount of participation purchased for each day from and including the day upon which the Mandatory Borrowing would otherwise have occurred to but excluding the date of payment for such participation, at the rate equal to, if paid within two (2) Business Days of the date of the Mandatory Borrowing, the Federal Funds Rate, and thereafter at a rate equal to the Base Rate.

          (c)  Interest on Swingline Loans.  Subject to the provisions of
               ---------------------------
     Section 3.1, Swingline Loans shall bear interest at a per annum rate equal to the sum of the Base Rate plus the Applicable Percentage.
                                       ----
     Interest on Swingline Loans shall be payable in arrears on each Interest Payment Date.

          (d)  Swingline Note.  The Swingline Loans shall be evidenced by a
               --------------
     duly executed promissory note of the Borrower to the Swingline Lender in the original amount of the Swingline Committed Amount and substantially in the form of Schedule 2.3(d).
                                  ---------------

     2.4  Competitive Loan Subfacility.
          ----------------------------

          (a)  Competitive Loans.  Subject to the terms and conditions and
               -----------------
     relying upon the representations and warranties herein set forth, from such time as the Borrower shall have attained, and for so long as the Borrower shall maintain, a senior unsecured long-term debt rating of "BBB-" or better by S&P or "Baa3" or better by Moody's, the Borrower may, from time to time from the Closing Date until the Termination Date, request and each Lender may, in its sole discretion, agree to make, Competitive Loans to the Borrower; provided, however, (i) the
                                              --------  -------
     aggregate amount of Competitive Loans shall not at any time exceed the lesser of THREE HUNDRED MILLION DOLLARS ($300,000,000) or the
     ------
     Revolving Committed Amount (the "Competitive Loan Maximum Amount"),
                                      -------------------------------
     and (ii) the sum of the aggregate amount of Committed Revolving Loans (other than Committed Revolving Loans made for the purpose of repaying Swingline Loans or Competitive Loans or reimbursing the Issuing Lender for any amount drawn under any Letter of Credit but not yet so applied) plus the aggregate amount of LOC Obligations plus the
              ----                                         ----
     aggregate amount of Swingline Loans plus the aggregate amount of
                                         ----
     Competitive Loans (other than Competitive Loans made for the purpose of repaying Committed Revolving Loans or Swingline Loans or reimbursing the Issuing Lender for any amount drawn under any Letter of Credit but not yet so applied) shall not at any time exceed the aggregate Revolving Committed Amount. Each Competitive Loan shall be not less than $5,000,000 in the aggregate and integral multiples of $1,000,000 in excess thereof (or the remaining available portion of the Competitive Loan Maximum Amount, if less). Competitive Loans may be repaid and reborrowed in accordance with the provisions hereof.

          (b)  Competitive Bid Requests.  The Borrower may solicit
               ------------------------
     Competitive Bids by delivery of a Competitive Bid Request substantially in the form of Schedule 2.4(b)-1 to the Agent by 12:00
                                  -----------------
     Noon (Charlotte, North Carolina time) on a Business Day not less than two (2) nor more than ten (10) Business Days prior to the date of a requested Competitive Loan borrowing. A Competitive Bid Request shall specify (i) the date of the requested Competitive Loan borrowing (which shall be a Business Day), (ii) the amount of the requested Competitive Loan borrowing and (iii) the applicable Interest Periods requested and shall be accompanied by payment of the Competitive Bid Request Fee, if any. The Agent shall promptly notify the Lenders of its receipt of a Competitive Bid Request and the contents thereof and invite the Lenders to submit Competitive Bids in response thereto. A form of such notice is provided in Schedule 2.4(b)-2. No more than
                                        -----------------
     three Competitive Bid Requests (e.g., the Borrower may request Competitive Bids for no more than three different Interest Periods at a time) shall be submitted at any one time and Competitive Bid Requests may be made no more frequently than once every ten (10) Business Days.

          (c)  Competitive Bid Procedure.  Each Lender may, in its sole
               -------------------------
     discretion, make one or more Competitive Bids to the Borrower in response to a Competitive Bid Request. Each Competitive Bid must be received by the Agent not later than 10:00 A.M. (Charlotte, North Carolina time) on the proposed date of a Competitive Loan borrowing; provided, however, that should the Agent, in its capacity as a Lender,
     --------  -------
     desire to submit a Competitive Bid it shall notify the Borrower of its Competitive Bid and the terms thereof not later than 9:30 A.M. (Charlotte, North Carolina time) on the proposed date of a Competitive Loan borrowing. A Lender may offer to make all or part of the requested Competitive Loan borrowing and may submit multiple Competitive Bids in response to a Competitive Bid Request. The Competitive Bid shall specify (i) the particular Competitive Bid Request as to which the Competitive Bid is submitted, (ii) the minimum (which shall be not less than $1,000,000 and integral multiples of $500,000 in excess thereof) and maximum principal amounts of the requested Competitive Loan or Loans as to which the Lender is willing to make, and (iii) the applicable interest rate or rates and Interest Period or Periods therefor. A form of such Competitive Bid is provided in Schedule 2.4(c). A Competitive Bid submitted by a Lender
                 ---------------
     in accordance with the provisions hereof shall be irrevocable (absent manifest error). The Agent shall promptly notify the Borrower of all Competitive Bids made and the terms thereof. The Agent shall send a copy of each of the Competitive Bids to the Borrower for its records as soon as practicable.

          (d)  Acceptance of Competitive Bids.  The Borrower may, in its
               ------------------------------
     sole and absolute discretion, subject only to the provisions of this subsection (d), accept or refuse any Competitive Bid offered to it.
     To accept a Competitive Bid,
     the Borrower shall give written notification (or telephone notice promptly confirmed in writing) of its acceptance of any or all such Competitive Bids to the Agent by 11:00 A.M. (Charlotte, North Carolina
     time) on the proposed date of a Competitive Loan advance; provided,
                                                               --------
     however, (i) the failure by the Borrower to give timely notice of its
     -------
     acceptance of a Competitive Bid shall be deemed to be a refusal thereof, (ii) the Borrower may accept Competitive Bids only in ascending order of rates, (iii) the aggregate amount of Competitive Bids accepted by the Borrower shall not exceed the principal amount specified in the Competitive Bid Request, (iv) the Borrower may accept a portion of a Competitive Bid in the event, and to the extent, acceptance of the entire amount thereof would cause the Borrower to exceed the principal amount specified in the Competitive Bid Request, subject however to the minimum amounts provided herein (and provided that where two or more such Lenders may submit such a Competitive Bid at the same such Competitive Bid Rate, then pro rata between or among such Lenders) and (v) no bid shall be accepted for a Competitive Loan unless such Competitive Loan is in a minimum principal amount of $1,000,000 and integral multiples of $500,000 in excess thereof, except that where a portion of a Competitive Bid is accepted in accordance with the provisions of subsection (iv) hereof, then in a minimum principal amount of $100,000 and integral multiples thereof (but not in any event less than the minimum amount specified in the Competitive Bid), and in calculating the pro rata allocation of acceptances of portions of multiple bids at a particular Competitive Bid Rate pursuant to subsection (iv) hereof, the amounts shall be rounded to integral multiples of $100,000 in a manner which shall be in the discretion of the Borrower. A notice of acceptance of a Competitive Bid given by the Borrower in accordance with the provisions hereof shall be irrevocable. The Agent shall, not later than 12:00 Noon (Charlotte, North Carolina time) on the proposed date of a Competitive Loan borrowing, notify each bidding Lender whether or not its Competitive Bid has been accepted (and if so, in what amount and at what Competitive Bid Rate), and each successful bidder will thereupon become bound, subject to the other applicable conditions hereof, to make the Competitive Loan in respect of which its bid has been accepted.

          (e)  Funding of Competitive Loans.  Each Lender which is to make
               ----------------------------
     a Competitive Loan shall make its Competitive Loan borrowing available to the Agent for the account of the Borrower at the office of the Agent specified in Schedule 11.1, or at such other office as the Agent
                        -------------
     may designate in writing, by 1:00 P.M. (Charlotte, North Carolina time) on the date specified in the Competitive Bid Request in Dollars and in funds immediately available to the Agent. Such borrowing will then be made available to the Borrower by crediting the account of the Borrower on the books of such office with the aggregate of the amount made available to the Agent by the Competitive Loan Lenders and in like funds as received by the Agent.

          (f)  Maturity of Competitive Loans.  Each Competitive Loan shall
               -----------------------------
     mature and be due and payable in full on the last day of the Interest Period applicable thereto. Unless the Borrower shall give notice to the Agent otherwise, the Borrower shall be deemed to have requested a Committed Revolving Loan borrowing in the amount of the maturing Competitive Loan, the proceeds of which will be used to repay such Competitive Loan.

          (g)  Interest on Competitive Loans.  Subject to the provisions of
               -----------------------------
     Section 3.1, Competitive Loans shall bear interest in each case at the Competitive Bid Rate applicable thereto. Interest on Competitive Loans shall be payable in arrears on each Interest Payment Date.

          (h)  Competitive Loan Notes.  The Competitive Loans shall be
               ----------------------
     evidenced by a duly executed promissory note of the Borrower to each Lender in an original principal amount equal to the Competitive Loan Maximum Amount and substantially in the form of Schedule 2.4(h).
                                                     ---------------


                                 SECTION 3

               OTHER PROVISIONS RELATING TO CREDIT FACILITIES
               ----------------------------------------------

     3.1  Default Rate.   Overdue principal and, to the extent permitted by
          ------------
law, overdue interest in respect of each Loan and any other overdue amount payable hereunder or under the other Credit Documents shall bear interest, payable on demand, at a per annum rate 2% greater than the rate which would otherwise be applicable (or if no rate is applicable, whether in respect of interest, fees or other amounts, then 2% greater than the Base Rate).

     3.2  Extension and Conversion.  The Borrower shall have the option, on
          ------------------------
any Business Day, to extend existing Committed Revolving Loans into a subsequent permissible Interest Period or to convert Committed Revolving Loans of one type into Committed Revolving Loans of another type; provided,
                                                                  --------
however, that (i) except as provided in Section 3.7, Eurodollar Loans may be converted into Base Rate Loans only on the last day of the Interest Period applicable thereto, (ii) Eurodollar Loans may be extended, and Base Rate Loans may be converted into Eurodollar Loans, only if no Default or Event of Default is in existence on the date of extension or conversion,
(iii) Loans extended as, or converted into, Eurodollar Loans shall be subject to the terms of the definition of "Interest Period" set forth in
                                           ---------------
Section 1.1 and shall be in such minimum amounts as provided in Section 2.1(b)(ii), (iv) no more than ten (10) separate Eurodollar Loans shall be outstanding hereunder at any one time and (v) any request for extension or conversion of a Eurodollar Loan which shall fail to specify an Interest Period shall be deemed to be a request for an Interest Period of one month. Swingline Loans and Competitive Loans may not be extended or converted pursuant to this Section 3.2. Each such extension or conversion shall be effected by the Borrower by giving a Notice of Extension/Conversion (or telephone notice promptly confirmed in writing) to the Agent prior to 11:00 A.M. (Charlotte, North Carolina time) on the Business Day of, in the case of the conversion of a Eurodollar Loan into a Base Rate Loan, and on the third Business Day prior to, in the case of the extension of a Eurodollar Loan as, or conversion of a Base Rate Loan into, a Eurodollar Loan, the date of the proposed extension or conversion, specifying the date of the proposed extension or conversion, the Committed Revolving Loans to be so extended or converted, the types of Committed Revolving Loans into which such Committed Revolving Loans are to be converted and, if appropriate, the applicable Interest Periods with respect thereto. Multiple Eurodollar Loans with Interest Periods ending on the same date may be combined and extended as one Eurodollar Loan, and a single Eurodollar Loan may be extended as multiple Eurodollar Loans. Each request for extension of, or conversion into, Eurodollar Loans, shall constitute a representation and warranty by the Borrower of the matters specified in
Section 5.3(b), (c), (d) and (e). In the event the Borrower fails to request extension or conversion of any Eurodollar Loan in accordance with this Section, or any such conversion or extension is not permitted or required by this Section, then such Loans shall be automatically converted into Base Rate Loans at the end of their Interest Period. The Agent shall give each Lender notice as promptly as practicable of any such proposed extension or conversion affecting any Loan.

     3.3  Reductions In Commitments and Prepayments.
          -----------------------------------------

          (a)  Voluntary Reduction of Commitments.  The Borrower may from
               ----------------------------------
     time to time permanently reduce the Revolving Committed Amount, the LOC Committed Amount and/or the Swingline Committed Amount in whole or in part (in each such case in a minimum aggregate amount of $5,000,000 and integral multiples of $1,000,000 in excess thereof) upon three (3) Business Days' prior written notice to the Agent and, in the case of a reduction of the LOC Committed Amount or the Swingline Committed Amount, also to the Issuing Lenders or the Swingline Lender, as appropriate.

          (b)  Mandatory Reduction of Commitments.  On each date after the
               ----------------------------------
     Closing Date upon which the Parent Company, the Borrower or any of their respective Wholly Owned Subsidiaries receives proceeds from any Material Asset Sale, the Revolving Committed Amount shall be reduced by an amount equal to 100% of the Net Sale Proceeds thereof. Notwithstanding anything contained herein to the contrary, reductions on account of Material Asset Sales shall be applied (i) prior to the Termination Date under the Tranche B Credit Agreement, first to the Revolving Committed Amount hereunder until such Revolving Committed Amount is reduced to zero and terminated, and then to the Revolving Committed Amount under the Tranche B Credit Agreement and (ii) after the Termination Date under the Tranche B Credit Agreement, first to the Term Loans outstanding under the Tranche B Credit Agreement, if any, and then to the Revolving Committed Amount hereunder.

          (c)  Allocation of Commitment Reductions.  A reduction of the
               -----------------------------------
     Revolving Committed Amount pursuant to clauses (a) or (b) of this
     Section 3.3 shall not effect a reduction in the LOC Committed Amount or the Swingline Committed Amount (unless so elected by the Borrower in its sole discretion) until the Revolving Committed Amount has been reduced to an amount equal to the sum of the LOC Committed Amount and the Swingline Committed Amount and then only in the amounts determined by the Borrower in its sole discretion. In the event the Revolving Committed Amount has been reduced to an amount that is less than the sum of the LOC Committed Amount and the Swingline Committed Amount and the Borrower fails to direct the application of such deficiency to the LOC Committed Amount and/or the Swingline Committed Amount, the amount of such deficiency shall be deemed a reduction first of the Swingline Committed Amount and then a reduction of the LOC Committed Amount.

          (d)  Termination of Individual Lender Commitment.  In the event
               -------------------------------------------
     of certain refusals by a Lender to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Lenders as provided in Section 11.6(b), the Borrower shall have the right, upon three (3) Business Days' prior written notice to the Agent, to terminate the Commitments of such Lender, so long as (i) all Loans, together with accrued and unpaid interest, fees and all other amounts owing to such Lender are repaid and all Letters of Credit issued by such Lender are replaced or fully collateralized with cash or a letter of credit concurrently with the effectiveness of such termination and (ii) the amount of Commitments (including for purposes hereof Commitments hereunder and under the Tranche B Credit Agreement) terminated pursuant to this Section 3.3(d), after giving effect to termination of the Commitments of any such non-consenting Lender, shall not exceed $70,000,000 in the aggregate. At such time as any such termination shall become effective in accordance with the terms hereof, such Lender shall no longer constitute a "Lender" for purposes of this Agreement, except with respect to indemnifications under this Agreement which shall survive as to such repaid Lender.

          (e)  Voluntary Prepayments.  The Borrower shall have the right to
               ---------------------
     prepay Loans in whole or in part from time to time without premium or penalty; provided, however, that (i) Competitive Loans and Committed
              --------  -------
     Revolving Loans which are

     Eurodollar Loans may only be prepaid on three Business Days' prior written notice to the Agent and any prepayment of such Competitive Loans or Eurodollar Loans will be subject to Section 3.10; and (ii) each such partial prepayment of Loans shall be (A) in the minimum principal amount of $5,000,000 and integral multiples of $1,000,000 in excess thereof for all Competitive Loans and Committed Revolving Loans and (B) in the minimum principal amount of $250,000 and integral multiples of $100,000 in excess thereof for Swingline Loans.

          (f)  Mandatory Prepayments.  If at any time (i) the sum of the
               ---------------------
     aggregate amount of outstanding Committed Revolving Loans (other than Committed Revolving Loans made for the purpose of repaying Swingline Loans or Competitive Loans or reimbursing the Issuing Lender for any amount drawn under any Letter of Credit but not yet so applied) plus
                                                                     ----
     the aggregate amount of LOC Obligations plus the aggregate amount of
                                             ----
     Swingline Loans plus the aggregate amount of Competitive Loans (other
                     ----
     than Competitive Loans made for the purpose of repaying Committed Revolving Loans or Swingline Loans or reimbursing the Issuing Lender for any amount drawn under any Letter of Credit but not yet so applied) shall exceed the aggregate Revolving Committed Amount, (ii) the aggregate amount of LOC Obligations shall exceed the aggregate LOC Committed Amount, (iii) the aggregate amount of Swingline Loans shall exceed the Swingline Committed Amount, or (iv) the aggregate amount of Competitive Loans shall exceed the Competitive Loan Maximum Amount, the Borrower shall immediately make payment on the Loans or in respect of the LOC Obligations in an amount sufficient to eliminate such excess. In the case of a mandatory prepayment required on account of subsection (ii), (iii) or (iv), the amount required to be prepaid hereunder shall serve to temporarily reduce the Revolving Committed Amount (for purposes of borrowing availability hereunder, but not for purposes of computation of fees) by the amount of the payment required until such time as the situation described in subsection (ii), (iii) or (iv) shall no longer exist. Payments required to be made hereunder shall be applied first to Committed Revolving Loans, Swingline Loans or Competitive Loans, as appropriate, and then to a cash collateral account in respect of the LOC Obligations, and with respect to the types of Loans, first to Base Rate Loans and then to Eurodollar Loans in direct order of their Interest Period maturities. To the extent that the Borrower is required to make a mandatory prepayment of the Loans which is required to be applied to Competitive Loans or to Committed Revolving Loans which are Eurodollar Loans (following the operation of the immediately preceding sentence) on a date other than the last day of an Interest Period applicable thereto, at the option of the Borrower, the Agent shall hold the amount of such prepayment in an account in the Agent's sole dominion and control. The Agent shall invest the amounts held by it in such account as directed by the Borrower. On the last day of the Interest Period relating to the next-maturing Competitive Loans or to Committed Revolving Loans which are Eurodollar Loans, as appropriate, the Agent shall apply the amounts held by it in such account to the prepayment of such maturing Loan and the Agent shall notify the Borrower of the application of such amounts. Upon the direction of the Borrower, the Agent shall apply any earnings on amounts held in such account to the payment of accrued interest on such Loans or shall release such earnings to the Borrower.

          (g)  Prepayment of Loans of Individual Lender.  In the event of
               ----------------------------------------
     certain refusals by a Lender to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Lenders as provided in
     Section 11.6(b), the Borrower shall have the right, upon three (3) Business Days' prior written notice to the Agent, to repay all Loans, together with accrued and unpaid interest, fees and all other amounts owing to such Lender, and cause all Letters of Credit issued by such Lender to be replaced or fully collateralized with cash or a letter of credit, each in accordance with said Section 11.6(b) so long as (A) the Commitments of such Lender are terminated concurrently with such repayment in accordance with, and to the extent permitted under, the provisions of Section 3.3(d), and (B) the consents required by Section 11.6(b) in connection with such repayment have been obtained.

          (h)  Notice.  The Borrower will provide notice to the Agent of
               ------
     any prepayment by 11:00 A.M. (Charlotte, North Carolina time) on the day prior to the date of prepayment. Amounts paid on the Loans under subsection (e) and (f)(i) hereof may be reborrowed in accordance with the provisions hereof.

     3.4  Fees.
          ----

          (a)  Commitment Fee.  In consideration of the Commitments by the
               --------------
     Lenders hereunder, the Borrower agrees to pay to the Agent for the ratable benefit of the Lenders a commitment fee (the "Commitment Fee")
                                                           --------------
     equal to the Applicable Percentage per annum on the aggregate Revolving Committed Amount in effect from time to time for the applicable period. The Commitment Fee shall accrue from the date hereof and shall be payable quarterly in arrears on the 15th day following the end of each calendar quarter and on the Termination Date.

          (b)  Letter of Credit Fee.  In consideration of the issuance of
               --------------------
     Letters of Credit hereunder, the Borrower agrees to pay to the Issuing Lender for the ratable benefit of the Lenders a fee (the "Letter of
                                                                ---------
     Credit Fee") equal to the Applicable Percentage per annum on the
     ----------
     average daily maximum amount available to be drawn under each such Letter of

     Credit from the date of issuance to the date of expiration. The Issuing Lender shall promptly pay such Letter of Credit Fee to the Agent for the benefit of and payment to the Lenders (including the Issuing Lender). In addition, the Borrower shall pay to the Issuing Lender, for its own account without sharing by the other Lenders, one-eighth of one percent (1/8%) per annum thereon. The Letter of Credit Fees hereunder shall be payable quarterly in arrears on the 15th day following the end of each calendar quarter and on the Termination Date.

          (c)  Administrative Fees.  The Borrower agrees to pay to the
               -------------------
     Agent, for its own account, the administrative and other fees referred to in the Agent's Fee Letter (the "Agent's Fees").
                                        ------------

          (d)  Competitive Bid Request Fee.  The Borrower shall make
               ---------------------------
     payment to the Agent of the applicable Competitive Bid Request Fee, if any, concurrently with delivery of such Competitive Bid Request (whether or not any Competitive Bid is offered by a Lender, accepted by the Borrower or extended by the offering Lender pursuant thereto).

     3.5  Capital Adequacy.  If, after the date hereof, any Lender has
          ----------------
determined that the adoption after the date hereof of any applicable law, rule or regulation regarding capital adequacy, or any change therein after the date hereof, or any change in the interpretation or administration thereof after the date hereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by such Lender with any request or directive arising after the date hereof regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or will have the effect of reducing the rate of return on such Lender's or its parent company's capital or assets as a consequence of its commitments or obligations hereunder to a level below that which such Lender or its parent company could have achieved but for such adoption or change (taking into consideration such Lender's policies with respect to capital adequacy), then, upon notice from such Lender, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender and its parent company for such reduction; provided, however, that a
                                                  --------  -------
Lender shall not be entitled to avail itself of the benefit of this Section
3.5 to the extent that any such reduction in return was incurred more than ninety (90) days prior to the time it gives notice to the Borrower of the relevant circumstances. In determining the additional amount payable under this Section 3.5, each Lender will act reasonably and in good faith and will use averaging and attribution methods which are reasonable, provided,
                                                                 --------
that such Lender's determination of compensation owing under this Section
3.5 shall, absent manifest error, be final and conclusive and binding on all parties hereto. Each Lender, upon determining that any additional amounts will be payable pursuant to this Section 3.5, will give prompt written notice thereof to the

Borrower, through the Agent, which notice shall show the basis for calculation of such additional amounts.

     3.6  Inability To Determine Interest Rate.  If prior to the first day
          ------------------------------------
of any Interest Period, the Agent shall have determined (which determination shall be conclusive and binding upon the Borrower absent manifest error) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, the Agent shall give telecopy or telephonic notice thereof to the Borrower and the Lenders as soon as practicable thereafter. If such notice is given (x) any Eurodollar Loans requested to be made on the first day of such Interest Period shall be made as Base Rate Loans and (y) any Loans that were to have been converted on the first day of such Interest Period to or continued as Eurodollar Loans shall be converted to or continued as Base Rate Loans. Until such notice has been withdrawn by the Agent, no further Eurodollar Loans shall be made or continued as such, nor shall the Borrower have the right to convert Base Rate Loans to Eurodollar Loans. This Section 3.6 shall not apply to Competitive Loans or Swingline Loans.

     3.7  Illegality.  Notwithstanding any other provision herein, if the
          ----------
adoption of or any change in any Requirement of Law or in the interpretation or application thereof occurring after the Closing Date shall make it unlawful for any Lender to make or maintain Eurodollar Loans as contemplated by this Credit Agreement, (a) such Lender shall promptly give written notice of such circumstances to the Borrower and the Agent (which notice shall be withdrawn whenever such circumstances no longer exist), (b) the commitment of such Lender hereunder to make Eurodollar Loans, continue Eurodollar Loans as such and convert Base Rate Loans to Eurodollar Loans shall forthwith be canceled and, until such time as it shall no longer be unlawful for such Lender to make or maintain Eurodollar Loans, such Lender shall then have a commitment only to make a Base Rate Loan when a Eurodollar Loan is requested and (c) such Lender's Loans then outstanding as Eurodollar Loans, if any, shall be converted automatically to Base Rate Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a Eurodollar Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to subsection 3.10. Notwithstanding the foregoing, to the extent a circumstance described above relates to a Eurodollar Loan then being requested by the Borrower pursuant to a Notice of Borrowing or a Notice of Conversion, the Borrower shall have the option to rescind such Notice of Borrowing or Notice of Conversion as to all Lenders by giving notice (in writing or by telephone confirmed in writing) to the Agent of such rescission on the date on which the Lender affected by such circumstances gives notice thereof as described above. This Section
3.7 shall not apply to Competitive Loans or Swingline Loans.

     3.8  Requirements of Law.  If the adoption of or any change in any
          -------------------
Requirement of Law or in the interpretation or application thereof applicable to any Lender, or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority, in each case made subsequent to the Closing Date (or, if later, the date on which such Lender becomes a Lender):

          (i) shall subject such Lender to any tax of any kind whatsoever with respect to any Letter of Credit or any Eurodollar Loans made by it or its obligation to make Eurodollar Loans, or change the basis of taxation of payments to such Lender in respect thereof (except for Non-Excluded Taxes) covered by subsection 3.9 (including Non-Excluded Taxes imposed solely by reason of any failure of such Lender to comply with its obligations under subsection 3.9(b)) and Excluded Taxes;

          (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender which is not otherwise included in the determination of the Eurodollar Rate hereunder; or

          (iii) shall impose on such Lender any other condition (excluding any tax of any kind) whatsoever;

and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans or issuing or participating in Letters of Credit or to reduce any amount receivable hereunder in respect thereof, then, in any such case, upon notice to the Borrower from such Lender, through the Agent, in accordance herewith, the Borrower shall promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable, provided that, in any such case, the Borrower
                           --------
may elect to convert the Eurodollar Loans made by such Lender hereunder to Base Rate Loans by giving the Agent at least one Business Day's notice of such election, in which case the Borrower shall promptly pay to such Lender, upon demand, without duplication, such amounts, if any, as may be required pursuant to Section 3.10; provided, further, however, that a
                                   --------  -------  -------
Lender shall not be entitled to avail itself of the benefit of this Section
3.8 to the extent that any such additional amounts were incurred more than ninety (90) days prior to the time it gives notice to the Borrower as provided in the next sentence. If any Lender becomes entitled to claim any additional amounts pursuant to this Section, it shall provide prompt notice thereof to the Borrower, through the Agent, certifying (x) that one of the events described in this Section has occurred and describing in reasonable detail the nature of such event, (y) as to the increased cost or reduced amount resulting from such event and (z) as to the additional amount demanded by such Lender and a reasonably detailed explanation of the calculation thereof. Such a certificate as to any additional amounts payable pursuant to this Section submitted by such Lender, through the Agent, to the Borrower shall be conclusive in the absence of manifest error. This Section 3.8 shall not apply to Competitive Loans or Swingline Loans.

     3.9  Taxes.  (a)  Except as provided below in this subsection (a), all
          -----
payments made by the Borrower under this Credit Agreement and any Notes shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding taxes measured by or imposed upon the overall net income or profits of any Lender or its applicable lending office, or any branch or affiliate thereof, and all franchise taxes, branch taxes, taxes on doing business or taxes on the overall capital or net worth of any Lender or its applicable lending office, or any branch or affiliate thereof, in each case imposed in lieu of net income taxes, imposed: (i) by the jurisdiction under the laws of which such Lender, applicable lending office, branch or affiliate is organized or is located, or in which its principal executive office is located, or any nation within which such jurisdiction is located or any political subdivision thereof; or (ii) by reason of any connection between the jurisdiction imposing such tax and such Lender, applicable lending office, branch or affiliate other than a connection arising solely from such Lender having executed, delivered or performed its obligations, or received payment under or enforced, this Credit Agreement or any Notes (such excluded taxes being herein referred to as "Excluded Taxes"). If any such non-excluded taxes, levies, imposts,
    --------------
duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes")
                                                    ------------------
are required to be withheld from any amounts payable to the Agent or any Lender hereunder or under any Notes, the amounts so payable to the Agent or such Lender shall be increased to the extent necessary to yield to the Agent or such Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Credit Agreement and any Notes, provided, however, that
                                                  --------  -------
the Borrower shall be entitled to deduct and withhold any Non-Excluded Taxes and shall not be required to increase any such amounts payable to any Lender that is not organized under the laws of the United States of America or a state thereof if such Lender fails to comply with the requirements of subsection (b) below. Whenever any Non-Excluded Taxes are payable by the Borrower, as promptly as possible thereafter, the Borrower shall send to the Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Agent or any Lender as a result of any such failure. The agreements in this subsection (a) shall survive the termination of this Credit Agreement and the payment of the Loans and all other amounts payable hereunder.

     (b) Each Lender that is not incorporated under the laws of the United States of America or a state thereof shall:

               (X) (i)   on or before the date of any payment by the
          Borrower under this Credit Agreement or the Notes to such Lender, deliver to the Borrower and the Agent (A) two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, or successor applicable form, as the case may be, certifying that it is entitled to receive payments under this Credit Agreement and its Notes without deduction or withholding of any United States federal income taxes and (B) an Internal Revenue Service Form W-8 or W-9, or successor applicable form, as the case may be, certifying that it is entitled to an exemption from United States backup withholding tax;

                (ii) deliver to the Borrower and the Agent two further copies of any such form or certification on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower; and

               (iii) obtain such extensions of time for filing and complete such forms or certifications as may reasonably be requested by the Borrower or the Agent; or

               (Y) in the case of any such Lender that is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code, (i) represent to the Borrower (for the benefit of the Borrower and the Agent) that it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (ii) agree to furnish to the Borrower on or before the date of any payment by the Borrower, with a copy to the Agent (A) a certificate substantially in the form of Schedule 3.9 hereto (any such
                                       ------------
          certificate a "U.S. Tax Compliance Certificate") and (B) two
                         -------------------------------
          accurate and complete original signed copies of Internal Revenue Service Form W-8, or successor applicable form certifying to such Lender's legal entitlement at the date of such certificate to an exemption from U.S. withholding tax under the provisions of Section 881(c) of the Code with respect to payments to be made under this Credit Agreement and its Notes (and to deliver to the

          Borrower and the Agent two further copies of such form on or before the date it expires or becomes obsolete and after the occurrence of any event requiring a change in the most recently provided form and, if necessary, obtain any extensions of time reasonably requested by the Borrower or the Agent for filing and completing such forms), and (iii) agree, to the extent legally entitled to do so, upon reasonable request by the Borrower, to provide to the Borrower (for the benefit of the Borrower and the Agent) such other forms as may be reasonably required in order to establish the legal entitlement of such Lender to an exemption from withholding with respect to payments under this Credit Agreement and its Notes;

     unless in any such case any change in treaty, law or regulation has occurred after the date such Person becomes a Lender hereunder which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender so advises the Borrower and the Agent. Each Person that shall become a Lender or a participant pursuant to Section 11.3 shall, upon the effectiveness of the related transfer, be required to provide all of the forms, certifications and statements required pursuant to this subsection, provided that in the case of a
                                  --------
     Participant the obligations of such Participant pursuant to this subsection (b) shall be determined as if the Participant were a Lender except that such Participant shall furnish all such required forms, certifications and statements to the Lender from which the related participation shall have been purchased.

     (c) If the Borrower pays any additional amount under Section 3.9(a) to a Lender and such Lender determines that it has received or realized in connection therewith any refund or any reduction of, or credit against, its tax liabilities in or with respect to the taxable year in which the additional amount is paid, such Lender shall pay to the Borrower an amount that the Lender shall determine is equal to the net benefit, after tax, which was obtained by the Lender in such taxable year as a consequence of such refund, reduction or credit.

     3.10  Indemnity.  The Borrower agrees to indemnify each Lender and to
           ---------
hold each Lender harmless from any reasonable loss or expense which such Lender may sustain or incur (other than through such Lender's gross negligence or willful misconduct) as a consequence of (a) default by the Borrower in making a borrowing of, conversion into or continuation of Competitive Loans or Committed Revolving Loans which are Eurodollar Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Credit Agreement, (b) default by the Borrower in making any prepayment of a Competitive Loan or a Committed Revolving Loan which is a Eurodollar Loan after the Borrower has given a notice thereof in accordance with the provisions of this Credit Agreement or (c) the making of a prepayment of Competitive Loans or Committed Revolving Loans which are Eurodollar Loans on a day which is not the last day of an Interest Period with respect thereto other than pursuant to Section 3.11(c). Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of the applicable Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Competitive Loan or a Committed Revolving Loan which is a Eurodollar Loan provided for herein (excluding, however, the Applicable Percentage included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market. This covenant shall survive the termination of this Credit Agreement and the payment of the Loans and all other amounts payable hereunder. This Section
3.10 shall not apply to Swingline Loans.

     3.11  Pro Rata Treatment.  Except to the extent otherwise provided
           ------------------
herein:

          (a)  Committed Revolving Loans.  Each Committed Revolving Loan
               -------------------------
     advance (including without limitation each Mandatory Borrowing), each payment or prepayment of principal of any Committed Revolving Loan, each payment of interest on the Committed Revolving Loans, each payment of the Commitment Fee and the Letter of Credit Fee (other than the portion of the Letter of Credit Fee retained by the Issuing Lender for its own account), each reduction of the Revolving Committed Amount or the LOC Committed Amount, and each conversion or continuation of any Committed Revolving Loan, shall be allocated pro rata among the relevant Lenders in accordance with the respective applicable Revolving Committed Amounts (or, if the Commitments of such Lenders have expired or been terminated, in accordance with the respective principal amounts of the outstanding Loans and Participation Interests of such Lenders).

          (b)  Letters of Credit.  Each payment of unreimbursed drawings in
               -----------------
     respect of LOC Obligations shall be allocated to each Lender entitled thereto pro rata in accordance with its LOC Commitment Percentage; provided that, if any Lender shall have failed to pay its applicable
     --------
     pro rata share of any drawing under any Letter of Credit, then any amount to which such Lender would otherwise be entitled pursuant to this subsection (b) shall instead be payable to the Issuing Lender; provided further, that in the event any amount paid to any Lender
     -------- -------
     pursuant to this subsection (b) is rescinded or must otherwise be returned by the Issuing Lender, each

     Lender shall, upon the request of the Issuing Lender, repay to the Agent for the account of the Issuing Lender the amount so paid to such Lender, with interest for the period commencing on the date the Lender receives such request until the date the Issuing Lender receives such repayment at a rate per annum equal to, during the period to but excluding the date two (2) Business Days after such request, the Federal Funds Rate, and thereafter, the Base Rate plus two percent
                                                       ----
     (2%).

          (c)  Funding.  Unless the Agent shall have been notified in
               -------
     writing by any Lender prior to a Committed Revolving Loan borrowing that such Lender will not make the amount that would constitute its Revolving Commitment Percentage of such borrowing available to the Agent, the Agent may assume that such Lender is making such amount available to the Agent, and the Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Agent by the required time on the borrowing date therefor, such Lender shall pay to the Agent, on demand, such amount with interest thereon at a rate equal to the Federal Funds Rate for the period until such Lender makes such amount immediately available to the Agent. A certificate of the Agent submitted to any Lender with respect to any amounts owing under this subsection shall be conclusive in the absence of manifest error. If such Lender's Revolving Commitment Percentage of such borrowing is not made available to the Agent by such Lender within three Business Days of such borrowing date, (i) the Agent shall notify the Borrower of the failure of such Lender to make such amount available to the Agent and the Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to Base Rate Loans hereunder, on demand, from the Borrower and (ii) the Borrower may, without waiving any rights it may have against such Lender, borrow a like amount on an unsecured basis from any commercial bank for a period ending on the date upon which such Lender does in fact make such borrowing available, provided that at the time such borrowing is made
                          --------
     and at all times while such amount is outstanding the Borrower would be permitted to borrow such amount pursuant to Section 2.1 of this Credit Agreement.

     3.12  Sharing of Payments.  The Lenders agree among themselves that,
           -------------------
in the event that any Lender shall obtain payment in respect of any Loan, unreimbursed drawing with respect to any LOC Obligations or any other obligation owing to such Lender under this Credit Agreement through the exercise of a right of setoff, banker's lien or counterclaim, or pursuant to a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, in excess of its pro rata share of such payment as provided for in this Credit Agreement, such Lender shall promptly purchase from the other Lenders a participation in such Loans, LOC Obligations and other obligations in such amounts, and make such other adjustments from time to time, as shall be equitable to the end that all Lenders share such payment in accordance with their respective ratable shares as provided for in this Credit Agreement. The Lenders further agree among themselves that if payment to a Lender obtained by such Lender through the exercise of a right of setoff, banker's lien, counterclaim or other event as aforesaid shall be rescinded or must otherwise be restored, each Lender which shall have shared the benefit of such payment shall, by repurchase of a participation theretofore sold, return its share of that benefit (together with its share of any accrued interest payable with respect thereto) to each Lender whose payment shall have been rescinded or otherwise restored. The Borrower agrees that any Lender so purchasing such a participation may, to the fullest extent permitted by law, exercise all rights of payment, including setoff, banker's lien or counterclaim, with respect to such participation as fully as if such Lender were a holder of such Loan, LOC Obligation or other obligation in the amount of such participation. Except as otherwise expressly provided in this Credit Agreement, if any Lender or the Agent shall fail to remit to the Agent or any other Lender an amount payable by such Lender or the Agent to the Agent or such other Lender pursuant to this Credit Agreement on the date when such amount is due, such payments shall be made together with interest thereon for each date from the date such amount is due until the date such amount is paid to the Agent or such other Lender at a rate per annum equal to the Federal Funds Rate. If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this Section 3.12 applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders under this Section 3.12 to share in the benefits of any recovery on such secured claim.

     3.13  Place and Manner of Payments.  Except as otherwise specifically
           ----------------------------
provided herein, all payments hereunder shall be made to the Agent in Dollars in immediately available funds, without offset, deduction, counterclaim or withholding of any kind, at its offices specified in
Schedule 2.1(a) not later than 2:00 P.M. (Charlotte, North Carolina time)
- ---------------
on the date when due. Payments received after such time shall be deemed to have been received on the next succeeding Business Day. The Agent may (but shall not be obligated to) debit the amount of any such payment which is not made by such time to any ordinary deposit account of the Borrower maintained with the Agent (with notice to the Borrower). The Borrower shall, at the time it makes any payment under this Credit Agreement, specify to the Agent the Loans, LOC Obligations, fees or other amounts payable by the Borrower hereunder to which such payment is to be applied (and in the event that it fails so to specify, or if such application would be inconsistent with the terms hereof, the Agent shall distribute such payment to the Lenders in the manner set forth in Section

3.3(f) for mandatory prepayments). The Agent will distribute such payments to such Lenders, if any such payment is received prior to 12:00 Noon (Charlotte, North Carolina time) on a Business Day in like funds as received prior to the end of such Business Day and otherwise the Agent will distribute such payment to such Lenders on the next succeeding Business Day. Whenever any payment hereunder shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day (subject to accrual of interest and fees for the period of such extension), except that in the case of Eurodollar Loans, if the extension would cause the payment to be made in the next following calendar month, then such payment shall instead be made on the next preceding Business Day. Except as expressly provided otherwise herein, all computations of interest and fees shall be made on the basis of actual number of days elapsed over a year of 360 days, except with respect to computation of interest on Base Rate Loans which shall be calculated based on a year of 365 or 366 days, as appropriate. Interest shall accrue from and include the date of borrowing, but exclude the date of payment.

     3.14  Indemnification; Nature of Issuing Lender's Duties.
           --------------------------------------------------

          (a) In addition to its other obligations under Section 2.2, the Borrower hereby agrees to protect, indemnify, pay and save each Issuing Lender harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees) that the Issuing Lender may incur or be subject to as a consequence, direct or indirect, of (A) the issuance of any Letter of Credit or (B) the failure of the Issuing Lender to honor a drawing under a Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority (all such acts or omissions, herein called "Government Acts").
                                  ---------------

          (b) As between the Borrower and the Issuing Lender, the Borrower shall assume all risks of the acts, omissions or misuse of any Letter of Credit by the beneficiary thereof. The Issuing Lender shall not be responsible: (i) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, that may prove to be invalid or ineffective for any reason; (iii) for failure of the beneficiary of a Letter of Credit to comply fully with conditions required in order to draw upon a Letter of Credit; (iv) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) for errors in interpretation of technical terms; (vi) for any loss or delay in the transmission or otherwise of any document required in order to make a drawing under a Letter of Credit or of the proceeds thereof; and (vii) for any consequences arising from causes beyond the control of the Issuing Lender, including, without limitation, any Government Acts. None of the above shall affect, impair, or prevent the vesting of the Issuing Lender's rights or powers hereunder.

          (c) In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by the Issuing Lender, under or in connection with any Letter of Credit or the related certificates, if taken or omitted in good faith, shall not put such Issuing Lender under any resulting liability to the Borrower. It is the intention of the parties that this Credit Agreement shall be construed and applied to protect and indemnify the Issuing Lender against any and all risks involved in the issuance of the Letters of Credit, all of which risks are hereby assumed by the Borrower, including, without limitation, any and all risks of the acts or omissions, whether rightful or wrongful, of any present or future Government Acts. The Issuing Lender shall not, in any way, be liable for any failure by the Issuing Lender or anyone else to pay any drawing under any Letter of Credit as a result of any Government Acts or any other cause beyond the control of the Issuing Lender.

          (d) Nothing in this Section 3.14 is intended to limit the reimbursement obligation of the Borrower contained in Section 2.2(d) hereof. The obligations of the Borrower under this Section 3.14 shall survive the termination of this Credit Agreement. No act or omissions of any current or prior beneficiary of a Letter of Credit shall in any way affect or impair the rights of the Issuing Lender to enforce any right, power or benefit under this Credit Agreement.

          (e)  Notwithstanding anything to the contrary contained in this
     Section 3.14, the Borrower shall have no obligation to indemnify any Issuing Lender in respect of any liability incurred by such Issuing Lender (and the Issuing Lender shall retain all such liability) arising out of the gross negligence or willful misconduct of the Issuing Lender.

     3.15 Replacement of Lenders.  If any Lender either (i) becomes a
          ----------------------
Defaulting Lender or (ii) delivers a notice to the Borrower pursuant to Sections 3.5 or 3.8, the Borrower shall have the right, if no Default or Event of Default then exists, to replace such Lender (the "Replaced
                                                           --------
Lender") with one or more Eligible Assignees (collectively, the
- ------
"Replacement Lender"), provided that (A) at the time of any replacement
 ------------------    --------
pursuant to this Section 3.15, the Replacement Lender shall enter into one or more assignment agreements substantially in the form of Schedule
                                                           --------

11.3(c) pursuant to, and in accordance with the terms of, Section 11.3(c)
- -------
(and with all fees payable pursuant to said Section 11.3(c) to be paid by the Replacement Lender) pursuant to which the Replacement Lender shall acquire all of the rights and obligations of the Replaced Lender hereunder and, in connection therewith, shall pay to (1) the Replaced Lender in respect thereof an amount equal to the sum of (a) the principal of, and all accrued interest on, all outstanding Loans of the Replaced Lender, (b) all unreimbursed drawings under the Letters of Credit that have been funded by the Replaced Lender, together with all then unpaid interest with respect thereto at such time and (c) all accrued but theretofore unpaid, fees and other amounts owing to the Replaced Lender pursuant to Section 3.4 and (2) each Issuing Lender an amount equal to such Replaced Lender's LOC Commitment Percentage of any unreimbursed drawings under Letters of Credit issued by such Issuing Lender to the extent such amount was not heretofore funded by Replaced Lender, and (B) all obligations of the Borrower owing to the Replaced Lender (including all obligations, if any, owing pursuant to Section 3.5 or 3.8, but excluding those obligations specifically described in clause (A) above in respect of which the assignment purchase price has been, or is concurrently being paid) shall be paid in full by the Borrower to such Replaced Lender concurrently with such replacement.

     3.16 Change of Lending Office.  Each Lender agrees that on the
          ------------------------
occurrence of any event giving rise to the operation of Sections 3.5, 3.8 or 3.9 with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts to designate another lending office for any Loans or Letters of Credit affected by such event, provided that such designation is
                                          --------
made on such terms that such Lender and its lending office suffer no material economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of such Section.


                                 SECTION 4

                                  GUARANTY
                                  --------

     4.1  The Guarantee.  Each of the Guarantors hereby jointly and
          -------------
severally guarantees to each Lender and the Agent as hereinafter provided the prompt payment of the Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as mandatory cash collateralization or otherwise) strictly in accordance with the terms thereof. The Guarantors hereby further agree that if any of the Obligations are not paid in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as mandatory cash collateralization or otherwise), the Guarantors will, jointly and severally, promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Obligations, the same will be promptly paid in full when due (whether at extended maturity, as a mandatory prepayment, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

     Notwithstanding any provision to the contrary contained herein or in any other of the Credit Documents, in the event of a bankruptcy or other similar insolvency proceeding of a Guarantor, the obligations of each such Guarantor hereunder shall be limited to an aggregate amount equal to the largest amount that would not render its Obligations hereunder subject to avoidance under Section 548 of the Bankruptcy Code or any comparable provisions of any applicable state law.

     4.2  Obligations Unconditional.  The obligations of the Guarantors
          -------------------------
under Section 4.1 are joint and several, absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any of the Credit Documents, or any other agreement or instrument referred to therein, or any substitution, release or exchange of any other guarantee of or security for any of the Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 4.2 that the obligations of the Guarantors hereunder shall be absolute and unconditional under any and all circumstances. Without limiting the generality of the foregoing, it is agreed that, to the fullest extent permitted by law, the occurrence of any one or more of the following shall not alter or impair the liability of any Guarantor hereunder which shall remain absolute and unconditional as described above:

          (i) at any time or from time to time, without notice to any Guarantor, the time for any performance of or compliance with any of the Obligations shall be extended, or such performance or compliance shall be waived;

          (ii) any of the acts mentioned in any of the provisions of any of the Credit Documents or any other agreement or instrument referred to therein shall be done or omitted;

          (iii) the maturity of any of the Obligations shall be accelerated, or any of the Obligations shall be modified, supplemented or amended in any respect, or any right under any of the Credit Documents or any other agreement or instrument referred to therein shall be waived or any other guarantee of any of the Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with;

          (iv) any Lien granted to, or in favor of, the Agent or any Lender or Lenders as security for any of the Obligations shall fail to attach or be perfected; or

          (v) any of the Obligations shall be determined to be void or voidable (including, without limitation, for the benefit of any creditor of any Guarantor) or shall be subordinated to the claims of any Person (including, without limitation, any creditor of any Guarantor).

With respect to its obligations hereunder, each Guarantor hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Agent or any Lender exhaust any right, power or remedy or proceed against any Person under any of the Credit Documents or any other agreement or instrument referred to therein, or against any other Person under any other guarantee of, or security for, any of the Obligations.

     4.3  Reinstatement.  The obligations of the Guarantors under this
          -------------
Section 4 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Obligations is rescinded or must be otherwise restored by any holder of any of the Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and each Guarantor agrees that it will indemnify the Agent and each Lender on demand for all reasonable costs and expenses (including, without limitation, reasonable fees and expenses of counsel) incurred by the Agent or such Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

     4.4  Certain Additional Waivers.  Without limiting the generality of
          --------------------------
the provisions of this Section 4, each Guarantor hereby specifically waives the benefits of N.C. Gen. Stat. Sec.Sec. 26-7 through 26-9, inclusive. Each of the Guarantors further agrees that it shall have no right of subrogation, reimbursement or indemnity, nor any right of recourse to security, if any, for the Obligations so long as any amounts payable to the Agent or the Lenders in respect of the Obligations shall remain outstanding and until all of the Commitments shall have expired or been terminated.

     4.5  Remedies.  The Guarantors agree that, to the fullest extent
          --------
permitted by law, as between the Guarantors, on the one hand, and the Agent and the Lenders, on the other hand, the Obligations may be declared to be forthwith due and payable as provided in Section 9.2 hereof (and shall be deemed to have become automatically due and payable in the circumstances provided in said Section 9.2) for purposes of Section 4.1 notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing such Obligations from becoming automatically due and payable) as against any other Person and that, in the event of such declaration (or such Obligations being deemed to have become automatically due and payable), such Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by the Guarantors for purposes of said Section 4.1.

     4.6  Continuing Guarantee.  The guarantee in this Section 4 is a
          --------------------
continuing guarantee, and shall apply to all Obligations whenever arising.

     4.7  Discharge of Guarantor.  If all of the stock of any Guarantor or
          ----------------------
any of its successors in interest under this Section 4 shall be sold or otherwise disposed of (including by merger or consolidation) in a transaction not prohibited by this Agreement, or if a Guarantor shall no longer satisfy the conditions for being a Guarantor under Section 7.12, the guaranty of such Guarantor or such successor in interest, as the case may be, hereunder and the pledge of the capital stock or other ownership interest in such Guarantor or such successor in interest, as the case may be, pursuant to the Pledge Agreement shall automatically be discharged and released without any further action by the Agent, any Lender or any other Person effective as of the date of such transaction or as of the date the Agent receives evidence reasonably satisfactory to the Agent that such conditions are not longer satisfied. The Borrower will give prompt notice to the Agent of any discharge and release pursuant to this Section 4.7.


                                 SECTION 5

                                 CONDITIONS
                                 ----------

     5.1  Conditions to Initial Extensions of Credit.  The obligation of
          ------------------------------------------
each Lender to make its initial Extensions of Credit to Embassy Suites, as the initial Borrower, is subject to the satisfaction of the following conditions on or prior to the Closing Date:

          (a)  Executed Credit Documents.  Receipt by the Agent of executed
               -------------------------
     counterparts of this Credit Agreement, the Notes and the other Credit Documents.

          (b)  Tranche B Credit Agreement.  Receipt by the Agent of copies
               --------------------------
     of the executed Tranche B Credit Agreement, the promissory notes issued thereunder and the other collateral, security and other documents relating thereto.

          (c)  No Default; Representations and Warranties.  As of the
               ------------------------------------------
     Closing Date (i) there shall exist no Default or Event of Default and
     (ii) all representations and warranties contained herein and in the other Credit Documents shall be true and correct in all material respects.

          (d)  Opinion of Counsel.  Receipt by the Agent of an opinion, or
               ------------------
     opinions, satisfactory to the Agent, addressed to the Agent and the Lenders and dated as of the Closing Date, from legal counsel to the Credit Parties and in form reasonably acceptable to the Agent and the Credit Parties.

          (e)  Corporate Documents.  Receipt by the Agent of the following:
               -------------------

                 (i)     Charter Documents.  Copies of the articles or
                         -----------------
          certificates of incorporation or other charter documents of each Credit Party certified to be true and complete as of a recent date by the appropriate Governmental Authority of the state or other jurisdiction of its incorporation and certified by a secretary or assistant secretary of such Credit Party to be true and correct as of the Closing Date.

                (ii)     Bylaws.  A copy of the bylaws of each Credit Party
                         ------
          certified by a secretary or assistant secretary of such Credit Party to be true and correct as of the Closing Date.

               (iii)     Resolutions.  Copies of resolutions of the Board
                         -----------
          of Directors of each Credit Party approving and adopting the Credit Documents to which it is a party and the transactions contemplated therein and authorizing execution and delivery thereof, certified by a secretary or assistant secretary of such Credit Party to be true and correct and in force and effect as of the Closing Date.

                (vi)     Good Standing.  Copies of (a) certificates of good
                         -------------
          standing, existence or its equivalent with respect to each Credit Party certified as of a recent date by the appropriate Governmental Authorities of the state or other jurisdiction of incorporation and each other jurisdiction in which the failure to so qualify and be in good standing would have a Material Adverse Effect and (b) to the extent available, a certificate indicating payment of all corporate franchise taxes certified as of a recent date by the appropriate governmental taxing authorities.

          (f)  Fees and Expenses.  Provided the Borrower has received
               -----------------
     proper documentation and support therefor, payment by the Borrower of all fees and expenses owed by it to the Lenders and the Agent, including, without limitation, payment to the Agent of the fees set forth in the Agent's Fee Letter.

          (g)  Distribution.  Receipt by the Agent of evidence satisfactory
               ------------
     to the Agent that (i) all conditions precedent to the consummation of the Distribution have been satisfied and (ii) the Distribution will be consummated immediately after the making of such initial Extensions of Credit in the manner contemplated by the Proxy Statement.

          (h)  Other.  Receipt by the Lenders of such other documents,
               -----
     instruments, agreements or information as reasonably requested by the Agent or the Required Lenders.

     5.2  Conditions to Assignment to Hotel Inc., Release of Embassy Suites
          -----------------------------------------------------------------
and Promus Co. and Initial Extensions of Credit to
- ---------------------------------------------------

Hotel Inc.  The obligation of the Lenders to accept the assignment to and
- ----------
the assumption by Hotel Inc. of the rights and obligations of Embassy Suites under this Credit Agreement and to release Embassy Suites and Promus Co. of their respective obligations, direct and indirect, present and future, under this Credit Agreement pursuant to Section 11.3(b) and to make its initial Extensions of Credit to Hotel Inc. shall be subject to satisfaction of the following conditions on or prior to the Effective Date of Assignment:

          (a)  Assignment and Assumption Agreement.  Receipt by the Agent
               -----------------------------------
     of executed counterparts of the Hotel Inc. Assignment and Assumption Agreement.

          (b)  Pledge Agreement and Stock Certificates.  Receipt by the
               ---------------------------------------
     Agent of the executed Pledge Agreement and all of the stock certificates evidencing the stock pledged to the Lenders pursuant to the Pledge Agreement, along with duly executed undated stock powers executed in blank attached thereto.

          (c)  Reorganization Resolution.  Receipt by the Agent of (i) a
               -------------------------
     copy of corporate resolutions of the directors of Promus Co. and Embassy Suites approving the Reorganization, (ii) copies of the Reorganization Documents, certified by a secretary or assistant secretary of Hotel Corp. and (iii) such other information regarding the structure, tax treatment, existing and projected tax liabilities and other matters relating to the Reorganization as the Agent may reasonably request.

          (d)  Solvency Certificate.  Receipt by the Agent of a certificate
               --------------------
     of the chief financial officer of Embassy Suites as of the Effective Date of the Assignment stating that, immediately after giving effect to the Reorganization, the Distribution and Hotel Inc. Assignment and Assumption Agreement, Embassy Suites is Solvent.

          (e)  Reorganization.  The Agent shall have received a certificate
               --------------
     executed by the chief financial officer of Hotel Corp. as of the Effective Date of Assignment stating that (i) the terms of the Reorganization and the final corporate organization and structure of Hotel Corp. and Hotel Inc. are consistent in all material respects with the Proxy Statement; (ii) the transactions described in clause
     (i) of the first recital hereof have been consummated in a manner consistent in all material respects with the terms of the Proxy Statement on or before the execution of the Hotel Inc. Assignment and Assumption Agreement; (iii) no material adverse change has occurred since December 31, 1994, with respect to the combined financial condition of the Hotel Inc. Businesses; (iv) there does not exist any order, decree, judgment, ruling or injunction which restrains the consummation of the Reorganization or the Distribution in the manner contemplated by the Proxy Statement, and there does not exist any action, suit or proceeding, pending or threatened, in which there is a reasonable possibility of an adverse decision, which would materially adversely affect the ability of Hotel Inc. or any of the Guarantors (including Hotel Corp.) to perform its obligations under the Credit Documents or the ability of the Lenders to exercise their rights thereunder; and (v) immediately after giving effect to the Reorganization, the Distribution and the Hotel Inc. Assignment and Assumption Agreement, (A) no Default or Event of Default shall have occurred and be continuing and (B) the representations and warranties set forth in Section 6 will be true and correct in all material respects.

          (f)  NYSE Listing.  Receipt by the Agent of evidence satisfactory
               ------------
     to it that the shares of Hotel Corp.'s common stock shall have been approved for listing on the New York Stock Exchange.

          (g)  Form 10 Filing.  Receipt by the Agent of evidence
               --------------
     satisfactory to it that the Form 10 shall have been filed with the Securities and Exchange Commission together with a certification by the chief financial officer of Embassy Suites that Embassy Suites has received no stop order regarding the Form 10 from the Securities and Exchange Commission and that the Form 10 shall have become effective.

          (h)  Other Documents.  Receipt by the Agent of all documents it
               ---------------
     and the Required Lenders may reasonably request relating to the existence of each of Hotel Corp., Hotel Inc. and the other Guarantors, the corporate authority for and the validity of Hotel Inc. Assignment and Assumption Agreement and any other matters relevant thereto, all in form and substance reasonably satisfactory to the Agent.

          (i)  Legal Opinions.  Receipt by the Agent of legal opinions
               --------------
     addressed to the Agent and the Lenders from (i) counsel to Embassy Suites and Promus Co. satisfactory to Agent, dated as of the Effective Date of Assignment and in a form reasonably acceptable to the Agent, Promus Co. and Embassy Suites and (ii) counsel to Hotel Corp. and Hotel Inc. satisfactory to Agent, dated as of the Effective Date of Assignment and in form reasonably acceptable to the Agent, Promus Co. and Embassy Suites.

          (j)  Other Information.  Receipt by the Agent of such other
               -----------------
     documents, agreements or information which may be reasonably requested by the Agent and the Required Lenders.

     The Agent's execution and delivery of the Hotel Inc. Assignment and Acceptance Agreement shall constitute the agreement of the Agent binding upon the Lenders that all of the conditions set forth in this Section 5.2 have been either satisfied or waived.

     5.3  Each Extension of Credit.  The obligation of each Lender to make
          ------------------------
any Extension of Credit, including the conversion to or extension of any Eurodollar Loan (and including the obligation of the Swingline Lender to make any Swingline Loan) is subject to satisfaction of the following conditions in addition to (i) with respect to any Extension of Credit to be made, converted or extended on a date occurring prior to the Effective Date of Assignment, satisfaction on the Closing Date of the conditions set forth in Section 5.1 and (ii) with respect to any Extension of Credit to be made, converted or extended on a date occurring on or after the Effective Date of Assignment, satisfaction on the Closing Date of the conditions set forth in
Section 5.1 and satisfaction on the Effective Date of Assignment of the conditions set forth in Section 5.2:

          (a) (i) In the case of any Committed Revolving Loan, the Agent shall have received an appropriate Notice of Borrowing or Notice of Conversion/Extension; (ii) in the case of any Letter of Credit, the Issuing Bank and the Agent shall have received an appropriate notice of request for issuance of a Letter of Credit in accordance with the provisions of Section 2.2(b), (iii) in the case of any Competitive Loan, the applicable Competitive Loan Lender shall have received an appropriate notice of acceptance of its related Competitive Bid; and
     (iv) in the case of any Swingline Loan, the Swingline Lender shall have received an appropriate Notice of Borrowing in accordance with the provisions of Section 2.3(b)(i);

         (b) The representations and warranties set forth in Section 6 hereof and in the Pledge Agreement shall be true and correct in all material respects as of such date (except for those which expressly relate to an earlier date);

         (c) There shall not have been commenced against the Parent Company, the Borrower or any Guarantor an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or any case, proceeding or other action for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Parent Company, the Borrower or any Guarantor or for any substantial part of its Property or for the winding up or liquidation of its affairs, and such involuntary case or other case, proceeding or other action shall remain undismissed, undischarged or unbonded;

         (d) No Default or Event of Default shall exist and be continuing either prior to or after giving effect thereto; and

         (e) Since December 31, 1994, there shall not have been a material adverse change in or event or condition materially adversely affecting the financial condition, operations, business or prospects of the hotel business of the Parent Company, the Borrower and their Subsidiaries, taken as a whole.

The delivery of each Notice of Borrowing and each Notice of Conversion relating to an extension of or conversion into Eurodollar Loans, each request for the issuance or extension of a Letter of Credit, each request for a Competitive Bid pursuant to a Competitive Bid Request and each request for a Swingline Loan pursuant to Section 2.3(b)(i) shall constitute a representation and warranty by the Borrower of the correctness of the matters specified in subsections (b), (c), (d) and (e) above.


                                 SECTION 6

                       REPRESENTATIONS AND WARRANTIES
                       ------------------------------

     To induce the Agent and each Lender to make the Extensions of Credit requested to be made by it on the Closing Date and on each Credit Date thereafter, the Credit Parties hereby represent and warrant, on the Closing Date, and on every Credit Date thereafter (except to the extent the following representations warranties relate to a specific date), to the Agent and each Lender that:

     6.1  Financial Condition.  (a) The audited consolidated balance sheet
          -------------------
of Promus Co. and its consolidated Subsidiaries as of December 31, 1994 and the audited consolidated statements of earnings and statements of cash flows for the year ended December 31, 1994 have heretofore been furnished to the Agent. Such financial statements (including the notes thereto) (i) have been audited by Arthur Andersen LLP, (ii) have been prepared in accordance with GAAP consistently applied throughout the periods covered thereby and (iii) (on the basis disclosed in the footnotes to such financial statements) present fairly, in all material respects, the consolidated financial condition, results of operations and cash flows of Promus Co. and its consolidated Subsidiaries as of such date and for such periods. The unaudited interim balance sheets of Promus Co. and its consolidated Subsidiaries as at the end of, and the related unaudited interim statements of earnings and of cash flows for, each fiscal month and quarterly period ended after December 31, 1994 and prior to the Closing Date have heretofore been furnished to the Agent. Such interim financial statements for each such quarterly period, (i) have been prepared in accordance with GAAP consistently applied throughout the periods covered thereby and (ii) (on the basis disclosed in the footnotes to such financial statements) present fairly, in all material respects, the consolidated financial condition, results of operations and cash flows of Promus Co. and its consolidated Subsidiaries as of such date and for such periods subject to year-end and audit adjustments. During the period from December 31, 1994 to and including the Closing Date, there has been no sale, transfer or other disposition by Promus Co. or any of its Subsidiaries of any material part of the business or property of Promus Co. and its consolidated Subsidiaries, taken as a whole, and no purchase or other acquisition by any of them of any business or property (including any capital stock of any other person) material in relation to the consolidated financial condition of Promus Co. and its consolidated Subsidiaries, taken as a whole, in each case, which, is not reflected in the foregoing financial statements or in the notes thereto and has not otherwise been disclosed in writing to the Lenders on or prior to the Closing Date.

     (b)  The pro forma balance sheet of Hotel Corp. and its consolidated
              --- -----
Subsidiaries set forth in the Proxy Statement (the "Pro Forma Balance
                                                    -----------------
Sheet") is the balance sheet of Hotel Corp. and its consolidated
- -----
Subsidiaries as of December 31, 1994 (the "Pro Forma Date"), adjusted to
                                           --------------
give effect (as if such events have occurred on such date) to (i) the consummation of the Reorganization and Distribution on the Closing Date and of the Assignment and Assumption, (ii) the Extension of Credit under this Credit Agreement and/or the Tranche B Credit Agreement to be made on the Closing Date in an aggregate principal amount of not more than $225,000,000, and (iii) the payment of estimated fees, expenses and financing costs related to the transactions contemplated hereby and thereby. The Pro Forma Balance Sheet was prepared on the same basis as the balance sheets included in the financial statements described in the first sentence of subsection 6.1(a), except as set forth in Schedule 6.1(b).
                                                      ---------------

     (c) On and as of the Closing Date, (i) the financial projections (the "Projections") prepared by the Parent Company and the Borrower and
 -----------
contained in the Confidential Offering Memorandum delivered to the Lenders by the Agent prior to the Closing Date were prepared based upon the assumptions concerning various industry trends described therein for the periods presented, (ii) the Projections were based on good faith assumptions and estimates, and (iii) although a range of possible different assumptions and estimates might also be reasonable, the Parent Company and the Borrower are not aware of any facts that would lead them to believe that the assumptions and estimates on which the Projections were based are not reasonable; provided that no assurance can be given that the projected
                --------
results will be realized or with respect to the ability of the Parent Company and the Borrower to achieve the projected results, and while the Projections are necessarily presented with numerical specificity, the actual results achieved during the periods presented in all likelihood will differ from the projected results and such differences may be material.

     6.2  No Change; Solvent.  Since December 31, 1994, (a) there has been
          ------------------
no development or event relating to or affecting the Parent Company, the Borrower or any of their Subsidiaries which has had or would be reasonably expected to have a Material Adverse Effect and (b) except as permitted under this Credit Agreement no dividends or other distributions have been declared, paid or made upon the capital stock of the Borrower nor has any of the capital stock of the Borrower been redeemed, retired, purchased or otherwise acquired for value by the Borrower or any of its Subsidiaries. As of the Closing Date, after giving effect to (i) the consummation of the Assignment and Assumption, (ii) the making of the Extensions of Credit under this Credit Agreement and/or the Tranche B Credit Agreement to be made on the Closing Date in an aggregate principal amount of not more than $225,000,000 and (iii) the payment of estimated fees, expenses and financing costs related to the transactions contemplated hereby and thereby, Hotel Corp., Hotel Inc. and each Guarantor is Solvent.

     6.3  Corporate and Partnership Existence; Compliance with Law.  Each
          --------------------------------------------------------
of the Parent Company, the Borrower and their Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the corporate or partnership power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, except to the extent that the failure to have such legal right would not be reasonably expected to have a Material Adverse Effect, (c) is duly qualified and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, other than in such jurisdictions where the failure to be so qualified and in good standing would not be reasonably expected to have a Material Adverse Effect, and (d) is in compliance with all Requirements of Law, except to the extent that the failure to comply therewith would not, in the aggregate, be reasonably expected to have a Material Adverse Effect.

     6.4  Corporate and Partnership Power; Authorization; Enforceable
          -----------------------------------------------------------
Obligations.  The Parent Company, the Borrower and each of the other Credit
- -----------
Parties has the corporate or partnership power and authority, and the legal right, to make, deliver and perform the Credit Documents to which it is a party and to borrow and accept Extensions of Credit hereunder or to issue the guarantee or to pledge stock hereunder, and have taken all necessary corporate or partnership action to authorize the borrowings or guarantees and Extensions of Credit or guarantee such borrowings and Extensions of Credit, as appropriate, on the terms and conditions of this Credit Agreement and any Notes and to authorize the execution, delivery and performance of the Credit Documents to which it is a party. No consent or authorization of, filing with, notice to or other similar act by or in respect of, any Governmental Authority or any other Person is required to be obtained or made by or on behalf of the Borrower or any Guarantor in connection with the borrowings or guarantees hereunder or with the execution, delivery, performance, validity or enforceability of the Credit Documents to which the Borrower is a party, except for consents, authorizations, notices and filings described in Schedule 6.4, all of which
                                                 ------------
have been obtained or made or have the status described in such Schedule
                                                                --------
6.4.  This Credit Agreement has been, and each other Credit Document to
- ---
which it is a party will be,
duly executed and delivered on behalf of the Borrower and the Guarantors. This Credit Agreement constitutes, and each other Credit Document to which it is a party when executed and delivered will constitute, a legal, valid and binding obligation of the Borrower and the Guarantors enforceable against them in accordance with its respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

     6.5  No Legal Bar.  The execution, delivery and performance of the
          ------------
Credit Documents by the Borrower, the Parent Company and the other Credit Parties, the borrowings and extensions of credit and the guarantees thereof hereunder and the use thereof and the pledge of stock in connection therewith (a) will not violate any Requirement of Law or Contractual Obligation of the Borrower, the Parent Company or the other Credit Parties in any respect that would reasonably be expected to have a Material Adverse Effect and (b) will not result in, or require, the creation or imposition of any Lien (other than the Liens created by the Pledge Agreement) on any of its or their respective properties or revenues pursuant to any such Requirement of Law or Contractual Obligation.

     6.6  No Material Litigation.  No litigation, investigation or
          ----------------------
proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower, threatened by or against the Parent Company, the Borrower or any of their Subsidiaries or against any of its or their respective properties or revenues which would be reasonably expected to have a Material Adverse Effect.

     6.7  No Default.  Neither the Parent Company, the Borrower nor any of
          ----------
their Subsidiaries is in default under or with respect to any of its Contractual Obligations in any respect which would be reasonably expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

     6.8  Ownership of Property; Liens.  Except as would not have a
          ----------------------------
Material Adverse Effect or as set forth in Schedule 6.8 hereto, the Parent
                                           ------------
Company, the Borrower and each of their Subsidiaries has good record and sufficient title in fee simple to, or a valid leasehold interest in, all its real property, and good title to, or a valid leasehold interest in, all its other property. None of such property is subject to any Lien, except for Permitted Liens.

     6.9  Intellectual Property.  The Parent Company, the Borrower and each
          ---------------------
of their Subsidiaries owns, or has the legal right to use, all United States trademarks, tradenames, copyrights, service marks, technology, know-how and processes necessary for each of them to conduct its business as currently conducted (the "Intellectual Property") except for those the
                          ---------------------
failure to own or have such legal right to use would not be reasonably expected to have a Material Adverse Effect. Except as provided on Schedule
                                                                   --------
6.9, no claim has been asserted and is pending by any Person challenging or
- ---
questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does the Borrower know of any such claim, and the use of such Intellectual Property by the Parent Company, the Borrower and their Subsidiaries does not infringe on the rights of any Person, except for such claims and infringements that in the aggregate, would not be reasonably expected to have a Material Adverse Effect.

     6.10 No Burdensome Restrictions.  No Requirement of Law of the
          --------------------------
Borrower or any of its Subsidiaries would be reasonably expected to have a Material Adverse Effect.

     6.11 Taxes.   The Parent Company, the Borrower and each of their
          -----
Subsidiaries that are corporations have filed or caused to be filed all United States federal income tax returns and all other material tax returns which, to the knowledge of the Borrower, are required to be filed, and have paid (a) all taxes shown to be due and payable on said returns and (b) any assessments of which it has received notice made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any (i) taxes, fees or other charges with respect to which the failure to pay, in the aggregate, would not have a Material Adverse Effect and (ii) taxes, fees or other charges the amount or validity of which are currently being contested and with respect to which reserves in conformity with GAAP have been provided on the books of the Parent Company, the Borrower or such Subsidiaries, as the case may be).

     6.12 Federal Regulations.  No part of the proceeds of any Loans will
          -------------------
be used in any manner which might cause the Loans or the application of such proceeds to violate Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect.
If requested by any Lender or the Agent, the Parent Company, the Borrower and the other Credit Parties will furnish to the Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form U-1 referred to in said Regulation U. The parties hereto acknowledge that the use of proceeds of the Loans by the Borrower to purchase $25,000,000 of shares in Felcor Suites Hotels, Inc. or units in Felcor Suites Hotels Limited Partnership will not cause a violation of said Regulation U.

     6.13 ERISA.  During the five year period prior to each date as of
          -----
which this representation is made, or deemed made (or, with respect to (vi) or (viii) below, as of the date such representation is made or deemed made), none of the following events or conditions, either individually or in the aggregate, has resulted or is reasonably likely to result in a liability to the Parent Company, the Borrower or any of their Subsidiaries which would be reasonably expected to have a Material Adverse

Effect:  (i) a Reportable Event with respect to any Single Employer Plan;
(ii) an "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) with respect to any Single Employer Plan which has not been waived; (iii) any material noncompliance with the application of ERISA or the Code with respect to any Plan; (iv) a termination of a Single Employer Plan (other than a standard termination pursuant to Section 4041(b) of ERISA); (v) a Lien in favor of the PBGC with respect to any Single Employer Plan or a Plan pursuant to Section 4068 or
Section 302(f) of ERISA, respectively; (vi) Underfunding with respect to any Single Employer Plan; (vii) a complete or partial withdrawal from any Multiemployer Plan by the Parent Company, the Borrower or any Commonly Controlled Entity; (viii) any liability of the Parent Company, the Borrower or any Commonly Controlled Entity under ERISA if the Parent Company, the Borrower or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the annual valuation date most closely preceding the date on which their representation is made or deemed made;
(ix) the Plan Reorganization or Insolvency of any Multiemployer Plan; (x) the excess of the present value (determined using actuarial and other assumptions which are reasonable in respect of the benefits provided and the employees participating) of the aggregate liability of the Parent Company, the Borrower or any of their Subsidiaries for post-retirement benefits to be provided to their current and former employees (excluding benefits provided pursuant to Section 4980B of the Code or Section 601 of ERISA), under Plans which are welfare benefit plans (as determined in
Section 3(1) of ERISA) over the assets under all such Plans; and (xi) an event or condition with respect to which the Parent Company, the Borrower or any Commonly Controlled Entity could incur any liability in respect of a Former Plan.

     6.14 Investment Company Act; Other Regulations.  The Borrower is not
          -----------------------------------------
an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. The Borrower is not subject to regulation under any Federal or State statute or regulation which limits its ability to incur Indebtedness as contemplated hereby.

     6.15 Subsidiaries.  Set forth in Schedule 6.15 is a complete and
          ------------                -------------
accurate list of all Subsidiaries of the Parent Company and the Borrower both immediately prior to, and immediately after giving effect to, the Assignment and Assumption. Information on the attached Schedule includes jurisdiction of incorporation or organization; the number of shares of each class of capital stock or other equity interest outstanding; the number and percentage of outstanding shares of each class owned (directly or indirectly) by such Person; and the number and effect, if exercised, of all outstanding options, warrants, rights of conversion or purchase and similar rights. The outstanding capital stock of all such corporate Subsidiaries is validly issued, fully paid and non-assessable and is owned by such

Person, directly or indirectly, free and clear of all Liens other than Permitted Liens.

     6.16 Purpose of Loans.  The Extensions of Credit and the proceeds
          ----------------
therefrom shall be used for working capital and general corporate purposes (including, without limitation, the support of commercial paper), to finance the costs and expenses of the Reorganization, including the repayment of certain indebtedness of Embassy Suites outstanding immediately prior to the Reorganization, and to finance hotel development and other investments not prohibited hereunder.

     6.17 Environmental Matters.  (a) To the knowledge of the Borrower, the
          ---------------------
facilities and properties owned, leased or operated by the Parent Company, the Borrower or any of their Subsidiaries (the "Subject Properties") and
                                                ------------------
all operations at the Subject Properties are in compliance with all applicable Environmental Laws, and there is no violation of any Environmental Law with respect to the business operated by the Parent Company, the Borrower or any of their Subsidiaries (the "Business"), and
                                                         --------
there are no conditions relating to the Business or Subject Properties that would be reasonably likely to give rise to liability under any applicable Environmental Law, except for any failure so to comply or violation or condition, or any aggregation thereof, that would not be reasonably likely to result in the payment of a Material Environmental Amount.

     (b) To the knowledge of the Borrower, the Subject Properties do not contain any Materials of Environmental Concern at, on or under the Subject Properties in amounts or concentrations that constitute a violation of, or could reasonably give rise to liability under, Environmental Laws, except insofar as the presence of any Materials of Environmental Concern is not reasonably likely to result in the payment of a Material Environmental Amount.

     (c) Neither the Parent Company, the Borrower nor any of their Subsidiaries has received any written notice of, or inquiry from any Governmental Authority regarding, any violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Subject Properties or the Business, nor does the Borrower have knowledge that any such notice will be received or is being threatened, except insofar as such notice or threatened notice, or any aggregation thereof, does not involve a matter or matters that is or are reasonably likely to result in the payment of a Material Environmental Amount.

     (d) The Borrower has not, nor to the knowledge of the Borrower have any other Persons, transported or disposed of Materials of Environmental Concern from the Subject Properties, or generated, treated, stored or disposed of at, on or under any of the Subject Properties or any other location, in each case by or on behalf of the Parent Company, the Borrower or any of their

Subsidiaries in violation of, or in a manner that would be reasonably likely to give rise to liability under, any applicable Environmental Law, except insofar as any such violation or liability referred to in this paragraph, or any aggregation thereof, is not reasonably likely to result in the payment of a Material Environmental Amount.

     (e) No judicial proceeding or governmental or administrative action is pending or, to the knowledge of the Borrower, threatened, under any Environmental Law to which the Parent Company, the Borrower or any of their Subsidiaries is named as a party, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Parent Company, the Borrower, any of their Subsidiaries, the Subject Properties or the Business, except insofar as such proceeding, action, decree, order or other requirement, or any aggregation thereof, is not reasonably likely to result in the payment of a Material Environmental Amount.

     (f) To the knowledge of the Borrower, there has been no release or threat of release of Materials of Environmental Concern at or from the Subject Properties, or arising from or related to the operations (including, without limitation, disposal) of the Parent Company, the Borrower or any of their Subsidiaries in connection with the Subject Properties or otherwise in connection with the Business, in violation of or in amounts or in a manner that would be reasonably likely to give rise to liability under Environmental Laws, except insofar as any such violation or liability referred to in this paragraph, or any aggregation thereof, is not reasonably likely to result in the payment of a Material Environmental Amount.

     (g) To the knowledge of the Borrower, neither the Parent Company, the Borrower nor any of their Subsidiaries has voluntarily assumed any liability of any Person under any Environmental Law that is not subject to indemnification and is reasonably likely to result in the payment of a Material Environmental Amount.

Notwithstanding any provision herein to the contrary, all references in Sections 6.1 through 6.17 to the "Parent Company" shall mean Hotel Corp.,
                                  --------------
all references in this Section 6 to the "Borrower" shall mean Hotel Inc.
                                         --------
and all references in this Section 6 to "Credit Parties" or "Guarantors"
                                         --------------      ----------
shall mean only Hotel Corp. and its Subsidiaries which are included in the definitions of such terms.

                                 SECTION 7

                           AFFIRMATIVE COVENANTS
                           ---------------------

     Each Credit Party hereby covenants and agrees that commencing with the Closing Date and so long as this Credit Agreement is in effect and until the Obligations, together with interest, fees and other obligations hereunder, have been paid in full and the Commitments hereunder shall have terminated:

     7.1  Information Covenants.  The Parent Company and the Borrower will
          ---------------------
furnish, or cause to be furnished, to the Agent:

          (a)  Annual Financial Statements.  As soon as available, and in
               ---------------------------
     any event within 120 days after the close of each fiscal year of the Parent Company, a consolidated balance sheet and income statement of the Parent Company and its consolidated subsidiaries (including the Borrower), as of the end of such fiscal year, together with related consolidated statements of operations and retained earnings and of cash flows for such fiscal year, setting forth in comparative form consolidated figures for the preceding fiscal year, all such financial information described above to be in reasonable form and detail and audited by Arthur Anderson LLP or other independent certified public accountants of recognized national standing reasonably acceptable to the Agent and whose opinion shall be to the effect that such financial statements have been prepared in accordance with GAAP (except for changes with which such accountants concur) and shall not be limited as to the scope of the audit or qualified as to the status of the Credit Parties as a going concern.

          (b)  Quarterly Financial Statements.  As soon as available, and
               ------------------------------
     in any event within 45 days after the close of each fiscal quarter of the Parent Company (other than the fourth fiscal quarter, in which case 120 days after the end thereof) a consolidated balance sheet and income statement of the Parent Company and its consolidated subsidiaries (including the Borrower), as of the end of such fiscal quarter, together with related consolidated statements of operations and retained earnings and of cash flows for such fiscal quarter in each case setting forth in comparative form consolidated figures for the corresponding period of the preceding fiscal year, all such financial information described above to be in reasonable form and detail and reasonably acceptable to the Agent, and accompanied by a certificate of the chief financial officer, treasurer or controller of the Parent Company to the effect that such quarterly financial statements fairly present in all material respects the financial condition and results of operations of the Parent Company and its consolidated subsidiaries (including the Borrower), and have been prepared in accordance with GAAP, subject to changes resulting from audit and normal year-end audit adjustments.

          (c)  Officer's Certificate.  At the time of delivery of the
               ---------------------
     financial statements provided for in Sections 7.1(a) and 7.1(b) above, a certificate of the chief financial officer, treasurer or controller of the Parent Company substantially in the form of Schedule 7.1(d)
                                                        ---------------
     attached hereto, (i) demonstrating compliance with the financial covenants contained in Section 7.11 by calculation thereof as of the end of each such fiscal period and (ii) stating that no Default or Event of Default exists, or if any Default or Event of Default does exist, specifying the nature and extent thereof and what action the Parent Company proposes to take with respect thereto.

          (d)  Accountant's Report.  Within the period for delivery of the
               -------------------
     annual financial statements provided in Section 7.1(a), a report of the accountants conducting the annual audit stating that they have reviewed Section 7.11 and stating further whether, in the course of their audit, anything came to their attention to cause them to believe that the Parent Company and its consolidated Subsidiaries were not in compliance with Section 7.11, in so far as such Section 7.11 relates to accounting matters, on the date of such statements.

          (e)  Reports.  Promptly upon transmission or receipt thereof, (a)
               -------
     copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and reports on Forms 10-K, 10-Q and 8-K (or their equivalent) which the Parent Company or any of its Subsidiaries shall file with the Securities and Exchange Commission, or any successor agency, (b) copies of all financial statements, proxy statements, notices and reports as the Parent Company, the Borrower or any of their Subsidiaries shall send to its shareholders or to a holder of any Indebtedness with a maximum principal amount exceeding $25,000,000 owed by the Parent Company, the Borrower or any of their Subsidiaries in its capacity as such a holder (other than reports of a routine or ministerial nature which are not material) and (c) upon the request of the Agent, all reports and written information to and from the United States Environmental Protection Agency, or any state or local agency responsible for enforcement of Environmental Laws (other than reports of a routine or ministerial nature which are not material).

          (f)  Notices.  Upon the Borrower obtaining knowledge thereof, the
               -------
     Borrower will give written notice to the Agent immediately of (a) the occurrence of an event or condition consisting of a Default or Event of Default, specifying the nature and existence thereof and what action the Borrower proposes to take with respect thereto, and (b) the occurrence of any of the following (i) the pendency or commencement of any litigation, arbitration or governmental proceeding against the Parent Company, the Borrower or any of their Subsidiaries which is reasonably likely to have a

     Material Adverse Effect, (ii) the institution of any proceedings against the Parent Company, the Borrower or any of their Subsidiaries with respect to, or the receipt of notice by such Person of potential liability or responsibility for, violation, or alleged violation of any Environmental Laws, the violation of which would likely have a Material Adverse Effect, or (iii) any notice or determination concerning the imposition of any withdrawal liability by a Multiemployer Plan against the Parent Company, the Borrower or any of their Subsidiaries or any of their Commonly Controlled Entities, the determination that a Multiemployer Plan is, or is expected to be, in a Plan Reorganization or the termination of any Plan in a distress termination under Section 4041(c) of ERISA.

          (g)  Other Information.  With reasonable promptness upon any such
               -----------------
     request, such other information regarding the business, properties or financial condition of the Parent Company, the Borrower or any of their Subsidiaries as the Agent or the Required Lenders may reasonably request.

     7.2  Preservation of Existence and Franchises.  Each of the Credit
          ----------------------------------------
Parties will do all things necessary to preserve and keep in full force and effect its existence, rights, franchises and authority except as permitted under Section 8.4 or where failure to do so would not reasonably be expected to have a Material Adverse Effect.

     7.3  Books and Records.  Each of the Credit Parties will, and will
          -----------------
cause their Subsidiaries to, keep complete and accurate books and records of its transactions in accordance with good accounting practices on the basis of GAAP (including the establishment and maintenance of appropriate reserves).

     7.4  Compliance with Law.  Each of the Credit Parties will, and will
          -------------------
cause their Subsidiaries to, comply with all laws, rules, regulations and orders, and all applicable restrictions imposed by all Governmental Authorities, applicable to it and its property if noncompliance with any such law, rule, regulation, order or restriction would have a Material Adverse Effect.

     7.5  Payment of Taxes and Other Indebtedness.  Each of the Credit
          ---------------------------------------
Parties will, and will cause their Subsidiaries that are corporations to, pay and discharge (i) all material taxes, assessments and governmental charges or levies imposed upon it, or upon its income or profits, or upon any of its properties, before a material penalty begins to accrue, (ii) all lawful claims (including claims for labor, materials and supplies) which, if unpaid, might give rise to a Lien upon any of its properties, and (iii) except as prohibited hereunder, all of its other Indebtedness as it shall become due; provided, however, that there shall be no requirement to pay any such tax, assessment, charge, levy, claim or Indebtedness which is being contested in good faith by appropriate proceedings and as to which adequate reserves therefor have been established in accordance with GAAP, unless the failure to make any such payment (i) would give rise to an immediate right to foreclose on a Lien securing such amounts or (ii) would have a Material Adverse Effect.

     7.6  Insurance.  Each of the Credit Parties will, and will cause their
          ---------
Subsidiaries to, at all times maintain in full force and effect insurance (including worker's compensation insurance, liability insurance, casualty insurance and business interruption insurance) in such amounts, covering such risks and liabilities and with such deductibles or self-insurance retentions as are in accordance with normal industry practice.

     7.7  Maintenance of Property.  Each of the Credit Parties will, and
          -----------------------
will cause their Subsidiaries to, maintain and preserve its properties and equipment material to the conduct of its business in good repair, working order and condition, normal wear and tear excepted, except where failure to do so would not have a Material Adverse Effect and will make, or cause to be made, in such properties and equipment from time to time all repairs, renewals, replacements, extensions, additions, betterments and improvements thereto as may be needed or proper, to the extent and in the manner customary for companies in similar businesses except where failure to do so would not have a Material Adverse Effect.

     7.8  Performance of Obligations.  Each of the Credit Parties will, and
          --------------------------
will cause their Subsidiaries to, perform in all material respects all of its obligations under the terms of all material agreements, indentures, mortgages, security agreements or other debt instruments to which it is a party or by which it is bound, except where failure to do so would not have a Material Adverse Effect.

     7.9  Use of Proceeds.  The Extensions of Credit and the proceeds
          ---------------
thereof may be used solely for the purposes provided in Section 6.16.

     7.10 Audits/Inspections.  Upon reasonable prior notice, with
          ------------------
reasonable frequency and during normal business hours, each Credit Party will, and will cause their Subsidiaries to, permit representatives appointed by the Agent, including, without limitation, independent accountants, agents, attorneys, and appraisers to visit and inspect their property, including their books and records, their accounts receivable and inventory, their facilities and their other business assets, and to make photocopies or photographs thereof and to write down and record any information such representative obtains and shall permit the Agent or its representatives to investigate and verify the accuracy of information provided to the Lenders and to discuss all such matters with the officers of the Credit Parties and their Subsidiaries.

     7.11 Financial Covenants.
          -------------------

          (a)  Consolidated Net Worth.  There shall be maintained at all
               ----------------------
     times determined at the end of each fiscal quarter Consolidated Net Worth of at least $125,000,000; provided, however, that the minimum
                                     --------  -------
     Consolidated Net Worth required hereunder shall be increased by (i) on the last day of each fiscal quarter to occur after the Closing Date, an amount equal to 50% of Consolidated Net Income for the fiscal quarter then ended (or if Consolidated Net Income is a deficit, then zero), and (ii) immediately upon receipt, 100% of the net proceeds received by the Borrower or any Subsidiary pursuant to any Equity Transaction occurring after the Closing Date.

          (b)  Leverage Ratio. The Leverage Ratio, as determined at the end
               --------------
     of each fiscal quarter for the four consecutive fiscal quarter period then ended, shall not at any time exceed:

               Period Ending
               -------------

     Closing Date through the last day
       of fiscal year 1995                        3.5:1.0

     First day of fiscal year 1996 through
       last day of fiscal year 1996               3.25:1.0

     First day of fiscal year 1997 and
       thereafter                                 3.0:1.0

          (c)  Consolidated Fixed Charge Coverage Ratio.  The Consolidated
               ----------------------------------------
     Fixed Charge Coverage Ratio, as determined at the end of each fiscal quarter for the four consecutive fiscal quarter period then ended, shall be not less than:

               Period Ending
               -------------

          Closing Date through the last day
            of fiscal year 1996                   1.25:1.0

          First day of fiscal year 1997 through
            the last day of fiscal year 1997      2.0:1.0

          First day of fiscal year 1998 and
            thereafter                            2.5:1.0

     7.12 Additional Credit Parties.  Where the Wholly Owned Subsidiaries
          -------------------------
of the Parent Company or the Borrower (other than a Wholly Owned Subsidiary formed solely to provide insurance to the Parent Company, its Subsidiaries and Joint Ventures) which are not Guarantors hereunder (the "Non-Guarantor
                                                             -------------
Subsidiaries") shall at any time
- ------------

            (i) individually in any instance constitute more than either (A) 10% of Consolidated Legal Entity Assets of the Parent Company, the Borrower and their Subsidiaries, or

     (B) 10% of Consolidated Legal Entity Gross Revenues of the Parent Company, the Borrower and their Subsidiaries, or (C) 10% of Consolidated Legal Entity EBITDA of the Parent Company, the Borrower and their Subsidiaries, the Parent Company and the Borrower will promptly notify the Agent thereof, and promptly cause any such Non-Guarantor Subsidiary to become a "Guarantor" hereunder by way of execution of a Joinder Agreement; or

           (ii) as a group constitute more than either (i) 25% of Consolidated Legal Entity Assets of the Parent Company, the Borrower and their Subsidiaries, or (ii) 25% of Consolidated Legal Entity Gross Revenues of the Parent Company, the Borrower and their Subsidiaries, or (iii) 25% of Consolidated Legal Entity EBITDA of the Parent Company, the Borrower and their Subsidiaries (collectively, the "Threshold Requirement"), the Parent Company and the Borrower will
      ---------------------
     promptly notify the Agent thereof, and promptly cause one or more of the Non-Guarantor Subsidiaries to become a "Guarantor" hereunder by way of execution of a Joinder Agreement, such that immediately after the joinder of such Subsidiaries as Guarantors hereunder, the remaining Non-Guarantor Subsidiaries shall not, as a group, exceed the Threshold Requirement.

The Borrower may at any time, at its option, cause a Non-Guarantor Subsidiary to execute a Joinder Agreement at which time such Subsidiary shall become a Guarantor hereunder. The Borrower will cause to be delivered with any such Joinder Agreement such other documentation as the Agent may reasonably request, including specifically without limitation, certified corporate resolutions, other corporate documentation and legal opinions (covering, among other things, the legality, validity, binding effect and enforceability of the Joinder Agreement) of or relating to such Additional Credit Party, all in form and substance reasonably satisfactory to the Agent. With respect to any Non-Guarantor Subsidiary that becomes a Guarantor pursuant to this Section 7.12, the Borrower shall promptly cause all of the capital stock or other ownership interest of such Non-Guarantor Subsidiary to be pledged to the Agent pursuant to the Pledge Agreement.


                                 SECTION 8

                             NEGATIVE COVENANTS
                             ------------------

     Each Credit Party hereby covenants and agrees that commencing with the Closing Date and so long as this Credit Agreement is in effect and until the Obligations, together with interest, fees and other obligations hereunder, have been paid in full and the Commitments hereunder shall have terminated:

     8.1  Indebtedness.  Neither the Parent Company or the Borrower will,
          ------------
nor will they permit any of their Subsidiaries to, contract, create, incur, assume or permit to exist any Indebtedness, except:

          (a) Indebtedness arising under this Credit Agreement and the other Credit Documents;

          (b) Indebtedness existing as of the Closing Date and disclosed in the financial statements referenced in Section 6.1(a) or set forth in Schedule 8.1 (and renewals, refinancings and extensions thereof in
        ------------
     a principal amount not in excess of the amount then outstanding on terms and conditions no less favorable to such Person than such existing Indebtedness);

          (c) purchase money Indebtedness (including Capital Leases) hereafter incurred to finance the purchase of fixed assets provided
                                                                --------
     that (i) the total of all such Indebtedness incurred after the Closing Date for the Parent Company, the Borrower and their Subsidiaries taken together shall not exceed an aggregate principal amount of $20,000,000 at any one time outstanding; (ii) such Indebtedness when incurred shall not exceed the purchase price of the asset(s) financed; and
     (iii) no such Indebtedness shall be refinanced for a principal amount in excess of the principal balance outstanding thereon at the time of such refinancing;

          (d) obligations in respect of Interest Rate Protection
     Agreements, Currency Protection Agreements and commodity purchase or option agreements entered into in order to manage existing or anticipated interest rate, exchange rate or commodity price risks and not for speculative purposes;

          (e) Intercompany Indebtedness; provided that all such
                                         --------
     Intercompany Indebtedness owed by any Credit Party to any Subsidiary of the Borrower or the Parent Company which is not a Credit Party shall be subordinated in right of payment to the payment in full of the Obligations pursuant to the terms of an intercompany subordination agreement reasonably satisfactory to the Agent;

          (f) Indebtedness acquired in connection with mergers and acquisitions permitted under Sections 8.4(a) or 8.4(c) and not incurred in contemplation of their becoming Subsidiaries (and renewals, refinancings and extensions thereof in a principal amount not in excess of the amount then outstanding on terms and conditions no less favorable to such Person than such existing Indebtedness);

          (g) Indebtedness arising under the Tranche B Credit Agreement and other related agreements and documents issued or delivered thereunder or pursuant thereto;

          (h) accrued expenses and current trade accounts payable incurred in the ordinary course of business;

          (i) unsecured Indebtedness under performance bonds and completion guarantees in respect of the construction of any properties in accordance with the plans or standards as agreed with the obligee of such guarantee so long as such bonds or guarantees are incurred in the ordinary course of business;

          (j) Indebtedness consisting of (i) reimbursement obligations on letters of credit (other than Letters of Credit), bankers acceptances or similar instruments, provided that the aggregate amount thereof at
                             --------
     any one time outstanding shall not exceed $5,000,000 and (ii) surety, performance or appeal bonds to the extent permitted by Section 8.2;

          (k) Non-Recourse Indebtedness of any Specified Subsidiary to finance the development of hotel properties so long as the aggregate amount thereof at any time outstanding does not exceed $100,000,000, it being understood and agreed, however, that (i) a Specified Subsidiary which has incurred outstanding Non-Recourse Indebtedness pursuant to this Section 8.1(k) may guaranty the Non-Recourse Indebtedness incurred pursuant to this Section 8.1(k) by other Specified Subsidiaries, and (ii) such Non-Recourse Indebtedness may be guaranteed by the Parent Company, the Borrower and their respective Subsidiaries to the extent otherwise permitted under this Section 8.1;

          (l) Unsecured Guaranty Obligations in relation to Indebtedness of Specified Subsidiaries, Joint Ventures and parties to management or franchise agreements with the Borrower or its Subsidiaries or such Joint Ventures engaged in each case primarily in the hotel business or other reasonably related business, but only if, and to the extent, that the sum of (i) the aggregate amount of such Guaranty Obligations under this subsection (l) incurred after the Closing Date plus (ii)
                                                               ----
     the aggregate amount of cash Investments permitted under Section 8.5(g) made after the Closing Date, shall not at any time exceed $150,000,000 at any time, provided that the limitation set forth above
                               --------
     shall be (A) increased (or decreased if Consolidated Net Income is negative) on the first day of each fiscal year of the Parent Company (commencing with the first day of fiscal year 1996) by 100% of the Consolidated Net Income for the fiscal year last ended and (B) decreased from time to time by the aggregate amount of cash Dividends paid by the Parent Company on and after the Closing Date and prior to the date of determination (such limitation, as increased and decreased from time to time, herein referred to as the "Third Party Investment
                                                   ----------------------
     Basket Amount");
     -------------

          (m) Subordinated Debt with a final maturity beyond the Termination Date which is subordinated in a manner, and with subordination language, reasonably acceptable to the Required Lenders;

          (n) commercial paper borrowings of the Borrower supported by the Hotel Facility in an amount not to exceed $100,000,000 in the aggregate at any time outstanding;

          (o) unsecured Guaranty Obligations of the Parent Company, the Borrower or any of their respective Subsidiaries in relation to Indebtedness (other than Non-Recourse Indebtedness) of Subsidiaries of the Parent Company or the Borrower otherwise permitted under this
     Section 8.1;

          (p) Indebtedness permitted under Section 3.11(c) of this Credit Agreement or the Tranche B Credit Agreement; and

          (q) Indebtedness not otherwise permitted under this Section 8.1 in an aggregate principal amount not to exceed $25,000,000 at any one time outstanding.

     8.2  Liens.  Neither the Parent Company or the Borrower will, nor will
          -----
they permit any of their Subsidiaries to, contract, create, incur, assume or permit to exist any Lien with respect to any of their Property, whether now owned or after acquired, except for Permitted Liens.

     8.3  Nature of Business.  Neither the Parent Company, the Borrower nor
          ------------------
any other Credit Party will substantively alter the character or conduct of the business conducted by them as of the Closing Date other than to enter into other reasonably related businesses.

     8.4  Consolidation, Merger, Sale or Purchase of Assets.  Except in
          -------------------------------------------------
relation to the Reorganization and the Distribution, neither the Parent Company or the Borrower will, nor will they permit any of their Subsidiaries to:

          (a) dissolve, liquidate or wind up its affairs, or enter into any transaction of merger or consolidation; provided, however, that,
                                                 --------  -------
     so long as no Default or Event of Default then exists or would be directly or indirectly caused as a result thereof,

               (i) any Credit Party may merge or consolidate with another Credit Party;

               (ii) any Subsidiary of the Borrower or the Parent Company which is not a Credit Party may merge or consolidate with another such Subsidiary;

               (iii) any Subsidiary of the Parent Company or the Borrower may merge or consolidate with any other Person provided that either

                    (A)  such Subsidiary is the surviving corporation,

                    (B) such Subsidiary is not the surviving corporation but the surviving corporation is a Subsidiary of the Borrower or the Parent Company, or

                    (C) such Subsidiary is not the surviving corporation and the surviving corporation is not a Subsidiary of the Borrower or the Parent Company, but no more than 25% of the gross consideration received in connection therewith consists of Non-Investment Grade debt or equity interests, and subject to the additional conditions, (I) in the case of any individual transaction (or series of related transactions) described in subsections (A) or (B) above, where the acquisition price for such transaction (whether a single transaction or a series of related transactions) exceeds $75,000,000, then the Borrower must first demonstrate compliance with the financial covenants under Section 7.11 on a Pro Forma Basis after giving effect to such transaction and (II) after giving effect to such transaction, the Threshold Requirement set forth in Section 7.12 shall not be exceeded; and

               (iv) any Subsidiary of the Parent Company or the Borrower may dissolve, liquidate or wind up its affairs at any time;

          (b) sell, transfer or otherwise dispose of any of its Property (including without limitation pursuant to any sale and leaseback transaction) except that the following shall be permitted: (i) the sale of inventory for fair value in the ordinary course of business,
     (ii) the sale or disposition of machinery and equipment no longer useful in the conduct of such Person's business, (iii) transfers of Property to Credit Parties, (iv) non-cash Investments permitted under
     Section 8.5(d) and (e), and (v) sales, transfers and dispositions for fair value in the reasonable determination of the Borrower, so long as
     (A) no Default or Event of Default then exists or would exist after giving effect thereto and (B) no more than 25% of the gross consideration received in connection therewith consists of Non-Investment Grade debt or equity interests. Sales, leases, transfers and other dispositions constituting Material Asset Sales will be subject to a mandatory reduction in the Commitments hereunder as provided in Section 3.3(b).

          (c) purchase or otherwise acquire (in a single transaction or a series of related transactions) all or substantially all of the Property of any other Person except where (i) no Default or Event of Default then exists or would exist after giving effect thereto, (ii) the purchase or acquisition does not require the solicitation of the










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






     consent of the shareholders or other equity owners of the Person which is the subject thereof against the recommendation of management, the board of directors or other managing entity of such Person, (iii) the Person, division, operations or Property which is the subject of the acquisition is in a reasonably related line of business to that of the Parent Company and the Borrower, and (iv) the acquisition price for such transaction (whether a single transaction or a series of related transactions) shall exceed $75,000,000, the Borrower must first demonstrate compliance with the financial covenants under Section 7.11 on a Pro Forma Basis after giving effect to such acquisition.

     8.5  Investments.  The Parent Company and the Borrower will not, and
          -----------
will not permit any of their Subsidiaries to, directly or indirectly, make Investments other than

          (a) existing Investments set forth on Schedule 8.5,
                                                ------------

          (b) Investments in the ordinary course of the hotel business (or other reasonably related businesses) not otherwise described in
     Section 8.5 (specifically excluding for purposes hereof loans and advances to Subsidiaries which are separately dealt with in this
     Section 8.5),

          (c) Investments in Credit Parties,

          (d) Investments in Wholly-Owned Subsidiaries of the Borrower or the Parent Company,

          (e) non-cash Investments in Subsidiaries which are not Wholly-Owned Subsidiaries of the Borrower or the Parent Company or Credit Parties and in Joint Ventures made after the Closing Date, provided
                                                                --------
     that no such non-cash Investment shall individually (i) involve the transfer of assets (A) with a book value in excess of 10% of the Consolidated Legal Entity Assets of the Parent Company and its Subsidiaries at such time, (B) generating more than 10% of the Consolidated Legal Entity Gross Revenues of the Parent Company and its Subsidiaries or (C) generating more than 10% of Consolidated Legal Entity EBITDA for the Parent Company and its Subsidiaries or (ii) cause the Subsidiaries and Joint Ventures in which non-cash Investments have been made pursuant to this clause (e) (including the subject non-cash Investment) plus all Non-Guarantor Subsidiaries, as a group, to exceed the Threshold Requirement,

          (f) Investments received in connection with a merger or disposition permitted by Sections 8.4(a) and 8.4(b), and

          (g) cash Investments in Subsidiaries of the Parent Company or the Borrower which are not Wholly-Owned Subsidiaries of the Parent Company or the Borrower, Joint Ventures, parties to management or franchise agreements with the Borrower or its Subsidiaries or such Joint Ventures engaged primarily in the hotel business or other reasonably related business, but only if, and to the extent, that the sum of (i) the aggregate amount of such Investments under this subsection (g) made after the Closing Date plus (ii) the aggregate amount of Guaranty Obligations
                  ----
     permitted under Section 8.1(l) incurred after the Closing Date, shall not at any time exceed the Third Party Investment Basket Amount.

     8.6  Prepayments of Indebtedness.  Neither the Parent Company or the
          ---------------------------
Borrower will, nor will they permit any of their Subsidiaries to,

          (a) amend or modify, or permit the amendment or modification of, any of the subordination provisions of any Subordinated Debt or any other material term relating to any Subordinated Debt the amendment or modification of which would be materially adverse to the interests of the Lenders hereunder as the holders of indebtedness senior thereto, or

          (b) make (or give any notice with respect thereto) any voluntary or optional payment or prepayment or redemption or acquisition for value of (including without limitation, by way of depositing money or securities with the trustee with respect thereto before due for the purpose of paying when due) or exchange any Subordinated Debt permitted pursuant to Section 8.1.

As used herein, "Subordinated Debt" means any Indebtedness of the Parent
                 -----------------
Company, the Borrower or any of their Subsidiaries for borrowed money which by its terms is subordinated in right of payment to the indebtedness hereunder and other amounts owing hereunder or in connection herewith.

     8.7  Transactions with Affiliates.  Neither the Parent Company or the
          ----------------------------
Borrower will, nor will they permit any of their Subsidiaries to, enter into any transaction or series of transactions, whether or not in the ordinary course of business, with any officer, director, shareholder or Affiliate of the Parent Company, the Borrower or any of their Subsidiaries other than on terms and conditions substantially as favorable as would be obtainable in a comparable arm's-length transaction with a Person other than an officer, director, shareholder or Affiliate, except that the restriction contained in this Section 8.7 shall not apply to (i) Investments permitted under Section 8.5, (ii) transactions and transfers among and between the Parent Company, the Borrower and their Wholly-Owned Subsidiaries, (iii) the payment of reasonable compensation and benefits and reimbursement of reasonable expenses of officers and directors, (iv) the Reorganization and the Distribution and (v) Dividends permitted hereunder.

     8.8  Fiscal Year.  Neither the Parent Company nor the Borrower will,
          -----------
nor will they permit any of their Subsidiaries to, change its fiscal year.

     8.9  No Dividend Restrictions.  No Credit Party shall agree to or
          ------------------------
permit to exist, any restrictions or limitations on the declaration or payment of Dividends.


                                 SECTION 9

                             EVENTS OF DEFAULT
                             -----------------

     9.1  Events of Default.  An Event of Default shall exist upon the
          -----------------
occurrence of any of the following  specified events (each an "Event of
                                                               --------
Default"):
- -------

          (a)  Payment.  Any Credit Party shall
               -------

                 (i)     default in the payment when due of any
          principal of any of the Loans or of any reimbursement obligations arising from drawings under Letters of Credit, or in providing cash collateral when due pursuant to Section 9.2(iv), or the payment of any guaranty obligations in respect thereof;

                (ii) default, and such default shall continue for five (5) or more days, in the payment when due of any interest on the Loans or the payment of any guaranty obligations in respect thereof; or

               (iii)     default, and such default shall continue for five
          (5) or more days after notice from the Agent, in the payment when due of any amounts hereunder or under any of the other Credit Documents other than as provided in subsections (i) and (ii) above, or the payment of any guaranty obligations in respect thereof; or

          (b)  Representations.  Any representation, warranty or
               ---------------
     statement made or deemed to be made by any Credit Party herein, in any of the other Credit Documents, or in any statement or certificate delivered or required to be delivered pursuant hereto or thereto shall prove untrue in any material respect on the date as of which it was deemed to have been made; or

          (c)  Covenants.  Any Credit Party shall
               ---------

                 (i) default in the due performance or observance of any term, covenant or agreement contained in Sections
          7.11 or 8.1 through 8.9, inclusive; or

                (ii) default in the due performance or observance of any term, covenant or agreement contained in Sections 7.1(g) or 7.10 and such default shall continue unremedied for a period of at least 5 days; or

               (iii) default in the due performance or observance by it of any term, covenant or agreement (other than those referred to in subsections (a), (b), (c)(i) or (c)(ii) of this Section 9.1) contained in this Credit Agreement or any of the other Credit Documents and such default shall continue unremedied for a period of at least 30 days after notice thereof by the Agent; or

          (d)  Other Credit Documents.  Any Credit Document shall fail
               ----------------------
     to be in full force and effect or to give the Agent and/or the Lenders the material liens, rights, powers and privileges purported to be created thereby; or

          (e)  Guaranties.  The guaranty given by the Credit Parties
               ----------
     hereunder or by any Additional Credit Party hereafter or any material provision thereof shall cease to be in full force and effect, or any guarantor thereunder or any Person acting by or on behalf of such guarantor shall deny or disaffirm such guarantor's obligations under such guaranty, or any guarantor shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to any guaranty; or

          (f)  Bankruptcy, etc.  The Parent Company, the Borrower or
               ---------------
     any other Credit Party shall commence a voluntary case concerning itself under the Bankruptcy Code; or an involuntary case is commenced against the Parent Company, the Borrower or any other
     Credit Party under the Bankruptcy Code and the petition is not dismissed within 60 days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of all or substantially all of the property of the Parent Company, the Borrower or other Credit Party; or the Parent Company, the Borrower or any other Credit Party commences any other proceeding under any reorganization, arrangement, adjustment of the debt, relief of creditors, dissolution, insolvency or similar law of any jurisdiction whether now or hereafter in effect relating to the Parent Company, the Borrower or any other Credit Party; or there is commenced against the Parent Company, the Borrower or other Credit Party any such proceeding which remains undismissed for a period of 60 days; or the Parent Company, the Borrower or any other Credit Party is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Parent Company, the Borrower or any other Credit Party suffers appointment of any custodian or the like for it or for any substantial part of its property to continue unchanged or unstayed for a period of 90 days; or the Parent Company, the Borrower or any other Credit Party makes a general assignment for the benefit of creditors; or any corporate action is taken by the Parent Company, the Borrower or any other Credit Party for the purpose of effecting any of the foregoing; or

          (g)  Defaults under Other Agreements.  With respect to any
               -------------------------------
     Indebtedness (other than Non-Recourse Indebtedness and Indebtedness outstanding under this Credit Agreement) for which there is recourse against the Parent Company, the Borrower and their Subsidiaries in excess of $10,000,000 in the aggregate, (i) the Parent Company, the Borrower or any of their Subsidiaries shall (A) default in any payment (beyond the applicable grace period with respect thereto, if any) with respect to any such Indebtedness, or (B) default in the observance or performance of any covenant relating to such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event or condition shall occur or condition exist, the effect of which default or other event or condition is to cause, or permit, the holder or holders of such Indebtedness (or trustee or agent on behalf of such holders) to cause, any such Indebtedness to become due prior to its stated maturity; or (ii) any such Indebtedness shall be declared due and payable, or required to be prepaid other than by a regularly scheduled required prepayment, prior to the stated maturity thereof; or

          (h)  Judgments.  One or more judgments or decrees shall be
               ---------
     entered against the Parent Company, the Borrower or any of their Subsidiaries involving a liability of $5,000,000 or more in the aggregate (to the extent not paid or covered by insurance) and any such judgments or decrees shall not have been vacated, discharged, satisfied or stayed or bonded pending appeal within 30 days from the entry thereof; or

          (i)  ERISA.  The Parent Company, the Borrower or any of
               -----
     their Subsidiaries shall engage in any "prohibited transaction"
     (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), which has not been waived, shall exist with respect to any Plan or any Lien in favor of the
     PBGC or a Plan pursuant to Section 4068 or Section 302(f) of
     ERISA, respectively, shall arise on the assets of the Parent
     Company, the Borrower or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence by the PBGC to have a trustee appointed, or a trustee shall be appointed by the PBGC, to administer
     or terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is reasonably likely to result in the termination of such Plan for purposes of Title IV of ERISA (other than a standard termination pursuant to Section 4041(b) of ERISA), (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA in a distress termination under Section 4041(c), (v) the Parent Company, the Borrower or any Commonly Controlled Entity shall, or is reasonably likely to, incur any liability in connection with a withdrawal by the Parent Company, the Borrower or any Commonly Controlled Entity from, or the Insolvency or Reorganization of, a Multiemployer Plan, or (vi) the occurrence or expected occurrence of any event or condition which results or is reasonably likely to result in the Parent Company's, the Borrower's or any Commonly Controlled Entity's becoming responsible for any liability in respect of a Former Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, would be reasonably expected to result in liability which could have a Material Adverse Effect; provided, however, that the fact that a Plan is underfunded shall not
     --------  -------
     by itself constitute an Event of Default unless and until another event or condition described in clause (i) through (vi) affecting such underfunded Plan occurs and has a Material Adverse Effect; or

          (j)  Change of Control.  Either (i) a "person" or a "group"
               -----------------
     (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended) hereafter becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of more than 25% of the then outstanding voting stock of the Parent Company or (ii) a majority of the Board of Directors of the Parent Company shall consist of individuals who are not Continuing Directors; "Continuing Director" means, as of any date
                                -------------------
     of determination, (i) an individual who on the Closing Date or the date two years prior to the date of determination was a member of the Parent Company's Board of Directors and (ii) any new director whose nomination for election by the Parent Company's shareholders was approved by a vote of a majority of the directors then still in office who either were directors on the Closing Date or the date two years prior to such determination date or whose nomination for election was previously so approved.

     9.2  Acceleration; Remedies.  Upon the occurrence of an Event of
          ----------------------
Default, and at any time thereafter unless and until such Event of Default has been waived by the Required Lenders or cured to the satisfaction of the Required Lenders (pursuant to the voting procedures in Section 11.6), the Agent shall, upon the request and direction of the Required Lenders, by written notice to the Borrower take any of the following actions without prejudice to the rights of the Agent or any Lender to enforce its claims against the Credit Parties, except as otherwise specifically provided for herein:

        (i)  Termination of Commitments.  Declare the Commitments
             --------------------------
     terminated whereupon the Commitments shall be immediately terminated.

       (ii)  Acceleration of Loans.  Declare the unpaid  principal of
             ---------------------
     and any accrued interest in respect of all Loans and unreimbursed drawings in respect of LOC Obligations and any and all other indebtedness or obligations of any and every kind owing by the Borrower to any of the Lenders hereunder to be due whereupon the same shall be immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

      (iii)  Enforcement of Rights.  Enforce any and all rights and
             ---------------------
     interests created and existing under the Credit Documents and all rights of set-off.

       (iv)  Cash Collateral.  Direct the Credit Parties to pay (and
             ---------------
     the Credit Parties agree that upon receipt of such notice, or upon the occurrence of an Event of Default under Section 9.1(f), they will immediately pay) to the Agent additional cash, to be held by the Agent, for the benefit of the Lenders, in a cash collateral account as additional security for the LOC Obligations for subsequent drawings under all then outstanding Letters of Credit in an amount equal to the maximum aggregate amount which may be drawn under all Letters of Credits then outstanding.

Notwithstanding the foregoing, if an Event of Default specified in Section 9.1(f) shall occur, then the Commitments shall automatically terminate and all Loans and LOC Obligations, all accrued interest in respect thereof, all accrued and unpaid fees and other indebtedness or obligations owing to the Lenders hereunder shall immediately become due and payable without the giving of any notice or other action by the Agent or the Lenders and the Credit Parties will be required to pay on the guaranty hereunder and to deliver cash collateral in respect of the LOC Obligations.


                                 SECTION 10

                             AGENCY PROVISIONS
                             -----------------

     10.1  Appointment.  Each Lender hereby designates and appoints
           -----------
NationsBank, N.A. (Carolinas) as administrative agent (in such capacity hereunder, the "Agent") of such Lender to act as specified herein and the
                -----
other Credit Documents, and each such

Lender hereby authorizes the Agent, as the agent for such Lender, to take such action on its behalf under the provisions of this Credit Agreement and the other Credit Documents and to exercise such powers and perform such duties as are expressly delegated by the terms hereof and of the other Credit Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere herein and in the other Credit Documents, the Agent shall not have any duties or responsibilities, except those expressly set forth herein and therein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Credit Agreement or any of the other Credit Documents, or shall otherwise exist against the Agent. The provisions of this Section (other than Section 10.9) are solely for the benefit of the Agent and the Lenders, and the Borrower and the other Credit Parties shall not have any rights as a third party beneficiary of the provisions hereof. In performing its functions and duties under this Credit Agreement and the other Credit Documents, the Agent shall not act solely as agent of the Lenders and does not assume and shall not be deemed to have assumed any obligation or relationship of agency or trust with or for the Borrower or any other Credit Party.

     10.2  Delegation of Duties.  The Agent may execute any of its duties
           --------------------
hereunder or under the other Credit Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

     10.3  Exculpatory Provisions.  Neither the Agent nor any of its
           ----------------------
officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection herewith or in connection with any of the other Credit Documents (except for its or such Person's own gross negligence or willful misconduct), or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any of the Credit Parties contained herein or in any of the other Credit Documents or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection herewith or in connection with the other Credit Documents, or enforceability or sufficiency of any of the other Credit Documents, or for any failure of the Borrower to perform its obligations hereunder or thereunder. The Agent shall not be responsible to any Lender for the effectiveness, genuineness, validity, enforceability, collectability or sufficiency of this Credit Agreement, or any of the other Credit Documents or for any representations, warranties, recitals or statements made herein or therein or made by the Borrower or any Credit Party in any written or oral statement or in any financial or other statements, instruments, reports, certificates or any other documents in connection herewith or therewith furnished or made by the Agent to the Lenders or by or on behalf of the Credit Parties to the Agent or any Lender or be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained herein or therein or as to the use of the proceeds of the Loans or of the existence or possible existence of any Default or Event of Default or to inspect the properties, books or records of the Credit Parties.

     10.4  Reliance on Communications.  The Agent shall be entitled to
           --------------------------
rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower or any of the other Credit Parties, independent accountants and other experts selected by the Agent with reasonable care). The Agent may deem and treat the Lenders as the owner of their respective interests hereunder for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Agent in accordance with Section 11.3(b) hereof. The Agent (solely in its capacity as the Agent) shall be fully justified in failing or refusing to take any action under this Credit Agreement or under any of the other Credit Documents unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder or under any of the other Credit Documents in accordance with a request of the Required Lenders (or to the extent specifically provided in Section 11.6, all the Lenders) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders (including their successors and assigns).

     10.5  Notice of Default.  The Agent shall not be deemed to have
           -----------------
knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Agent has received notice from a Lender or a Credit Party referring to the Credit Document, describing such Default or Event of Default and stating that such notice is a "notice of default." In the event that the Agent receives such a notice, the Agent shall give prompt notice thereof to the Lenders. The Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders.

     10.6  Non-Reliance on Agent and Other Lenders.  Each Lender expressly
           ---------------------------------------
acknowledges that neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by the Agent or any affiliate thereof hereafter taken, including any review of the affairs of the Borrower, shall be deemed to constitute any representation or warranty by the Agent to any Lender. Each Lender represents to the Agent that it has, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of the Borrower and made its own decision to make its Loans hereunder and enter into this Credit Agreement. Each Lender also represents that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Credit Agreement, and to make such investigation as it deems necessary to inform itself as to the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of the Borrower. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, assets, property, financial or other conditions, prospects or creditworthiness of the Borrower which may come into the possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

     10.7  Indemnification.  The Lenders agree to indemnify the Agent in
           ---------------
its capacity as such (to the extent not reimbursed by the Borrower or another Credit Party and without limiting the obligation of the Borrower or another Credit Party to do so), ratably according to their respective Commitments, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including without limitation at any time following the payment of the Obligations) be imposed on, incurred by or asserted against the Agent in its capacities as such in any way relating to or arising out of this Credit Agreement or the other Credit Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any
           --------
portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or willful misconduct of the Agent. If any indemnity furnished to the Agent for any purpose shall, in the opinion of the Agent, be insufficient or become impaired, the Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished. The agreements in this Section shall survive the payment of the Obligations and all other amounts payable hereunder and under the other Credit Documents.

     10.8  Agent in its Individual Capacity.  The Agent and its affiliates
           --------------------------------
may make loans to, accept deposits from and generally engage in any kind of business with the Borrower or any other Credit Party as though the Agent were not Agent hereunder. With respect to the Loans made and all Obligations owing to it, the Agent shall have the same rights and powers under this Credit Agreement as any Lender and may exercise the same as though they were not Agent, and the terms "Lender" and "Lenders" shall include the Agent in its individual capacity.

     10.9  Successor Agent.  (a)  The Agent may resign from the performance
           ---------------
of all its functions and duties hereunder at any time by giving fifteen
(15) Business Day's prior written notice to the Borrower and the Lenders. Such resignation shall take effect upon the appointment of a successor Agent pursuant to clause (b) or (c) below or as otherwise provided below.

          (b) Upon any such notice of resignation, the Borrower shall appoint a successor Agent hereunder who shall be commercial bank or trust company reasonably acceptable to the Required Lenders (it being understood and agreed that any Lender is deemed to be acceptable to the Required Lenders), provided that if a Default or an Event of Default exists at the time of such resignation, the Required Lenders shall appoint such successor Agent.

          (c) If a successor Agent shall not have been so appointed within such fifteen (15) Business Day period, the Agent, with the consent of the Borrower, shall then appoint a successor Agent who shall serve as the Agent hereunder until such time, if any, as the Borrower or Required Lenders, as the case may be, appoint a successor Agent as provided above.

          (d)  If no successor Agent has been appointed pursuant to clause
     (b) or (c) above by the thirtieth (30th) Business Day after the date such notice of resignation was given by the Agent, the Agent's resignation shall become effective and the Lenders shall thereafter perform all the duties of the Agent hereunder until such time, if any, as the Required Lenders appoint a successor Agent.

          (e) Upon the acceptance of any appointment as Agent hereunder by a successor, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning Agent (including, without limitation, duties as Swingline Lender and Issuing Lender), and the resigning Agent shall be discharged from its duties and obligations as Agent, as appropriate, under this Credit Agreement and the other Credit Documents and the provisions of this Section 10.9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Credit Agreement.

                                 SECTION 11

                               MISCELLANEOUS
                               -------------

     11.1  Notices.  Except as otherwise expressly provided herein, all
           -------
notices and other communications shall have been duly given and shall be effective (i) when delivered, (ii) when transmitted via telecopy (or other facsimile device) to the number set out below, (iii) the day following the day on which the same has been delivered prepaid to a reputable national overnight air courier service, or (iv) the third Business Day following the day on which the same is sent by certified or registered mail, postage prepaid, in each case to the respective parties at the address, in the case of the Borrower and the Agent, set forth below, and in the case of the Lenders, set forth on Schedule 11.1, or at such other address as such party
                      -------------
may specify by written notice to the other parties hereto:

          if to the Borrower or Guarantors:

               Prior to the Effective Date of Assignment
               -----------------------------------------
               c/o Embassy Suites, Inc.
               1023 Cherry Road
               Memphis, Tennessee  38117
               Attn:  William S. McCalmont
               Telephone: (901) 762-8861
               Telecopy:  (901) 762-8695

               After the Effective Date of Assignment
               --------------------------------------
               c/o Promus Hotels, Inc.
               850 Ridgelake Boulevard
               Memphis, Tennessee  38120
               Attn:  Carol G. Champion
               Telephone: (901) 762-4052
               Telecopy:  (901) 680-7220

          if to the Agent:

               NationsBank, N.A. (Carolinas)
               Independence Center, 15th Floor
               NC1-001-15-04
               101 N. Tryon Street
               Charlotte, North Carolina  28255
               Attn:  Agency Services
               Telephone: (704) 386-9368
               Telecopy:  (704) 386-9923
          with a copies to:

               NationsBank, N.A. (Carolinas)
               Corporate Bank
               1 NationsBank Plaza
               Nashville, Tennessee  37329-1697
               Attn:  J.E. Ball
               Telephone:  (615)749-3469
               Telecopy:   (615)749-4640

               Christopher C. Kupec, Esq.
               Moore & Van Allen, PLLC
               NationsBank Corporate Center
               47th Floor
               100 North Tryon Street
               Charlotte, North Carolina  28202-4003
               Telephone:  (704) 331-1046
               Telecopy:   (704) 331-1159

     11.2  Right of Set-Off.  In addition to any rights now or hereafter
           ----------------
granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence of an Event of Default, each Lender is authorized at any time and from time to time, without presentment, demand, protest or other notice of any kind (all of which rights being hereby expressly waived), to set-off and to appropriate and apply any and all deposits (general or special) and any other indebtedness at any time held or owing by such Lender (including, without limitation branches, agencies or affiliates of such Lender which are at least 50% owned by such Lender or its parent company wherever located) to or for the credit or the account of the Borrower against obligations and liabilities of the Borrower to such Lender hereunder, under the Notes, the other Credit Documents or otherwise, irrespective of whether such Lender shall have made any demand hereunder and although such obligations, liabilities or claims, or any of them, may be contingent or unmatured, and any such set-off shall be deemed to have been made immediately upon the occurrence of an Event of Default even though such charge is made or entered on the books of such Lender subsequent thereto. The Borrower hereby agrees that any Person purchasing a participation in the Loans and Commitments hereunder pursuant to Section 11.3(c) or Section 3.12 may exercise all rights of set-off with respect to its participation interest as fully as if such Person were a Lender hereunder.

     11.3  Benefit of Agreement.
           --------------------

          (a)  Generally.  This Credit Agreement shall be binding upon and
               ---------
     inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided that, except
                                                   --------
     for the assignment by Embassy Suites to Hotel Inc. contemplated by subsection (b) below, the Borrower may not assign or transfer any of its interests without prior written consent of the Lenders; provided
                                                                 --------
     further that the rights of each Lender to transfer, assign
     -------
     or grant participations in its rights and/or obligations hereunder shall be limited as set forth in this Section 11.3, provided, however,
                                                         --------  -------
     that nothing herein shall prevent or prohibit any Lender from (i) pledging its Loans hereunder to a Federal Reserve Bank in support of borrowings made by such Lender from such Federal Reserve Bank, or (ii) granting assignments or participations in such Lender's Loans and/or Commitments hereunder to its parent company and/or to any affiliate of such Lender which is at least fifty percent (50%) owned by such Lender or its parent company. To the extent required in connection with a pledge of Loans by any Lender to a Federal Reserve Bank, the Borrower agrees that, upon request of any such Lender, it will promptly provide such Lender a promissory note evidencing the repayment obligations of the Borrower with respect to the principal of and interest on the Loans of such Lender arising under Section 2.1, 2.2, 2.3 and/or 2.4, as applicable, such promissory note to be in a form reasonably satisfactory to the Borrower and the applicable Lender.

          (b)  Assignment to the Hotel Inc..  At such time as the Agent
               ----------------------------
     shall have determined that each of the conditions set forth in Section
     5.2 shall have been satisfied, then, at the request of Embassy Suites and Hotel Inc., the Agent, on behalf of the Lenders, shall execute and deliver the Hotel Inc. Assignment and Assumption Agreement. Each Lender hereby (i) irrevocably authorizes the Agent to execute and deliver the Hotel Inc. Assignment and Assumption Agreement on behalf of such Lender on the terms set forth in the immediately preceding sentence and (ii) acknowledges and agrees that such execution and delivery by the Agent of the Hotel Inc. Assignment and Assumption Agreement shall be binding upon and enforceable against such Lender. Upon execution and delivery by the Agent of the Hotel Inc. Assignment and Assumption Agreement (i) Hotel Inc. shall succeed to all of the rights and obligations of Embassy Suites as "Borrower" under this Credit Agreement, and all references to the "Borrower" in the Credit Documents henceforth shall be deemed to refer to Hotel Inc. and (ii) Embassy Suites and Promus Co. shall be released and discharged from any obligation or liability arising under or relating to this Credit Agreement, in each case on the terms more fully set forth in the Hotel Inc. Assignment and Assumption Agreement. The date as of which the Agent executes and delivers the Hotel Inc. Assignment and Assumption Agreement shall be referred to herein as the "Effective Date of
                                                   -----------------
     Assignment."
     ----------

          (c)  Assignments by Lenders.  Each Lender may assign all or a
               ----------------------
     portion of its rights and obligations hereunder and under the Tranche B Credit Agreement pursuant to an assignment agreement substantially in the form of Schedule 11.3(c) to one or more Eligible Assignees,
                    ----------------
     provided that any such assignment shall be in a minimum aggregate
     --------
     amount of $10,000,000 of the Commitments and in integral multiples of

     $1,000,000 above such amount, and that each such assignment shall be of a constant, and not a varying, percentage of all of the assigning Lender's rights and obligations under this Credit Agreement and under the Tranche B Credit Agreement; provided, however, that the Agent and
                                     --------  -------
     its affiliates which are at least 50% owned by the Agent or its parent company, as a group, shall continue to hold Commitments hereunder and under the Tranche B Credit Agreement in a minimum aggregate amount of $20,000,000 at all times. Any assignment hereunder shall be effective upon delivery to the Agent of written notice of the assignment together with a transfer fee of $5,000 payable to the Agent for its own account; provided that no such transfer fee shall be payable in
                  --------
     connection with an assignment by any Lender to its affiliates which are at least 50% owned by such Lender or its parent company. The assigning Lender will give prompt notice to the Agent and the Borrower of any such assignment. Upon the effectiveness of any such assignment (and after notice to the Borrower as provided herein), the assignee shall become a "Lender" for all purposes of this Credit Agreement and the other Credit Documents and, to the extent of such assignment, the assigning Lender shall be relieved of its obligations hereunder to the extent of the Loans and Commitment components being assigned. By executing and delivering an assignment agreement in accordance with this Section 11.3(c), the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows: (i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim; (ii) except as set forth in clause (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Credit Agreement, any of the other Credit Documents or any other instrument or document furnished pursuant hereto or thereto, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Credit Agreement, any of the other Credit Documents or any other instrument or document furnished pursuant hereto or thereto or the financial condition of any Credit Party or the performance or observance by any Credit Party of any of its obligations under this Credit Agreement, any of the other Credit Documents or any other instrument or document furnished pursuant hereto or thereto; (iii) such assignee represents and warrants that it is legally authorized to enter into such assignment agreement; (iv) such assignee confirms that it has received a copy of this Credit Agreement, the other Credit Documents and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such assignment agreement; (v) such assignee will independently and without reliance upon the Agent, such assigning Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Credit Agreement and the other Credit Documents; (vi) such assignee appoints and authorizes the Agent to take such action on its behalf and to exercise such powers under this Credit Agreement or any other Credit Document as are delegated to the Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Credit Agreement and the other Credit Documents are required to be performed by it as a Lender.

          (d)  Participations.  Each Lender may sell, transfer, grant or
               --------------
     assign participations in all or any part of such Lender's interests and obligations hereunder to one or more Eligible Participants; provided that (i) such selling Lender shall remain a "Lender" for all
     --------
     purposes under this Credit Agreement and the other Credit Documents (such selling Lender's obligations under this Credit Agreement remaining unchanged) and the participant shall not constitute a Lender hereunder, (ii) no such participant shall have, or be granted, rights to approve any amendment or waiver relating to this Credit Agreement or any of the other Credit Documents except with respect to any such amendment or waiver which would, under the terms of Section 11.8, require the consent of all of the Lenders, (iii) sub-participations by the participant (except to an affiliate, parent company or affiliate of a parent company of the participant) shall be prohibited and (iv) any such participations shall be in a minimum aggregate amount of $5,000,000 of the Commitments and in integral multiples of $1,000,000 in excess thereof. In the case of any such participation, the participant shall not have any rights under this Credit Agreement or under any of the other Credit Documents (the participant's rights against the selling Lender in respect of such participation to be those set forth in the participation agreement with such Lender creating such participation) and all amounts payable by the Borrower hereunder shall be determined as if such Lender had not sold such participation, provided, however, that such participant shall be entitled to receive additional amounts under Sections 3.5 and 3.8 on the same basis as if it were a Lender (limited to the extent that the selling Lender would be able to receive additional amounts under Sections 3.5 and 3.8); provided, further, in the event such
                            --------  -------
     participant exercises any rights under Sections 3.5 or 3.8, the Borrower shall be permitted to exercise its rights pursuant to Section
     3.15 with respect to the selling Lender.

          (e)  Disclosure of Confidential Information.  (i) Any Lender may,
               --------------------------------------
     in connection with any assignment pursuant to paragraph (c) above or a participation pursuant to paragraph (d) above, disclose to the assignee or the proposed assignee or the participant or the proposed participant any information relating to Embassy Suites, Hotel Corp., Hotel Inc., any Subsidiary of Embassy Suites or the Hotel Corp., the Reorganization or the Distribution furnished to such Lender by or on behalf of Embassy Suites, the Hotel Corp., Hotel

     Inc. or any Subsidiary of Embassy Suites or the Hotel Corp. in connection with this Credit Agreement, provided that, prior to any
                                            --------
     such disclosure each such assignee or proposed assignee or participant or proposed participant shall execute an agreement containing substantially the terms of all then existing confidentiality agreements entered into by the assigning or selling Lender with respect to the Borrower and its Subsidiaries, in each case whereby such assignee or proposed assignee or participant or proposed participant shall agree to preserve the confidentiality of any non-public, confidential or proprietary information relating to Embassy Suites, the Hotel Corp., Hotel Inc., any Subsidiary of Embassy Suites or the Hotel Corp., the Reorganization or the Distribution.

     11.4  No Waiver; Remedies Cumulative.  No failure or delay on the part
           ------------------------------
of the Agent or any Lender in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between the Borrower or any Guarantor and the Agent or any Lender shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies provided herein are cumulative and not exclusive of any rights or remedies which the Agent or any Lender would otherwise have. No notice to or demand on the Borrower in any case shall entitle the Borrower or any Guarantor to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Agent or the Lenders to any other or further action in any circumstances without notice or demand.

     11.5  Payment of Expenses, etc.  The Borrower agrees to:  (i) pay all
           ------------------------
reasonable out-of-pocket costs and expenses of the Agent in connection with the negotiation, preparation, execution and delivery and administration (but as to administration, only administration of the credit as among the Agent, the Borrower, the other Credit Parties and the Lenders and not as to any internal administration within the Agent) of this Credit Agreement and the other Credit Documents and the documents and instruments referred to therein (including, without limitation, the reasonable fees and expenses of Moore & Van Allen, special counsel to the Agent) and any amendment, waiver or consent relating hereto and thereto requested or required by the Borrower including, but not limited to, any such amendments, waivers or consents resulting from or related to any work-out, renegotiation or restructure relating to the performance by the Borrower under this Credit Agreement and of the Agent and the Lenders in connection with enforcement of the Credit Documents and the documents and instruments referred to therein (including, without limitation, in connection with any such enforcement, the reasonable fees and disbursements of counsel for the Agent and each of the Lenders) provided, that for the purposes of this Credit Agreement,
         --------
"reasonable attorneys' fees" shall be limited by the actual attorneys' fees incurred by a party without application of N.C. Gen. Stat. Sec. 6-21.2 and without any presumption that such reasonable attorneys' fees shall be a fixed percentage of the Commitments; (ii) pay and hold each of the Lenders harmless from and against any and all present and future stamp, documentary and mortgage recording taxes and other similar taxes with respect to the foregoing matters and save each of the Lenders harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to such Lender) to pay such taxes; and (iii) indemnify each Lender, its officers, directors, employees, representatives and agents from and hold each of them harmless against any and all losses, liabilities, claims, damages or expenses incurred by any of them as a result of, or arising out of, or in any way related to, or by reason of, any investigation, litigation or other proceeding (whether or not any Lender is a party thereto) related to the entering into and/or performance of any Credit Document or the use of proceeds of any Loans (including other extensions of credit) hereunder or the consummation of any other transactions contemplated in any Credit Document, including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation, litigation or other proceeding (but excluding any such losses, liabilities, claims, damages or expenses to the extent incurred by reason of gross negligence or willful misconduct on the part of the Person to be indemnified).

     11.6  Amendments, Waivers and Consents.  (a) Neither this Credit
           --------------------------------
Agreement nor any other Credit Document nor any of the terms hereof or thereof may be amended, changed, waived, discharged or terminated unless such amendment, change, waiver, discharge or termination is in writing signed by the Required Lenders, provided that no such amendment, change,
                                --------
waiver, discharge or termination shall, without the consent of each Lender adversely affected, (i) extend the Termination Date or reduce the rate or extend the time of payment of interest or principal (other than as a result of waiving the applicability of any post-default increase in interest rates) on any Loan or portion thereof or fees hereunder or reduce the principal amount thereof, or increase the Commitments of the Lenders over the amount thereof in effect (it being understood and agreed that a waiver of any condition for an Extension of Credit, Default or Event of Default or of a mandatory reduction in the total commitments shall not constitute a change in the terms of any Commitment of any Lender) or issue or extend Letters of Credit with expiry dates not permitted by the provisions of
Section 2.2, (ii) release any Guarantor from its guaranty obligations hereunder except in accordance with the provisions hereof, (iii) amend, modify or waive any provision of this Section or of subsection (ii) of
Section 3.3(d) (provided that any Lender to be terminated pursuant to
                --------
Section 3.3(d) shall not be required to consent to any such amendment, modification or waiver of subsection (ii) of Section 3.3(d) necessary to effect such termination),
(v) reduce any percentage specified in, or otherwise modify, the definition of Required Lenders, (v) release all or substantially all of the collateral subject to the Pledge Agreement or (vi) consent to the assignment or transfer by the Borrower (or Guarantor) of any of its rights and obligations under (or in respect of) this Credit Agreement or other Credit Documents except as permitted hereunder. No provision of Section 10 may be amended without the consent of the Agent. No provision affecting the duties and obligations (and compensation) of the Issuing Lender may be amended without the consent of the Issuing Lender. Notwithstanding anything to the contrary contained above, any Letter of Credit may be modified by the respective Issuing Lender so long as the terms thereof would be permitted in a newly issued Letter of Credit in accordance with the terms hereof.

     (b) If, in connection with any proposed change, waiver, discharge or termination of any of the provisions of this Agreement as contemplated by subclauses (i) through (iv), inclusive, of clause (a) above, the consent of the Required Lenders is obtained but the consent of one or more of such other Lenders whose consent is required is not obtained, the Borrower shall have the right (so long as all non-consenting Lenders whose individual consent is required are treated as described in either clauses (A) or (B) below) to either (A) replace each such non-consenting Lender or Lenders with one or more Replacement Lenders pursuant to Section 3.15 so long as at the time of such replacement, each such Replacement Lender consents to the proposed change, waiver, discharge or termination or (B) terminate such non-consenting Lender's Commitment and repay all outstanding Loans of such Lender in accordance with Sections 3.3(d) and 3.3(g), provided that, unless
                                                      --------
the Commitments terminated and Loans repaid pursuant to the preceding clause (B) are immediately replaced in full at such time through the addition of new Lenders or the increase of the Commitments and/or outstanding Loans of existing Lenders (who in each case must specifically consent thereto), then in the case of any action pursuant to the preceding clause (B), the Required Lenders (determined before giving effect to the proposed action) shall specifically consent thereto, provided further, that
                                                     ----------------
in any event the Borrower shall not have the right to replace a Lender, terminate its Commitment or repay its Loans solely as a result of the withholding of any required consent by such Lender to any increase in the Commitment of such Lender.

     11.7  Counterparts.  This Credit Agreement may be executed in any
           ------------
number of counterparts, each of which where so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this Credit Agreement to produce or account for more than one such counterpart.

     11.8  Headings.  The headings of the sections and subsections hereof
           --------
are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Credit Agreement.

     11.9  Survival of Indemnification.  All indemnities set forth herein,
           ---------------------------
including, without limitation, in Sections 3.5, 3.8, 3.9, 3.10, 3.14, 10.7 and 11.5 shall survive the execution and delivery of this Credit Agreement, and the making of the Loans, the repayment of the Obligations and other obligations and the termination of the Commitment hereunder.

     11.10  Governing Law; Submission to Jurisdiction; Venue.
            ------------------------------------------------

     (a) THIS CREDIT AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NORTH CAROLINA. Any legal action or proceeding with respect to this Credit Agreement or any other Credit Document may be brought in the courts of the State of North Carolina in Mecklenburg County, or of the United States for the Western District of North Carolina, and, by execution and delivery of this Credit Agreement, each of the Credit Parties hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of such courts. Each of the Credit Parties further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to it at the address set out for notices pursuant to Section 11.1, such service to become effective 30 days after such mailing. Nothing herein shall affect the right of the Agent to serve process in any other manner permitted by law or to commence legal proceedings or to otherwise proceed against the Borrower in any other jurisdiction.

     (b) Each of the Credit Parties hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Credit Agreement or any other Credit Document brought in the courts referred to in subsection (a) hereof and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

     (c) EACH OF THE AGENTS, EACH OF THE LENDERS AND EACH OF THE CREDIT PARTIES HEREBY IRREVOCABLY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS CREDIT AGREEMENT, ANY OF THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY.

     11.11  Severability.  If any provision of any of the Credit Documents
            ------------
is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

     11.12  Entirety.  This Credit Agreement together with the other Credit
            --------
Documents represent the entire agreement of the parties hereto and thereto, and supersede all prior agreements and understandings, oral or written, if any, including any commitment letters or correspondence relating to the Credit Documents or the transactions contemplated herein and therein.

     11.13  Survival of Representations and Warranties.  All
            ------------------------------------------
representations and warranties made by the Borrower herein shall survive delivery of the Notes and the making of the Loans hereunder.

     11.14  Knowledge Standard.  As used herein, the phrase "to the
            ------------------
knowledge of the Borrower" or any similar phrase shall mean the knowledge of any of the following persons: Raymond E. Schultz, President and Chief Executive Officer; David C. Sullivan, Executive Vice President and Chief Operating Officer; Donald H. Dempsey, Senior Vice President and Chief Financial Officer; Ralph B. Lake, Senior Vice President, General Counsel, and Secretary; Thomas L. Keltner, Senior Vice President, Development; Carol
G. Champion, Vice President, Treasurer; and Jeffery M. Jarvis, Vice President and Controller; or any other person succeeding to the responsibilities of any such individual.

     11.15  Confidentiality.  Each Lender agrees that it will use its best
            ---------------
efforts not to disclose without the prior consent of the Borrower (other than to its employees, auditors or counsel) any information with respect to the Parent Company, the Borrower or any of their respective Subsidiaries which is now or in the future furnished pursuant to this Agreement or any other Credit Document and which is designated by the Parent Company, the Borrower or any of their respective Subsidiaries as confidential, provided
                                                                  --------
that any Lender may disclose any such information (a) as has become generally available to the public, (b) as may be required in any report, statement or testimony submitted to any municipal, state or Federal regulatory body having or claiming to have jurisdiction over such Lender (including bank examiners) or to the Federal Reserve Board or the Federal Deposit Insurance Corporation or similar organizations (whether in the United States or elsewhere) or their successors, (c) as may be required in respect to any summons or subpoena or in connection with any investigation by a Governmental Authority or litigation, (d) in order to comply with any law, order, regulation or ruling applicable to such Lender, and (e) to any prospective or actual transferee or participant of any rights and interests hereunder provided such prospective transferee or participant executes an agreement containing provisions substantially identical to those contained in this Section.

     11.16  Agent's and Lender's Covenant.  The Agent and each Lender
            -----------------------------
hereby covenants that neither any Extension of Credit nor any part of any Extension of Credit constitutes assets of an

"employment benefit plan" within the meaning of Section 3(3) of ERISA or a "plan" within the meaning of Section 4975(e)(1) of the Code.

                [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Tranche A Credit Agreement to be duly executed and delivered as of the date first above written.

BORROWER:
- --------
                    EMBASSY SUITES, INC.,
                    a Delaware corporation


                    By____________________________

                    Title_________________________


GUARANTORS:         THE PROMUS COMPANIES INCORPORATED,
- ----------
                    a Delaware corporation


                    By____________________________

                    Title_________________________


                    PROMUS HOTEL CORPORATION,
                    a Delaware corporation


                    By____________________________

                    Title_________________________


                    PROMUS HOTELS, INC.,
                    a Delaware corporation


                    By____________________________

                    Title_________________________


                    HAMPTON INNS, INC.,
                    a Delaware corporation


                    By____________________________

                    Title_________________________

                    EMBASSY EQUITY DEVELOPMENT CORPORATION,
                    a Delaware corporation


                    By____________________________

                    Title_________________________

                                                         Signature Pages to
                                                       Embassy Suites, Inc/
                                                        Promus Hotels, Inc.
                                                Tranche A Credit Agreement



LENDERS:
- -------

                    NATIONSBANK, N.A. (CAROLINAS),
                    individually in its capacity as a
                    Lender and in its capacity as Agent


                    By_____________________________

                    Title__________________________


                    THE BANK OF NEW YORK

                    By_____________________________

                    Title__________________________


                    THE BANK OF NOVA SCOTIA

                    By_____________________________

                    Title__________________________


                    CIBC INC.

                    By_____________________________

                    Title__________________________


                    THE SUMITOMO BANK, LIMITED, NEW YORK BRANCH

                    By_____________________________

                    Title__________________________


                    FIRST UNION NATIONAL BANK OF
                      NORTH CAROLINA

                    By_____________________________

                    Title__________________________

                                                         Signature Pages to
                                                       Embassy Suites, Inc/
                                                        Promus Hotels, Inc.
                                                Tranche A Credit Agreement


                    LTCB TRUST COMPANY

                    By_____________________________

                    Title__________________________


                    THE NIPPON CREDIT BANK, LTD. -
                      LOS ANGELES AGENCY

                    By_____________________________

                    Title__________________________


                    SOCIETE GENERALE, SOUTHWEST AGENCY

                    By_____________________________

                    Title__________________________


                    CREDIT LYONNAIS

                    By_____________________________

                    Title__________________________


                    FIRST AMERICAN NATIONAL BANK

                    By_____________________________

                    Title__________________________


                    FIRST NATIONAL BANK OF COMMERCE

                    By_____________________________

                    Title__________________________


                    FIRST TENNESSEE BANK, NATIONAL ASSOCIATION

                    By_____________________________

                    Title__________________________

                                                         Signature Pages to
                                                       Embassy Suites, Inc/
                                                        Promus Hotels, Inc.
                                                Tranche A Credit Agreement


                    THE INDUSTRIAL BANK OF JAPAN, LIMITED,
                      ATLANTA AGENCY

                    By_____________________________

                    Title__________________________


                    THIRD NATIONAL BANK

                    By_____________________________

                    Title__________________________


                    U.S. NATIONAL BANK OF OREGON

                    By_____________________________

                    Title__________________________

                                  Schedule 2.1(a)
                                  ---------------
                            Tranche A Credit Agreement
                            --------------------------
                              Schedule of Lenders and
                              -----------------------
                                    Commitments
                                    -----------

                         Revolving      Revolving          LOC            LOC
                         Committed      Commitment      Committed      Commitment
       Lender             Amount        Percentage       Amount        Percentage
       ------            ---------      ----------     ----------      ----------
NationsBank, N.A.      $30,000,000.00  10.00000000%   $2,000,000.00   10.00000000%
(Carolinas)

The Bank of New York   $25,714,285.71  8.57142857%    $1,714,285.71   8.57142857%

The Bank of Nova       $25,714,285.71  8.57142857%    $1,714,285.71   8.57142857%
Scotia

CIBC Inc.              $25,714,285.71  8.57142857%    $1,714,285.71   8.57142857%

The Sumitomo Bank,     $25,714,285.71  8.57142857%    $1,714,285.71   8.57142857%
Limited, New York
Branch

First Union National   $19,285,714.29  6.42857143%    $1,285,714.29   6.42857143%
Bank of North
Carolina

LTCB Credit Bank       $19,285,714.29  6.42857143%    $1,285,714.29   6.42857143%

The Nippon Credit      $19,285,714.29  6.42857143%    $1,285,714.29   6.42857143%
Bank, Ltd. - Los
Angeles Agency

Societe Generale,      $19,285,714.29  6.42857143%    $1,285,714.29   6.42857143%
Southwest Agency

Credit Lyonnais        $12,857,142.86  4.28571429%     $857,142.86    4.28571429%

First American         $12,857,142.86  4.28571429%     $857,142.86    4.28571429%
National Bank

First National Bank    $12,857,142.86  4.28571429%     $857,142.86    4.28571429%
of Commerce

First Tennessee Bank   $12,857,142.86  4.28571429%     $857,142.86    4.28571429%
National Association

The Industrial Bank    $12,857,142.86  4.28571429%     $857,142.86    4.28571429%
of Japan, Limited,
Atlanta Agency

Third National Bank    $12,857,142.86  4.28571429%     $857,142.86    4.28571429%

U.S. National Bank     $12,857,142.86  4.28571429%     $857,142.86    4.28571429%
of Oregon              --------------  -----------     -----------    -----------

                        $300,000,000   100.0000000%  $20,000,000.00   100,000,000%

                             Schedule 2.1(b)(i)
                             ------------------

                         TRANCHE A CREDIT AGREEMENT
                        FORM OF NOTICE OF BORROWING

NationsBank, N.A. (Carolinas),          NationsBank, N.A. (Carolinas),
  as Agent for the Lenders                as Swingline Lender
101 N. Tryon Street                     101 N. Tryon Street
Independence Center, 15th Floor         Independence Center, 15th Floor
NC1-001-15-04                           NC1-001-15-04
Charlotte, North Carolina  28255        Charlotte, North Carolina  28255
Attn:  Agency Services                  Attn:  Agency Services

Ladies and Gentlemen:

     The undersigned, EMBASSY SUITES, INC./PROMUS HOTELS, INC. (the "Borrower"), refers to the Tranche A Credit Agreement dated as of June 7,
 --------
1995 (as amended, modified, extended or restated from time to time, the "Credit Agreement"), among Embassy Suites, Inc., as initial borrower,
 ----------------
certain subsidiaries and related parties as guarantors, the Lenders and NationsBank, N.A. (Carolinas), as Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The Borrower hereby gives notice that it requests a Committed Revolving Loan borrowing or a Swingline Loan borrowing pursuant to the provisions of Section 2.1(b) or 2.3(b)(i) of the Credit Agreement, as appropriate, and in connection herewith sets forth below the terms on which such borrowing is requested to be made:

(A)  Type of Loan Borrowing Requested
     _____ Committed Revolving Loan
     _____ Swingline Loan

(B)  Date of Borrowing
     (which is a Business Day)     _______________________

(C)  Principal Amount of
     Borrowing1                    _______________________

(D)  Interest rate basis2          _______________________

(E)  Interest Period and the
     last day thereof3             _______________________

     In accordance with the requirements of Section 5.3, the Borrower hereby reaffirms the representations and warranties set forth in the Credit Agreement as provided in subsection (ii) of such Section, and confirms that the matters referenced in subsections (b), (c), (d) and (e) of such Section, are true and correct.
                              Very truly yours,

                              EMBASSY SUITES, INC./PROMUS HOTELS, INC.

                              By:_____________________________________

                              Title:__________________________________


          --------------------

               1    In the case of Committed Revolving Loans, minimum of
          $5,000,000 and $1,000,000 increments in excess thereof (or the remaining available Revolving Committed Amount, if less). In the case of Swingline Loans, a minimum of $250,000 and $100,000 in excess thereof (or the remaining available Swingline Committed Amount, if less).

               2    In the case of Committed Revolving Loans, Eurodollar
          and Base Rate Loans available. In the case of Swingline Loans, Base Rate Loans available.

               3    Interest Periods of one, two, three and six months'
          duration for Eurodollar Loans.

                                 Schedule 2.1(e)
                                 ---------------

                   Form of Tranche A Committed Revolving Note

$_________________                                                  June _, 1995


          FOR VALUE RECEIVED, EMBASSY SUITES, INC./PROMUS HOTELS, INC., a Delaware corporation (the "Borrower"), hereby promises to pay to the order of
                           --------
__________________________, its successors and assigns (the "Lender"), at the
                                                             ------
office of NationsBank, N.A. (Carolinas), as Agent (the "Agent"), at 101 N. Tryon
                                                        -----
Street, Independence Center, NC1-001-15-04, Charlotte, North Carolina 28255 (or at such other place or places as the holder hereof may designate), at the times set forth in the Tranche A Credit Agreement dated as of June 7, 1995 among Embassy Suites, Inc., as initial borrower, certain subsidiaries and related parties as guarantors, the Lenders and the Agent (as it may be amended, modified, extended or restated from time to time, the "Credit Agreement"; all
                                                       ----------------
capitalized terms not otherwise defined herein shall have the meanings set forth in the Credit Agreement), but in no event later than the Termination Date, in Dollars and in immediately available funds, the principal amount of ________________________DOLLARS ($____________) or, if less than such principal amount, the aggregate unpaid principal amount of all Committed Revolving Loans made by the Lender to the Borrower pursuant to the Credit Agreement, and to pay interest from the date hereof on the unpaid principal amount hereof, in like money, at said office, on the dates and at the rates selected in accordance with
Section 2.1(d) of the Credit Agreement.

     Overdue principal and, to the extent permitted by law, overdue interest owing hereunder shall bear interest as provided in Section 3.1 of the Credit Agreement. Further, in the event the payment of all sums due hereunder is accelerated under the terms of the Credit Agreement, this Note, and all other indebtedness of the Borrower to the Lender shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Borrower. In the event this Note is not paid when due at any stated or accelerated maturity, the Borrower agrees to pay, in addition the principal and interest, all costs of collection, including reasonable attorneys' fees; provided, that for purposes of this note,
                            --------
"reasonable attorneys' fees" shall be limited to actual attorneys' fees incurred by a party without application of N.C. Gen. Stat. Sec. 6-21.2 and without any presumption that such reasonable attorneys' fees shall be a fixed percentage of the principal amount hereof.

     All borrowings evidenced by this Note and all payments and prepayments of the principal hereof and interest hereon and the respective dates thereof shall be endorsed by the holder hereof on Schedule A attached hereto and incorporated
                                    ----------
herein by reference, or on a continuation thereof which shall be attached hereto and made a part hereof; provided, however, that any failure to endorse such
                        --------  -------
information (or an error in such endorsement) on such schedule or continuation thereof shall not in any manner affect the obligation of the Borrower to make payments of principal and interest in accordance with the terms of this Note.

     IN WITNESS WHEREOF, the Borrower has caused this Note to be duly executed by its duly authorized officer as of the day and year first above written.

                                   EMBASSY SUITES, INC./
                                   PROMUS HOTELS, INC.

                                   By____________________________

                                   Title_________________________

                                            SCHEDULE A TO THE
                                    TRANCHE A COMMITTED REVOLVING NOTE
                               OF EMBASSY SUITES, INC./PROMUS HOTELS, INC.
                                            DATED JUNE _, 1995
                                                                       Unpaid           Name of
                 Type                                                  Principal        Person
                 of          Interest               Payments           Balance          Making
    Date         Loan        Period           Principal    Interest    of Note          Notation
    ----         ----        --------         ---------    --------    --------         --------






























                                 Schedule 2.2(a)
                                 ---------------

                           Existing Letters of Credit

                                 Schedule 2.3(d)
                                 ---------------

                             Form of Swingline Note

$20,000,000                                                         June _, 1995


          FOR VALUE RECEIVED, PROMUS HOTELS, INC., a Delaware corporation (the "Borrower"), hereby promises to pay to the order of NATIONSBANK, N.A.
 --------
(CAROLINAS), its successors and assigns (the "Swingline Lender"), at the office
                                              ----------------
of NationsBank, N.A. (Carolinas), as Agent (the "Agent"), at 101 N. Tryon
                                                 -----
Street, Independence Center, NC1-001-15-04, Charlotte, North Carolina 28255 (or at such other place or places as the holder hereof may designate), at the times set forth in the Tranche A Credit Agreement dated as of June 7, 195 among Embassy Suites, Inc., as initial borrower, certain subsidiaries and related parties as guarantors, the Lenders and the Agent (as it may be amended, modified, extended or restated from time to time, the "Credit Agreement"; all
                                                       ----------------
capitalized terms not otherwise defined herein shall have the meanings set forth in the Credit Agreement), but in no event later than the Termination Date, in Dollars and in immediately available funds, the principal amount of TWENTY MILLION DOLLARS ($20,000,000) or, if less than such principal amount, the aggregate unpaid principal amount of all Swingline Loans made by the Swingline Lender to the Borrower pursuant to the Credit Agreement, and to pay interest from the date hereof on the unpaid principal amount hereof, in like money, at said office, on the dates and at the rates selected in accordance with Section 2.3(c) of the Credit Agreement.

     Overdue principal and, to the extent permitted by law, overdue interest owing hereunder shall bear interest as provided in Section 3.1 of the Credit Agreement. Further, in the event the payment of all sums due hereunder is accelerated under the terms of the Credit Agreement, this Note, and all other indebtedness of the Borrower to the Swingline Lender shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Borrower. In the event this Note is not paid when due at any stated or accelerated maturity, the Borrower agrees to pay, in addition the principal and interest, all costs of collection, including reasonable attorneys' fees; provided, that for purposes of this note,
                            --------
"reasonable attorneys' fees" shall be limited by actual attorneys' fees incurred by a party without application of N.C. Gen. Stat. Sec. 6-21.2 and without any presumption that such reasonable attorneys' fees shall be a fixed percentage of the principal amount hereof.

     All borrowings evidenced by this Note and all payments and prepayments of the principal hereof and interest hereon and the respective dates thereof shall be endorsed by the holder hereof on Schedule A attached hereto and incorporated
                                    ----------
herein by reference, or on a continuation thereof which shall be attached hereto and made a part hereof; provided, however, that any failure to endorse such
                        --------  -------
information on such schedule or continuation thereof shall not in any manner affect the obligation of the Borrower to make payments of principal and interest in accordance with the terms of this Note.

     IN WITNESS WHEREOF, the Borrower has caused this Note to be duly executed by its duly authorized officer as of the day and year first above written.

                                   EMBASSY SUITES, INC./
                                   PROMUS HOTELS, INC.

                                   By____________________________

                                   Title_________________________

                                            SCHEDULE A TO THE
                                              SWINGLINE NOTE
                               OF EMBASSY SUITES, INC./PROMUS HOTELS, INC.
                                            DATED JUNE _, 1995
                                                                       Unpaid           Name of
                 Type                                                  Principal        Person
                 of          Interest               Payments           Balance          Making
    Date         Loan        Period           Principal    Interest    of Note          Notation
    ----         ----        --------         ---------    --------    --------         --------

























                                Schedule 2.4(b)-1
                                -----------------

                    Form of Tranche A Competitive Bid Request


NationsBank, N.A. (Carolinas)
  as Agent for the Lenders
101 N. Tryon Street
Independence Center, 15th Floor
NC1-005-15-04
Charlotte, North Carolina  28255
Attn:  Agency Services

Ladies and Gentlemen:

    The undersigned, PROMUS HOTELS, INC. (the "Borrower"), refers to the
                                               --------
Tranche A Credit Agreement dated as of June 7, 1995 (as amended, modified, extended or restated from time to time, the "Credit Agreement"), among Embassy
                                             ----------------
Suites, Inc., as initial borrower, certain subsidiaries and related parties as guarantors, the Lenders and NationsBank, N.A. (Carolinas), as Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The Borrower hereby gives you notice pursuant to Section 2.4(b) of the Credit Agreement it requests solicitation of Competitive Bids under the Credit Agreement, and in connection herewith sets forth below the terms on which such Competitive Loan borrowing is requested to be made:

(A)  Date of Competitive Loan Borrowing
     (which is a Business Day)           __________________

(B)  Principal Amount of
     Competitive Loan Borrowing4         __________________

(C)  Interest Period and the last
     day thereof5                        __________________

     In accordance with the requirements of Section 5.3, the Borrower hereby reaffirms the representations and warranties set forth in the Credit Agreement as provided in subsection (ii) of such Section, and confirms that the matters referenced in subsections (b), (c), (d) and (e) of such Section, are true and correct.


                              Very truly yours,

                              PROMUS HOTELS, INC.


                              By:____________________________

                              Title:_________________________





          --------------------

               4 A minimum of $5,000,000 and $1,000,000 increments in excess thereof.

               5 Subject to the provisions and definitions of the Credit Agreement, but generally not less than 7 days nor more than 180 days.

                                Schedule 2.4(b)-2
                                -----------------

               Form of Notice of Tranche A Competitive Bid Request


[Name of Lender]
[Address]

Attention:

Ladies and Gentlemen:

     Reference is made to the Tranche A Credit Agreement dated as of June 7, 1995 (as amended, modified, extended or restated from time to time, the "Credit
                                                                         ------
Agreement"), among Embassy Suites, Inc., as initial borrower, (the "Borrower"),
- ---------                                                           --------
certain subsidiaries and related parties as guarantors, the Lenders and NationsBank, N.A. (Carolinas), as Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The Borrower made a Competitive Bid Request on _____________, 19__, pursuant to Section 2.4(b) of the Credit Agreement, and in that connection you are invited to submit a Competitive Bid by 10:00 A.M. (Charlotte, North Carolina time) ______________, 19__ [Date of Proposed Competitive Loan Borrowing] Your Competitive Bid must comply with Section 2.4(c) of the Credit Agreement and the terms set forth below on which the Competitive Bid Request was made:

(A)  Date of Competitive Loan Borrowing      __________________

(B)  Principal amount of
     Competitive Loan Borrowing              __________________

(C)  Interest Period and the last
     day thereof                        __________________


                             Very truly yours,

                             NATIONSBANK, N.A. (CAROLINAS), as Agent


                             By________________________________

                             Title:____________________________

                                 Schedule 2.4(c)
                                 ---------------

                        Form of Tranche A Competitive Bid


NationsBank, N.A. (Carolinas),
  as Agent for the Lenders
101 N. Tryon Street
Independence Center, 15th Floor
NC1-001-15-04
Charlotte, North Carolina 28255
Attn:  Agency Services

Ladies and Gentlemen:

     The undersigned, [Name of Lender], refers to the Tranche A Credit Agreement dated as of June 7, 1995 (as amended, modified, extended or restated from time to time, the "Credit Agreement"), among Embassy Suites, Inc., as initial
              ----------------
borrower, (the "Borrower"), certain subsidiaries and related parties, the
                --------
Lenders and NationsBank, N.A. (Carolinas), as Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The undersigned hereby makes a Competitive Bid pursuant to Section 2.4(c) of the Credit Agreement, in response to the Competitive Bid Request made by the Borrower on ________________, 19__, and in that connection sets forth below the terms on which such Competitive Bid is made:

(A)  Principal Amount6                  ____________________

(B)  Competitive Bid Rate               ____________________

(C)  Interest Period and last
     day thereof                        ____________________

     The undersigned hereby confirms that it is prepared, subject to the conditions set forth in the Credit Agreement, to extend credit to the Borrower upon acceptance by the Borrower of this bid in accordance with Section 2.4(e) of the Credit Agreement.

                              Very truly yours,

                              [NAME OF LENDER]

                              By:______________________________

                              Title:___________________________

















          --------------------

               6 Acceptance in a minimum principal amount of $1,000,000 and $500,000 increments in excess thereof.

                                 Schedule 2.4(d)
                                 ---------------

             Form of Tranche A Competitive Bid Accept/Reject Letter


NationsBank, N.A. (Carolinas),
  as Agent for the Lenders
101 N. Tryon Street
Independence Center, 15th Floor
NC1-001-15-04
Charlotte, North Carolina 28255
Attn:  Agency Services

Ladies and Gentlemen:

     The undersigned, PROMUS HOTELS, INC. (the "Borrower"), refers to the
                                                --------
Tranche A Credit Agreement dated as of June 7, 1995 (as amended, modified, extended or restated from time to time, the "Credit Agreement"), among Embassy
                                             ----------------
Suites, Inc., as initial borrower, certain subsidiaries and related parties as guarantors, the Lenders and NationsBank, N.A. (Carolinas), as Agent.

     In accordance with Section 2.4(d) of the Credit Agreement, we have received Competitive Bids in connection with our Competitive Bid Request dated ______________ and in accordance with Section 2.4(d) of the Credit Agreement, we hereby accept the following bids for maturity on [date]:

                                                      Interest
Principal Amount            Competitive Bid Rate        Paid       Lender
- ----------------            --------------------      --------     ------

     $                             [%]
     $                             [%]

We hereby reject the following bids:

                                                      Interest
Principal Amount            Competitive Bid Rate        Paid        Lender
- ----------------            --------------------      --------      ------

     $                                  [%]
     $                                  [%]


     The Competitive Loans accepted as provided above should be deposited in the general deposit account maintained by the Borrower with NationsBank, N.A. (Carolinas) on the date hereof in accordance with Section 2.4(e) of the Credit Agreement.

                              Very truly yours,

                              PROMUS HOTELS, INC.


                              By:_____________________________

                                 Name:________________________

                                 Title:_______________________

                                 Schedule 2.4(h)
                                 ---------------

                     Form of Tranche A Competitive Loan Note

$300,000,000                                                        June _, 1995


          FOR VALUE RECEIVED, PROMUS HOTELS, INC., a Delaware corporation (the "Borrower"), hereby promises to pay to the order of __________________________,
 --------
its successors and permitted assigns (the "Lender"), at the office of
                                           ------
NationsBank, N.A. (Carolinas), as Agent (the "Agent"), at 101 N. Tryon Street,
                                              -----
Independence Center, NC1-001-15-04, Charlotte, North Carolina 28255 (or at such other place or places as the holder hereof may designate), at the times set forth in the Tranche A Credit Agreement dated as of June 7, 1995 among Embassy Suites, Inc., as initial borrower, certain subsidiaries and related parties as guarantors, the Lenders and the Agent (as it may be amended, modified, extended or restated from time to time, the "Credit Agreement"; all capitalized terms not
                                    ----------------
otherwise defined herein shall have the meanings set forth in the Credit Agreement), but in no event later than the Termination Date, in Dollars and in immediately available funds, the principal amount of THREE HUNDRED MILLION DOLLARS ($300,000,000) or, if less than such principal amount, the aggregate unpaid principal amount of all Competitive Loans made by the Lender to the Borrower pursuant to the Credit Agreement, and to pay interest from the date hereof on the unpaid principal amount hereof, in like money, at said office, on the dates and at the rates selected in accordance with Section 2.4(g) of the Credit Agreement and in the respective Competitive Bid applicable to each Competitive Loan borrowing evidenced hereby.

     Overdue principal and, to the extent permitted by law, overdue interest owing hereunder shall bear interest as provided in Section 3.1 of the Credit Agreement. Further, in the event the payment of all sums due hereunder is accelerated under the terms of the Credit Agreement, this Note, and all other indebtedness of the Borrower to the Lender shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Borrower. In the event this Note is not paid when due at any stated or accelerated maturity, the Borrower agrees to pay, in addition the principal and interest, all costs of collection, including reasonable attorneys' fees; provided, that for purposes of this note,
                            --------
"reasonable attorneys' fees" shall be limited by actual attorneys' fees incurred by a party without application of N.C. Gen. Stat. Sec. 6-21.2 and without any presumption that such reasonable attorneys' fees shall be a fixed percentage of the principal amount hereof.

     All borrowings evidenced by this Note and all payments and prepayments of the principal hereof and interest hereon and the respective dates thereof shall be endorsed by the holder hereof on Schedule A attached hereto and incorporated
                                    ----------
herein by reference, or on a continuation thereof which shall be attached hereto and made a part hereof; provided, however, that any failure to endorse such
                        --------  -------
information (or an error in such endorsement) on such schedule or continuation thereof shall not in any manner affect the obligation of the Borrower to make payments of principal and interest in accordance with the terms of this Note.

     IN WITNESS WHEREOF, the Borrower has caused this Note to be duly executed by its duly authorized officer as of the day and year first above written.

                                   PROMUS HOTELS, INC.

                                   By____________________________

                                   Title_________________________

                                              SCHEDULE A TO THE
                                        TRANCHE A COMPETITIVE LOAN NOTE
                                  OF EMBASSY SUITES, INC./PROMUS HOTELS, INC.
                                              DATED JUNE _, 1995
                                                                            Unpaid           Name of
                      Type                                                  Principal        Person
                      of          Interest               Payments           Balance          Making
         Date         Loan        Period           Principal    Interest    of Note          Notation
         ----         ----        --------         ---------    --------    --------         --------



























                                     Schedule 3.2
                                     ------------

                 Form of Tranche A Notice of Conversion or Extension


     NationsBank, N.A. (Carolinas),
       as Agent for the Lenders
     101 N. Tryon Street
     Independence Center, 15th Floor
     NC1-001-15-04
     Charlotte, North Carolina  28255
     Attention:  Agency Services


     Ladies and Gentlemen:

         The undersigned, PROMUS HOTELS, INC. (the "Borrower"), refers to the
                                                    --------
     Tranche A Credit Agreement dated as of June 7, 1995 (as amended, modified, extended or restated from time to time, the "Credit Agreement"), among
                                                  ----------------
     Embassy Suites, Inc., as initial borrower, certain subsidiaries and related parties as guarantors, the Lenders and NationsBank, N.A. (Carolinas), as Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.
     The Borrower hereby gives notice pursuant to Section 3.2 of the Credit Agreement that it requests an extension or conversion of one or more Committed Revolving Loans outstanding under the Credit Agreement, and in connection herewith sets forth below the terms on which such extension or conversion is requested to be made:

     (A) Date of Extension or Conversion
         (which is the last day of the         _______________________
         the applicable Interest Periods)

     (B) Principal Amount of
         Extension or Conversion7              _______________________

     (C) Interest rate basis8                  _______________________

     (D) Interest Period and the
         last day thereof9                     _______________________

         In accordance with the requirements of Section 5.3, except in the case of extension of or conversion to Base Rate Loans, the Borrower hereby reaffirms the representations and warranties set forth in the Credit Agreement as provided in subsection (ii) of such Section, and confirms that the matters referenced in subsections (b), (c), (d) and (e) of such Section, are true and correct.

                              Very truly yours,

                              PROMUS HOTELS, INC.


                              By:__________________________________

                              Title:_______________________________




          --------------------

               7 A minimum of $5,000,000 and $1,000,000 increments in excess thereof (or the remaining available Revolving Committed Amount, if less).

               8  Eurodollar and Base Rate Loans available.

               9 Interest Periods of one, two, three and six months' duration for Eurodollar Loans.

                                   Schedule 5.1(a)
                                   ---------------

                               Form of Pledge Agreement

                                    Schedule 6.15
                                    -------------

                                     Subsidiaries

                                   Schedule 7.1(d)
                                   ---------------

                       Form of Officer's Compliance Certificate

         For the fiscal quarter ended _________________, 19___.

         I, ______________________, [Title] of PROMUS HOTELS, INC. (the
     "Borrower") hereby certify that, to the best of my knowledge and belief,
      --------
     with respect to that certain Tranche A Credit Agreement dated as of June 7, 1995 and that certain Tranche B Credit Agreement dated as of June 7, 1995 (each as may be as amended, modified, extended or restated from time to time, collectively, the "Hotel Facility"; all of the defined terms in the
                              --------------
     Hotel Facility are incorporated herein by reference) among Promus Hotels, Inc., a wholly-owned subsidiary of Promus Hotel Corporation, as Borrower, Promus Hotel Corporation, as Guarantor, the Lenders party thereto and NationsBank, N.A. (Carolinas), as Agent:

         a. The company-prepared financial statements which accompany this certificate are true and correct in all material respects and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis, subject to changes resulting from normal year-end audit adjustments; and

         b. Since ___________ (the date of the last similar certification, or, if none, the Closing Date) (i) the Credit Parties have kept, observed, performed and fulfilled each and every agreement binding on them contained in the Credit Documents and (ii) no Default or Event of Default has occurred under the Hotel Facility.

     Delivered herewith are detailed calculations demonstrating compliance by the Credit Parties with the financial covenants contained in Section 7.11 of the Hotel Facility as of the end of the fiscal period referred to above.

         This ______ day of ___________, 19__.


                          PROMUS HOTEL CORPORATION


                          ________________________________
                          Title:

                         Attachment to Officer's Certificate
                         -----------------------------------

                          Computation of Financial Covenants

                                    Schedule 7.12
                                    -------------

                              Form of Joinder Agreement

              THIS JOINDER AGREEMENT (the "Agreement"), dated as of
                                           ---------
          _____________, 19__, is by and between _____________________, a
          ___________________ (the "Subsidiary"), and NATIONSBANK, N.A.
                                    ----------
          (CAROLINAS), in its capacity as Agent under that Tranche A Credit Agreement and that Tranche B Credit Agreement (as amended, modified, extended or restated from time to time, the "Tranche A
                                                                 ---------
          Credit Agreement" and the "Tranche B Credit Agreement",
          ----------------           --------------------------
          respectively, and sometimes hereafter referred to collectively as the "Credit Agreements"), in each case dated as of June 7, 1995
               -----------------
          by and among EMBASSY SUITES, INC., as initial borrower, certain subsidiaries and related parties as guarantors, the Lenders party thereto and NationsBank, N.A. (Carolinas), as Agent. All of the defined terms in the Credit Agreements are incorporated herein by reference.

              The Subsidiary is an Additional Credit Party, and,
          consequently, the Credit Parties are required by Section 7.12 of each of respective the Credit Agreements to cause the Subsidiary to become a "Guarantor".
                       ---------

              Accordingly, the Subsidiary hereby agrees as follows with the Agent, for the benefit of the Lenders:

              1. The Subsidiary hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the Subsidiary will be deemed to be a party to each of the Credit Agreements and a "Guarantor" for all purposes of the Credit Agreements, and shall have all of the obligations of a Guarantor thereunder as if it had executed the Credit Agreements. The Subsidiary hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in each of the Credit Agreements, including without limitation (i) all of the representations and warranties set forth in Section 6 of each of the Credit Agreements as they relate to such Subsidiary, (ii) all of the affirmative and negative covenants set forth in Sections 7 and 8 of each of the Credit Agreements and (iii) all of the undertakings and waivers set forth in Section 4 of each of the Credit Agreements (subject to the limitations set forth therein). Without limiting the generality of the foregoing terms of this paragraph 1, the Subsidiary hereby (i) subject to the limitation set forth in Section 4.1 of each of the Credit Agreements, jointly and severally together with the other Guarantors, guarantees to each Lender and the Agent, as provided in Section 4 of each of the Credit Agreements, the prompt payment and performance of the Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise) strictly in accordance with the terms thereof and (ii) agrees that if any of the Obligations are not paid or performed in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise), the Subsidiary will, jointly and severally together with the other Guarantors, promptly pay and perform the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Obligations, the same will be promptly paid in full when due (whether at extended maturity, as a mandatory prepayment, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

              2. The undersigned Credit Party, being the parent company of the Subsidiary, joins in the execution of the Joinder Agreement for purposes of (i) acknowledging, and agreeing to be bound by the terms of, the Pledge Agreement as a Pledgor thereunder as if it had been an original party thereto, (ii) acknowledging, representing and affirming to the Collateral Agent that the Pledged Securities (as such term is defined in the Pledge Agreement) hereby delivered to the Collateral Agent and which are subject to the pledge and security interest under the Pledge Agreement are as follows:

                            Nominal         Certificate   No. of  Percentage
             Issuer          Owner              No.       Shares   of Total
             ------         -------           -------     ------  Ownership
                                                                  ---------






          and (iii) acknowledging that its notice address and the address of its chief executive office for purposes of the Pledge Agreement is c/o Promus Hotels, Inc., 850 Ridgelake Boulevard, Memphis, Tennessee 38120, Attn: Carol G. Champion, Telephone:
          (901) 680-7201, Telecopy: (901) 680-7270.

              3. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute one contract.

              IN WITNESS WHEREOF, the Subsidiary has caused this Joinder Agreement to be duly executed by its authorized officers, and the Agent, for the benefit of the Lenders, has caused the same to be accepted by its authorized officer, as of the day and year first above written.

                               [SUBSIDIARY]


                               By____________________________

                               Title_________________________


          PLEDGOR                  [PARENT COMPANY]
          -------


                               By____________________________

                               Title_________________________


                               Acknowledged and accepted:

                               NATIONSBANK, N.A. (CAROLINAS),
                               as Agent

                               By______________________________

                               Title___________________________

                                     Schedule 8.1
                                     ------------

                                Existing Indebtedness

                                     Schedule 8.2
                                     ------------

                                    Existing Liens

                                                             Schedule 11.1
                                                             -------------

                                                         Schedule of Addresses


                                   Address
                                 for Funding                       Address for
        Lender                  and Payments                      Other Notices
        ------                  ------------                      -------------
 NationsBank, N.A.    NationsBank, N.A. (Carolinas)     NationsBank, N.A.
   (Carolinas)        101 N. Tryon St.                    (Carolinas)
                      Independence Center               Corporate Bank
                      NC1-001-15-04                     1 NationsBank Plaza
                      Charlotte, NC 28255               Nashville, TN  37329-1697
                      Attn: Agency Services             Attn: J.E. Ball
                      Phone: (704) 386-9368             Phone: (615) 749-3469
                      Fax:   (704) 386-9923             Fax:   (615) 749-4640
                                                        with a copy to:

                                                        Christopher C. Kupec,
                                                          Esq.
                                                        Moore & Van Allen, PLLC
                                                        NationsBank Corporate
                                                         Center, Floor 47
                                                        100 N. Tryon Street
                                                        Charlotte, NC  28202-4003
                                                        Phone: (704) 331-1046
                                                        Fax:   (704) 331-1159

 The Bank of New      The Bank of New York              The Bank of New York
 York                 One Wall Street, 22nd Floor       One Wall Street, 22nd Floor
                      New York, NY  10286               New York, NY  10286
                      Attn: Greg Batson                 Attn: Greg Batson
                      Phone: (212) 635-6898             Phone: (212) 635-6898
                      Fax:   (212) 635-6434             Fax:   (212) 635-6434
 Credit Lyonnais      Credit Lyonnais Cayman Branch     Credit Lyonnais Cayman Branch
 Cayman Branch        1301 Avenue of the Americas       1301 Avenue of the Americas
                      18th Floor                        18th Floor
                      New York, NY  10019               New York, New York  10019
                      Attn: Alex Larrinaga              Attn: Mischa Zabotin
                      Phone: (212) 261-7833             Phone: (212) 261-7872
                      Fax:   (212) 261-7890             Fax:      (212) 261-7890

 The Sumitomo Bank,   The Sumitomo Bank, Limited, New   The Sumitomo Bank, Limited, New
 Limited, New York    York Branch                       York Branch
 Branch               277 Park Avenue                   277 Park Avenue
                      New York, NY  10172               New York, New York  10172
                      Attn: Christine Bonifacic         Attn: Christine Bonifacic
                      Phone: (212) 224-4138             Phone: (212) 224-4138
                      Fax:   (212) 224-5197             Fax:   (212) 224-5197

 The Bank of Nova     The Bank of Nova Scotia           The Bank of Nova Scotia
 Scotia               1100 Louisiana                    1100 Louisiana
                      Suite 3000                        Suite 3000
                      Houston, TX  77002                Houston, Texas  77002
                      Attn: Paul Gonin                  Attn:  Paul Gonin
                      Phone: (713) 759-3443             Phone: (713) 759-3443
                      Fax:   (713) 752-2425             Fax:   (713) 752-2425


                                                                   1

                                   Address
                                 for Funding                       Address for
        Lender                  and Payments                      Other Notices
        ------                  ------------                      -------------
 CIBC Inc.            CIBC Inc.                         CIBC Inc.
                      300 South Grand Avenue            300 South Grand Avenue
                      Suite 2700                        Suite 2700
                      Los Angeles, CA  90071            Los Angeles, CA  90071
                      Attn: Paul Chakmak                Attn: Paul Chakmak
                      Phone: (213) 617-6226             Phone: (213) 617-6226
                      Fax:   (213) 346-0157             Fax:   (213) 346-0157
 First Tennessee      First Tennessee Bank National     First Tennessee Bank National
 Bank National        Association                       Association
 Association          165 Madison Avenue                165 Madison Avenue
                      National Department, 9th Floor    National Department,
                      Memphis, TN  38103                9th Floor
                      Attn: Steve Wade                  Memphis, TN  38103
                      Phone: (901) 523-4118             Attn:  Steve Wade
                      Fax:   (901) 523-4267             Phone: (901) 523-4118
                                                        Fax:   (901) 523-4267

 First American       First American National Bank      First American National Bank
 National Bank        4894 Poplar Avenue, 2nd Floor     4894 Poplar Avenue, 2nd Floor
                      Memphis, TN  38117                Memphis, TN  38117
                      Attn: David May/Beth Vaughn       Attn:  David May/Beth Vaughn
                      Phone: (901) 762-5688/762-5671    Phone: (901) 762-5688/762-5671
                      Fax:   (901) 762-5665             Fax:   (901) 762-5665
 The Industrial Bank  The Industrial Bank of Japan,     The Industrial Bank of Japan,
 of Japan, Limited,   Limited, Atlanta Agency           Limited, Atlanta Agency
 Atlanta Agency       191 Peachtree Street, Suite 3600  191 Peachtree Street, Suite 3600
                      Atlanta, GA  30303                Atlanta, GA  30303
                      Attn: Jackie Brunetto             Attn: Jackie Brunetto
                      Phone: (404) 420-3325             Phone: (404) 420-3325
                      Fax:   (404) 524-8509             Fax:   (404) 524-8509

 LTCB Trust Company   LTCB Trust Company                The Long Term Credit Bank of
                      165 Broadway                      Japan, Limited
                      New York, NY  10006               45 Peachtree Center Avenue
                      Attn: Winston Brown               Suite 2801
                      Phone: (212) 335-4854             Atlanta, GA  30303
                      Fax:   (212) 608-3081             Attn: Rebecca Sedlar Silbert
                                                        Phone: (404) 659-7210
                                                        Fax:   (404) 658-9751

 The Nippon Credit    The Nippon Credit Bank, Ltd. -    The Nippon Credit Bank, Ltd. -
 Bank, Ltd. - Los     Los Angeles Agency                Los Angeles Agency
 Angeles Agency       550 South Hope Street             550 South Hope Street
                      Suite 2500                        Suite 2500
                      Los Angeles, CA  90071            Los Angeles, CA  90071
                      Attn: Helen Rhee/Jay Schwartz     Attn: Helen Rhee/Jay Schwartz
                      Phone: (213) 243-5723/243-5722    Phone: (213) 243-5723/243-5722
                      Fax:   (213) 243-892-0111         Fax:   (213) 243-892-0111

                                                                2






                                   Address
                                 for Funding                       Address for
        Lender                  and Payments                      Other Notices
        ------                  ------------                      -------------
 Societe Generale,    Societe Generale, Southwest       Societe Generale, Southwest
 Southwest Agency     Agency                            Agency
                      4800 Trammell Crow Center         1111 Bagby Street
                      2001 Ross Avenue                  Suite 2020
                      Dallas, TX  75201                 Houston, TX  77002
                      Attn: Terry Jones                 Attn: Paul Cornell/Thierry
                      Phone: (214) 979-2777             Namuroy
                      Fax:   (214) 979-1104             Phone: (713) 759-6301/759-6313
                                                        Fax:   (713) 650-0824

                                                        with a copy to:
                                                        Societe Generale, Southwest
                                                        Agency
                                                        4800 Trammell Crow Center
                                                        2001 Ross Avenue
                                                        Dallas, TX  75201
                                                        Attn: Terry Jones
                                                        Phone: (214) 979-2777
                                                        Fax:   (214) 979-1104
 U.S. National Bank   U.S. National Bank of Oregon      U.S. National Bank of Oregon
 of Oregon            555 SW Oak Street                 555 SW Oak Street
                      Suite 400                         Suite 400
                      Portland, Oregon  97204           Portland, Oregon  97204
                      Attn: Claire C. Jones             Attn: Claire C. Jones
                      Phone: (503) 275-3192             Phone: (503) 275-3192
                      Fax:   (503) 275-5428             Fax:   (503) 275-5428

 First Union          First Union National Bank of      First Union National Bank of
 National Bank of     North Carolina                    North Carolina
 North Carolina       One First Union Center            One First Union Center
                      301 South College Street          301 South College Street
                      Charlotte, NC  28288              Charlotte, NC  28288
                      Attn: Leo Leitner                 Attn: Leo Leitner
                      Phone: (704) 383-5210             Phone: (704) 383-5210
                      Fax:   (704) 374-2802             Fax:   (704) 374-2802
 First National Bank  First National Bank of Commerce   First National Bank of Commerce
 of Commerce          Suite 751                         Suite 751
                      210 Baronne Street                210 Baronne Street
                      New Orleans, LA  70112            New Orleans, LA  70112
                      Attn: Louis Ballero               Attn: Louis Ballero
                      Phone: (504) 561-1989             Phone: (504) 561-1989
                      Fax:   (504) 561-1738             Fax:   (504) 561-1738

 Third National Bank  Third National Bank               Third National Bank
                      6000 Poplar                       6000 Poplar
                      Suite 145                         Suite 145
                      Memphis, TN  38119                Memphis, TN  38119
                      Attn: Carol Yochem/Saul Komisar   Attn: Carol Yochem/Saul Komisar
                      Phone: (901) 766-7561             Phone: (901) 766-7561
                      Fax:   (901) 766-7565             Fax:   (901) 766-7565


                                Schedule 11.3(b)
                                ----------------

        Form of Hotel Inc. Tranche A Assignment and Assumption Agreement


    THIS ASSIGNMENT, ASSUMPTION AND RELEASE AGREEMENT, dated as of June 7, 1995 (the "Agreement"), among EMBASSY SUITES, INC., a Delaware corporation ("Embassy
      ---------                                                         -------
Suites"), PROMUS HOTELS, INC., a Delaware corporation (the "Hotel Inc."), THE
- ------                                                      ----------
PROMUS COMPANIES INCORPORATED, a Delaware corporation ("Promus Co.") and
                                                        ----------
NATIONSBANK, N.A. (CAROLINAS), in its capacity as Agent under the Credit Agreement hereinafter described.

    Embassy Suites and Promus Co. have agreed to transfer to Hotel Inc. certain hotel related assets and liabilities in contemplation of the Reorganization and the Distribution. In consideration therefor, the parties hereto agree as follows:

    SECTION 1.  Definitions.  Terms capitalized but not defined herein shall
                -----------
have the meanings assigned thereto in that certain Tranche A Credit Agreement dated as of June 6, 1995 (the "Credit Agreement") among Embassy Suites, as
                               ----------------
initial borrower, certain subsidiaries and related parties as guarantors, the Lenders party thereto and the Agent.

    SECTION 2.  Assignment and Assumption.  Effective as of the date hereof,
                -------------------------
Embassy Suites hereby irrevocably and unconditionally assigns to Hotel Inc. all of its rights as "Borrower" under the Credit Agreement. Effective as of the date hereof, Hotel Inc. hereby irrevocably and unconditionally agrees with the Agent and the Lenders to be bound by all of the terms and conditions of the Credit Agreement and to perform all of the obligations and discharge all of the liabilities of the Borrower existing at or accrued prior to the date hereof or hereafter arising under the Credit Agreement and (ii) and ratifies, and agrees to be bound by, (A) the representations and warranties set forth in Section 6 of the Credit Agreement and (B) all of the affirmative and negative covenants set forth in Sections 7 and 8 of the Credit Agreement. Without limiting the generality of the foregoing terms of this Section 2, Hotel Inc. hereby promises to pay to each Lender the principal balance of, and accrued interest on, each Loan outstanding (and to pay all other Obligations, including LOC Obligations and Swingline Loans) at, or advanced on or after, the date hereof.

    SECTION 3.  Release.  The Agent, acting on behalf of the Lenders, hereby
                -------
fully and unconditionally releases and forever discharges (i) Embassy Suites as of the date hereof from any and all liabilities, claims, charges, choses in actions, causes of action, damages, and other obligations, in each case whether known or unknown, absolute or contingent, at law or in equity, now existing or hereafter arising and whether arising under contract, by operation of law or otherwise (collectively, "Claims") arising under and relating to the Credit
                          ------
Agreement and (ii) Promus Co. from any Claims arising under or relating to its guaranty obligations relating thereto under or relating to the Credit Agreement.

    SECTION 4.  References in the Credit Documents.  From and after the
                ----------------------------------
Effective Date of Assignment, (a) Hotel Inc. shall have succeeded Embassy Suites as the "Borrower" under the Credit Agreement, and all references to the "Borrower" in the Credit Agreement shall refer to Hotel Inc. and not to Embassy Suites and (b) all references to the "Credit Agreement" in any Credit Documents shall refer to the Credit Agreement, as amended and modified by this Agreement. Except as expressly amended and modified by this Agreement, all of the terms and provisions of the Credit Agreement shall remain in full force and effect.

    SECTION 5.  Governing Law.  THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS
                -------------
OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NORTH CAROLINA.

    SECTION 6.  WAIVER OF JURY TRIAL.  EACH OF THE AGENT, THE LENDERS, EMBASSY
                --------------------
SUITES AND HOTEL INC. HEREBY IRREVOCABLY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

    SECTION 7.  Successors and Assignees.  Subject to the terms of Section 11.4
                ------------------------
of the Credit Agreement, this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of Embassy Suites, Hotel Inc., the Agent and each of the Lenders.

    SECTION 8.  Counterparts.  This Agreement may be executed in any number of
                ------------
counterparts, each of which when executed and delivered shall be an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.

                         EMBASSY SUITES, INC.


                         By:___________________________

                         Title:________________________



                         PROMUS HOTELS, INC.


                         By:___________________________

                         Title:________________________


                         THE PROMUS COMPANIES INCORPORATED


                         By:___________________________

                         Title:________________________


                         NATIONSBANK, N.A. (CAROLINAS),
                         as Agent as aforesaid for
                         the Lenders


                         By____________________________

                         Title_________________________

                                Schedule 11.3(c)
                                ----------------

                   Form of Tranche A Assignment and Acceptance


    THIS ASSIGNMENT AND ACCEPTANCE dated as of ________, 199_ is entered into between ________________ ("Assignor") and ____________________ ("Assignee").
                           --------                              --------

    Reference is made to the Tranche A Credit Agreement dated as of June 7, 1995, as amended and modified from time to time thereafter (the "Credit
                                                                 ------
Agreement") among EMBASSY SUITES, INC., as initial borrower, certain
- ---------
subsidiaries and related parties as guarantors, the Lenders party thereto and NationsBank, N.A. (Carolinas), as Agent. Terms defined in the Credit Agreement are used herein with the same meanings.

    1. The Assignor hereby sells and assigns, without recourse, to the Assignee, and the Assignee hereby purchases and assumes, without recourse, from the Assignor, effective as of the Effective Date set forth below, the interests set forth below (the "Assigned Interest") in the Assignor's rights and
                      -----------------
obligations under the Credit Agreement, including, without limitation, the interests set forth below in the Commitments of the Assignor on the effective date of the assignment designated below (the "Effective Date") and the Committed
                                              --------------
Revolving Loans, Swingline Loans and Competitive Loans owing to the Assignor which are outstanding on the Effective Date, together with unpaid interest accrued on the assigned Loans to the Effective Date and the amount, if any, set forth below of the fees accrued to the Effective Date for the account of the Assignor. Each of the Assignor and the Assignee hereby makes and agrees to be bound by all the representations, warranties and agreements set forth in Section 11.3(c) of the Credit Agreement, a copy of which has been received by each such party. From and after the Effective Date (i) the Assignee, if it is not already a Lender under the Credit Agreement, shall be a party to and be bound by the provisions of the Credit Agreement and, to the extent of the interests assigned by this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent of the interests (except for its right to seek indemnification under the Credit Agreement) assigned by this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

    2. This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of North Carolina.

    3.   Terms of Assignment

    (a)  Date of Assignment:

    (b)  Legal Name of Assignor:

    (c)  Legal Name of Assignee:

    (d)  Effective Date of Assignment:

    (e)  Revolving Loan Commitment
         Percentage Assigned (expressed
         as a percentage of the total
         Commitment of the Lenders to
         make Committed Revolving Loans and set
         forth to at least 8 decimals)                                         %

    (f)  Revolving Loan Commitment
         Percentage of Assignor after
         Assignment (set forth to at
         least 8 decimals)                                                     %

    (g)  Total Committed Revolving Loans outstanding
         as of Effective Date                                     $_____________

    (h)  Principal Amount of Committed Revolving
         Loans assigned on Effective
         Date (the amount set forth
         in (g) multiplied by the
         percentage set forth in (e))                             $_____________

The terms set forth above
are hereby agreed to:

____________________, as Assignor



By:_____________________________________

Title:__________________________________


_____________________, as Assignee


By:_____________________________________

Title:__________________________________


CONSENTED TO:

NATIONSBANK, N.A. (CAROLINAS),
as Agent

By:____________________________________

Title:_________________________________


PROMUS HOTELS, INC.

By:____________________________________

Title:_________________________________

                         Schedule 2.2(a)

                    Existing Letters of Credit
                    --------------------------

          None.

                         Schedule 6.1(b)

      Special Provisions Regarding Pro Forma Balance Sheets
      -----------------------------------------------------

          The pro forma adjustments made in the preparation of the Pro Forma Balance Sheet are as set forth in the Proxy Statement dated April 25, 1995 of Promus Co. describing the Distribution and mailed to the shareholders of Promus Co. for purposes of its May 26, 1995 shareholders meeting.

                           Schedule 6.4

          Consents, Authorizations, Notices and Filings
          ---------------------------------------------

          None.

                           Schedule 6.8

                         Excluded Assets
                         ---------------

          After giving effect to the Reorganization, Distribution and the Hotel Inc. Assignment and Assumption Agreement, those certain hotel-related assets of Promus Co. and its Subsidiaries that will be retained by Promus Co. and its Subsidiaries but which shall be managed by Hotel Inc. pursuant to that certain Asset Management Agreement by and between Embassy Suites and Hotel Inc. to be executed as of June 30, 1995.

                           Schedule 6.9

              Claims Regarding Intellectual Property
              --------------------------------------

          None.

                           Schedule 8.1

                      Existing Indebtedness
                      ---------------------

                      (as of March 31, 1995)

Capital Leases
- --------------

Embassy - Tucson                        $    44,350
Embassy - Orlando                       $    31,362
Embassy - Thomas Road                   $    35,072
Embassy - Philadelphia Airport          $    41,031
Information Technology                  $ 1,773,302
Marketing Services Center               $    68,061

Notes
- -----

Embassy - DeBanks Henwood               $  917,641
Hampton - San Francisco land            $  296,724

Guarantees
- ----------

Meadowlands Land Lease                  $29,356,749
Chicago Lombard                         $   500,000
Embassy Pacific Partner LP,
  Embassy Atlanta Buckhead Partners LP
  and Embassy LaJolla Partners LP       $ 4,000,000
Executive Life Guarantee           [Not to exceed $8,100,000]

                           Schedule 8.2

                          Existing Liens
                          --------------

                      (as of March 31, 1995)

Capital Leases
- --------------

Embassy - Tucson                        $   44,350
Embassy - Orlando                       $   31,362
Embassy - Thomas Road                   $   35,072
Embassy - Philadelphia Airport          $   41,031
Information Technology                  $1,773,302
Marketing Services Center               $   68,061

                           Schedule 8.5

                       Existing Investments
                       --------------------


Name (percent ownership interest)
- ---------------------------------

ATM Hotels Pty Limited (75%)
Barshop-HII Joint Venture (50%)
Embassy Akers Venture (50%)
Embassy Atlanta Buckhead Partners Limited Partnership (5%)
Embassy/GACL Lombard Joint Venture (50%)
Embassy LaJolla Partners Limited Partnership (10%)
Embassy Pacific Partners Limited Partnership (10%)
Embassy/Shaw Parsippany Venture (50%)
Embassy/Shaw Rochester Venture (50%)
Embassy Suites Club No. Two, Inc. (49%)
EPT Atlanta-Perimeter Center Limited Partnership (50%)
EPT Austin Joint Venture (50%)
EPT Bloomington Joint Venture (50%)
EPT Covina Joint Venture (50%)
EPT Crystal City Land Limited Partnership (50%)
EPT Kansas City Joint Venture (50%)
EPT Meadowlands Limited Partnership (50%)
EPT Omaha Joint Venture (50%)
EPT Overland Park Limited Partnership (50%)
EPT Raleigh Limited Partnership (50%)
EPT San Antonio Joint Venture (50%)
ES/PA, L.P. (98%)
E.S. Philadelphia Airport Joint Venture (99.8%)
GOL (Texas) Inc. (49%)
Granada Royale Hometel-Tucson, a limited partnership (50.003%)
Granada Royale Hometel-West, a limited partnership (65%)
Hampton/GHI Associates #1 (20%)
Hampton/GHI Associates #2 (20%)
Hospitality Capital Group (33.3%)
Hospitality Capital Group II (33.3%)
King Street Station Hotel Associates, L.P. (50%)
MHV Joint Venture (50%)
Pacific Market Investment Company Joint Venture (50%)
Riverview/Embassy Joint Venture (50%)
SES/D.C. Venture (25%)

             Existing Investments (Notes Receivable)
             ---------------------------------------

                      (as of March 31, 1995)

Embassy Suites
- --------------

El Paso                       $   133,503
Richmond                      $ 1,000,000
LaJolla                       $   687,970
Santa Clara                   $   611,428

Crystal City                  $   638,375
Charleston                    $   682,461

Hampton Inn
- -----------

Secaucus                      $    50,637
San Antonio - Downtown        $ 1,000,000
San Diego                     $    57,954

Hampton Inn & Suites
- --------------------

Newport News                  $ 1,000,000

Homewood Suites
- ---------------

Lane/Raymond/Smith            $   500,000
Santa Fe                      $ 1,500,000
San Antonio - Downtown        $ 1,000,000
Harrisburg                    $   939,105
Alexandria                    $   529,588

Information Technology        $   750,000
- ----------------------

Marketing Services Center     $   125,725
- -------------------------     -----------

                              $11,206,746
                              ===========

                                                             SCHEDULE 6.15
                                                             -------------
                                                             Subsidiaries

                                                                                                                 # of Outstanding
                                                                                        # of Shares of Each     Options, Warrants,
                                                                                       Class of Capital Stock       Rights of
                                                          Jurisdiction of  Percentage     or Other Equity          Conversion or
                                                         Incorporation or       of      Interest Outstanding   Purchase and Similar
                         Name                              Organization     Ownership        (# Owned)           Rights (Effect if
                                                                                                                    Exercised)
Ziwa Insurance Ltd. (to be formed)                                                                             None

Promus Hotels, Inc.*/                                   Delaware              100%                             None
                   -
     Buckleigh, Inc.                                    Delaware              100%     100 (100)               None

     ATM Hotels Pty Limited                             Australia              50%     2 (1)                   None

     Compass, Inc.                                      Tennessee             100%     1000 (1000)             None

     EJP Corporation                                    Delaware              100%     1000 (1000)             None

          Suite Life, Inc.                              Delaware              100%     1000 (1000)             None

     Embassy Development Corporation                    Delaware              100%     100 (100)               None

          Embassy Suites De Mexico, S.A., de C.V.       Mexico                  1%     10,000 (100)            None

          ES/PA, L.P.                                   [Pennsylvania]         98%     [Not Applicable]        None

               E.S. Philadelphia Airport Joint Venture  Pennsylvania           10%     [Not Applicable]        None

     Embassy Equity Development Corporation             Delaware              100%     100 (100)               None

          Embassy Suites De Mexico S.A., de C.V.        Mexico                  1%     10,000 (100)            None

          Embassy Syracuse Development Corporation      Delaware              100%     100 (100)               None

- --------------------------------

*/   Indicates Subsidiaries of the Parent Company and the Borrower immediately prior to the Assignment and Assumption.
- -

                                                                                                                 # of Outstanding
                                                                                        # of Shares of Each     Options, Warrants,
                                                                                       Class of Capital Stock       Rights of
                                                          Jurisdiction of  Percentage     or Other Equity          Conversion or
                                                         Incorporation or       of      Interest Outstanding   Purchase and Similar
                         Name                              Organization     Ownership        (# Owned)           Rights (Effect if
                                                                                                                    Exercised)
               Embassy Suites De Mexico, S.A., de C.V.  Mexico                  1%     10,000 (100)            None

          Southfield Hotel Management, Inc.             Florida               100%     1000 (1000)             None

     Embassy Memphis Corporation                        Tennessee             100%     100 (100)               None

     Embassy Pacific Equity Corporation                 Delaware              100%     100 (100)               None

     Embassy Suites Club No. 1, Inc.                    Kansas                100%     1000 (1000)             None

     Embassy Suites Club No. Three, Inc.                Louisiana             100%     1000 (1000)             None

     Embassy Suites De Mexico, S.A., De C.V.            Mexico                 97%     10,000 (9,700)          None

     Embassy Suites (Isla Verde), Inc.                  Delaware              100%     1000 (1000)             None

     Embassy Suites (Puerto Rico), Inc.                 Delaware              100%     1000 (1000)             None

     Embassy Vacation Resorts, Inc.                     Delaware              100%     1000 (1000)             None

     EPAM Corporation                                   Delaware              100%     100 (100)               None

     ESI Development, Inc.                              Tennessee             100%     1000 (1000)             None

     ESI Mortgage Development Corporation               Delaware              100%     1000 (1000)             None

     ESI Mortgage Development Corporation II            Delaware              100%     100 (100)               None

     E.S. Philadelphia Airport Joint Venture            Pennsylvania           90%     [Not Applicable]        None

     GOL Columbia Limited Partnership                   Maryland                1%     [Not Applicable]        None

     GOL (Heathrow), Inc.                               Tennessee             100%     1000 (1000)             None


                                                                                                                 # of Outstanding
                                                                                        # of Shares of Each     Options, Warrants,
                                                                                       Class of Capital Stock       Rights of
                                                          Jurisdiction of  Percentage     or Other Equity          Conversion or
                                                         Incorporation or       of      Interest Outstanding   Purchase and Similar
                         Name                              Organization     Ownership        (# Owned)           Rights (Effect if
                                                                                                                    Exercised)
     Granada Royale Hometel-West, a limited             Arizona            50.003%     [Not Applicable]        None
     partnership

     Granada Royale Hometel-Tucson, a limited           Arizona                65%     [Not Applicable]        None
     partnership

     Hampton Inns, Inc.                                 Delaware              100%     1000 (1000)             None

          GOL Columbia Limited Partnership              Maryland               99%     [Not Applicable]        None

     Old Town Hotel Corporation                         Delaware              100%     1000 (1000)             None

     Pacific Hotels, Inc.                               Tennessee             100%     1000 (1000)             None

          ATM Hotels Pty Limited                        Australia              50%     2 (1)                   None

     Promus Hotel Services, Inc.                        Delaware              100%     1000 (1000)             None

     Promus Hotels Florida, Inc.                        Delaware              100%     1000 (1000)             None


                                                                      3